UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a–12
Columbus McKinnon Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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2024 PROXY STATEMENT
AND NOTICE OF ANNUAL MEETING

INTELLIGENT MOTION
Columbus McKinnon

A MESSAGE FROM THE CHAIRMAN AND CEO

Gerald G. Colella Chairman of the Board David Wilson Director, President and CEO

Dear Fellow Shareholders:

We delivered another year of record performance in a dynamic operating environment in fiscal 2024. Throughout the year, we continued to execute on our transformation remaining committed to our value creation roadmap demonstrating both growth and margin expansion. This work would not be possible without our 3,500 team members, who are dedicated to serving our customers and are critical to the execution of the strategy.

Executing our Transformation to Deliver on Behalf of our Stakeholders:

Our performance and progress support our belief that we have the right strategic foundation, and we remain optimistic about the future of our company. Powered by a well-defined transformation that has delivered improvement in operating profit over the last few years, we are repositioning ourselves in the marketplace. Leveraging our market leading positioning in lifting for material handling, we have also become a leader in precision conveyance and have a strong presence in automation and linear motion. We remain committed to delivering profitable growth, improving our customer experience and operational performance, executing our footprint simplification plan and investing in employee engagement. We are excited about the road ahead.

Our Board of Directors is Actively Engaged in our Strategy:

As stewards of our Company, our Board serves an essential role in guiding our overall long-term strategy in partnership with management. The Board has remained focused on governing the execution of our strategy and believes that delivering on the Company’s growth and margin expansion initiatives positions the company to deliver compounding value for shareholders over time. Our Board has deep experience in the areas of strategic development and risk oversight and provides insight into some of the most important issues facing the company.

Aligning our Board with our Strategic and Operational Needs:

As our Company evolves, so do the skills, qualifications, attributes and experience that the Board seeks in its director nominees. We take a strategic approach to our Board composition and focused our efforts on adding new Board members whose skills are best aligned with our strategy. In the last 18 months, we welcomed two new independent directors. Rebecca Yeung brings leadership in operations sciences and advanced technologies with significant experience in automation and digitization megatrends. Chris Stephens joins us with deep financial expertise and a proven track record of executing business transformations and growing businesses both organically and through M&A in attractive end markets.

We are proud of the ongoing evolution of our Board and its track record on refreshment with a well-rounded range of attributes, viewpoints and experience. One of the qualifications that we highly value is operational execution. Each of our nominees is a veteran operator with real world experience leading large organizations.

Implemented a Robust Shareholder Engagement Program:

In fiscal 2024, we initiated a shareholder outreach program, that provided management, our Board and its Committees with feedback from our largest owners as to what matters most to them. And, we took action on the feedback we received implementing changes to both our Long-Term Incentive Plan and making enhancements to our proxy disclosures to create further transparency on our governance and compensation philosophies and practices. Through ongoing engagement with our shareholders, we hope to continue broadening our perspective and strengthening our corporate governance framework.

Looking Forward:

We remain confident in the long-term potential of our business. While the environment in which we operate will evolve over the near term, we remain cautiously optimistic and focused on adapting to seize opportunities that arise in fiscal 2025. Our strategy remains focused on performing to our full potential and delivering sustainable, long-term results for all of our stakeholders.

Your Vote is Important:

We are pleased to invite you to join us for our virtual 2024 Annual Meeting of Shareholders on Monday, July 22, 2024. The enclosed Notice of 2024 Annual Meeting of Shareholders and Proxy Statement provides information about the meeting including the matters on which you will be asked to vote. On behalf of our Board of Directors and the entire Company, we thank you for your investment in Columbus McKinnon and we appreciate your support.

Sincerely,

Gerald G. Colella Chairman of the Board	David J. Wilson Director, President and CEO

June 10, 2024

DEAR FELLOW SHAREHOLDERS:

We are pleased to invite you to attend the 2024 Annual Meeting of Shareholders of Columbus McKinnon Corporation (“Columbus McKinnon,” the “Company”) on Monday, July 22, 2024, at 10:00 a.m. Eastern Time. The meeting will be held via live audio webcast at www.proxydocs.com/CMCO to address the following items of business (the “Annual Meeting”):

1.	To elect as directors of the Company the 9 persons named in the accompanying Proxy Statement for terms expiring at the 2025 Annual Meeting of Shareholders (Proposal 1);

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025 (Proposal 2);

3.	To approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (Proposal 3);

4.	To Approve the Columbus McKinnon Corporation Second Amended and Restated 2016 Long Term Incentive Plan (Proposal 4); and

5.	To act upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

Like prior years, the Company’s board of directors has decided to hold the Annual Meeting with no physical location. We believe that this is the right choice for Columbus McKinnon as it provides expanded shareholder access regardless of the size of the Annual Meeting or resources available to shareholders, improves communications, and allows the participants to attend the Annual Meeting safely and conveniently from any location at no additional cost.

To attend the Annual Meeting, vote, submit questions, or view the list of registered shareholders during the Annual meeting, shareholders of record will be required to visit the meeting website listed above and login using their 12 or 16-digit control number included on your Notice, proxy card or voting instructions form. Prior registration is required to attend and participate in the Annual Meeting at www.proxydocs.com/CMCO. Upon completing your registration you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting. You will not be able to attend the 2024 Annual Meeting in person. The attached Notice of Annual Meeting of Shareholders and Proxy Statement discuss the items scheduled for a vote by shareholders at the meeting.

The Securities and Exchange Commission rules allow companies to furnish proxy materials to their shareholders over the Internet. As a result, most of our shareholders will receive in the mail a notice regarding availability of the proxy materials for the Annual Meeting on the Internet instead of paper copies of those materials. The notice contains instructions on how to access the proxy materials over the Internet and instructions on how shareholders can receive paper copies of the proxy materials, including a proxy or voting instruction form. This process expedites shareholders’ receipt of proxy materials and lowers the cost of our annual meeting.

All shareholders are cordially invited to attend our Annual Meeting, conducted via live audio webcast at www.proxydocs.com/CMCO. The Company has endeavored to provide shareholders attending the Annual Meeting with the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting online and submit questions during the meeting by visiting www.proxydocs.com/CMCO. You will also be able to vote your shares electronically at the Annual Meeting.

Shareholders of record as of the close of business on May 28, 2024, are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof. Shareholders as of the date herein are entitled to vote on all matters listed above.

Beneficial owners should review the proxy materials and their voting instruction form or Notice for how to vote in advance of, and how to participate in, the Annual Meeting. Specifically, if you are a beneficial owner and your voting instruction form or the Notice does not indicate that you may vote the shares through the www.proxydocs.com/CMCO website, you should contact your bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” (which will contain a 16-digit control number that will allow you to attend, participate in, or vote at the Annual Meeting). When accessing our Annual Meeting, please allow ample time for online check-in, which will begin at 10:00 a.m. eastern time on Tuesday, July 22, 2024.

Your vote is important. Regardless of whether or not you plan to participate in the Annual Meeting, we kindly request that you vote as soon as possible. Thank you for your continued support and we look forward to your participation at the Annual Meeting.

Alan S. Korman Sr. Vice President, General Counsel, Corp. Development, and Secretary

Columbus McKinnon Corporation • 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

When: Monday, July 22, 2024 at 10:00 a.m. Eastern Time	Where: Virtual Meeting at www.proxydocs.com/CMCO

Items of Business:

Board Proposals		Board Recommendation	Page

1	To elect 9 Directors to hold office until the 2025 Annual Meeting and until their successors have been elected and qualified	✔ FOR EACH NOMINEE	18

2	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2025	✔ FOR	29

3	To conduct a shareholder advisory vote on the compensation of our named executive officers	✔ FOR	30

4	To Approve the Columbus McKinnon Corporation Second Amended and Restated 2016 Long Term Incentive Plan	✔ FOR	31

5	To act upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof

Who Can Vote

Only shareholders of record at the close of business on Tuesday, May 28, 2024, will be entitled to vote at the annual meeting.

How to Vote

You may vote your shares in advance of the meeting via the Internet, by telephone, by mail, or during the Annual Meeting. If you vote via the Internet, by telephone, or plan to vote electronically during the Annual Meeting, you do not need to mail in a proxy card.

Internet	Telephone	Mail	Annual Meeting

In advance of the Annual Meeting, you can visit www.proxypush.com/CMCO.	If you received a paper copy of the proxy materials, dial toll-free (1-844-926-2035), or use the telephone number on your voting instruction form.	If you received a paper copy of the proxy materials, send your completed and signed proxy card or voting instruction from the enclosed postage- paid envelope.	Follow the instructions under “How to Vote” to vote electronically during the Annual Meeting. The Annual Meeting at www.proxydocs.com/CMCO
You will need your 12 or 16-digit control number printed on your Notice, proxy card, or voting instructions form to submit your vote.

We began sending Notice of Internet Availability of proxy materials and made our proxy materials available on or about June 10, 2024.

VOTING RECOMMENDATIONS

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Columbus McKinnon Corporation, a New York corporation (“our Company,” “we” or “us”), of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on May 31, 2024, we had 28,858,688 outstanding shares of our common stock, $.01 par value per share, the holders of which are entitled to one vote per share on each matter properly brought before the Annual Meeting.

The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted (i) FOR the nominees for Director named in this Proxy Statement, (ii) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending March 31, 2025, (iii) FOR the advisory approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure as contained elsewhere in this Proxy, and (iv) FOR the approval of the Columbus McKinnon Corporation Second Amended and Restated 2016 Long Term Incentive Plan.

In order for business to be conducted, a quorum must be present at the Annual Meeting. A quorum is a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions, broker non-votes and withheld votes will be counted in determining the existence of a quorum at the Annual Meeting. Votes may be cast FOR, AGAINST (withhold) or ABSTAIN on the approval of these proposals. Abstentions and broker non-votes are not counted in the number of votes cast and will have no effect on the results of the vote. Proxy cards that are executed and returned without any designated voting direction will be voted in the manner stated on the proxy card.

Brokers may not vote your shares on any matter, except Proposal 2, in the absence of specific voting instructions from you. Please contact your broker directly if you have questions about how to provide such instructions. The execution of a proxy will not affect a shareholder’s right to attend the virtual Annual Meeting and to vote in person. A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the virtual Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

VOTING STANDARDS

Proposal No. 1 Election of Directors

If you do not provide voting instructions, your broker may not vote on this matter.

Each director nominee receiving the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote in the election of directors will be elected as a director. Abstentions and broker non-votes will have no effect on the results of this vote. A majority of votes cast means the number of votes cast “For” exceeds the number of votes cast “Withhold.”

Proposal No. 2 Ratification of Independent Registered Public Accounting Firm

If you do not provide voting instructions, your broker may only vote on Proposal 2.

The proposal to appoint Ernst & Young LLP as our independent registered public accounting firm for the year ending March 31, 2025, will be ratified by the affirmative vote of a majority of shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the results of this vote.

Proposal No. 3 Advisory Approval of Our Executive Compensation

If you do not provide voting instructions, your broker may not vote on this matter.

The advisory vote approving executive compensation will be determined by the affirmative vote of a majority of shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the results of this vote.

Although this advisory vote is non-binding, the compensation committee and our board of directors will review the results of the vote. The compensation committee will consider our shareholders’ preferences and take them into account in making future determinations concerning the compensation of our executives.

Proposal No. 4 Approval of Columbus McKinnon Second Amended and Restated 2016 Long Term Incentive Plan

If you do not provide voting instructions, your broker may not vote on this matter.

The proposal to Approve the Columbus McKinnon Second Amended and Restated 2016 Long Term Incentive Plan will be ratified by the affirmative vote of a majority of shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the results of this vote.

The voting results of the annual meeting will be published no later than four business days after the Annual Meeting on a Form 8-K filed with the Securities and Exchange Commission, which will be available in the investor relations section of our website at investors.cmco.com. If the Proxy is submitted and no voting instructions are given, the person or persons designated will vote the shares “For” the election of the Director nominees, “For” the appointment of Ernst & Young LLP, “For” the advisory vote on executive compensation in accordance with the Board vote recommendations and “For” the approval of the Columbus McKinnon Second Amended and Restated 2016 Long Term Plan.

Our management does not presently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

MESSAGE FROM THE CHAIRMAN AND THE CHIEF EXECUTIVE OFFICER

SHAREHOLDERS LETTER

NOTICE OF 2024 ANNUAL MEETING

VOTING RECOMMENDATIONS

PURPOSE, MISSION, VISION, VALUES	1

COMPANY SUMMARY	2
Business Highlights and Strategy	2
Growth Through Innovation	3
Forward Looking Statements and Website References	4
FY24 Performance Highlights	5
Governance Highlights	12
Principles of Compensation Program	13
Director Nominees	15
Director Qualifications	17

PROPOSAL 1: ELECTION OF DIRECTORS	18

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2025	29

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	30

PROPOSAL 4: APPROVE THE COLUMBUS McKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN	31

CORPORATE GOVERNANCE POLICY	46

KEY BOARD RESPONSIBILITIES	46
Board Strategic Oversight Role	46
Board’s Role in Risk Oversight	47
Board’s Role in ESG Oversight	49
Sustainability Program	50
Environmental Stewardship	51
Social Responsibility	52
Boards Role in Human Capital	53
Talent and Development	54

GEN. CORP. GOV. POLICY	55

BOARD LEADERSHIP STRUCTURE	55

PURPOSE

Together We Create Intelligent Motion Solutions That Move the

World Forward and Improve Lives

MISSION

We provide expert, professional-grade solutions, and products, building the trust of customers by solving their high-value problems

VISION

To become the global leader in safe and productive intelligent motion solutions

VALUES

Our values drive everything we do at Columbus McKinnon

Connect Safety to Everything You Do Take personal responsibility. Care for our people. Build products everyone can trust.

Be Easy to Do Business With Focus on the customer. Listen. Simplify.

Deliver On Your Commitments Aim for greatness. Do your best. Hold yourself accountable.

Think Differently Be proactive with ideas. Ask questions. Be part of the solution.

Win As a Team Embrace diversity. Respect each other. Celebrate success.

Act With Integrity Do the right thing. Extend trust. Appreciate differences.

2024 PROXY STATEMENT	1

COMPANY SUMMARY

COMPANY SUMMARY

This summary does not contain all the information you should consider in voting your shares. Please read the complete proxy statement and our Annual Report to Shareholders for the fiscal year ended March 31, 2024.

Business Highlights and Strategy

Founded in 1875, Columbus McKinnon is a leading global designer, manufacturer, and marketer of intelligent motion solutions to efficiently and ergonomically move, lift, position, and secure materials. These are highly relevant professional-grade solutions that solve our customers’ critical material handling requirements. The Company is focused on commercial and industrial applications that require the safety, reliability and quality provided by its superior design and engineering know-how.

In fiscal 2022, the Company initiated a new long-term strategy to transform into a high growth, high margin secular growth company from a traditional industrial company. Building on a leading position in materials handling in lifting and automation, the Company expanded into the precision conveyance sector, expanding our total addressable market providing new pathways for growth in a highly fragmented industry. With its acquisitions of Dorner®, Garvey® and montratec®, we have become a leader in precision conveyance.

We are continuing our transformation from a legacy cyclical industrial company to a top-tier, secular growth, intelligent motion solutions company. In accordance with our strategic framework, we are building out the Columbus McKinnon Business System (“CMBS”) and growth framework to be market-led, customer-centric and operationally excellent with our people and values at the core.

2	2024 PROXY STATEMENT

COMPANY SUMMARY

With CMBS as the foundation, we are well positioned to execute our Core Growth Framework (Framework) strategy. The Framework defines four parallel paths for Columbus McKinnon’s growth and provides clear organic and strategic initiatives. The acquisition of Dorner, and subsequent acquisition of Garvey, created a platform for precision conveyance. These acquisitions provided Columbus McKinnon with an opportunity to advance our Intelligent Motion strategy. Dorner and Garvey also provide new and attractive vertical markets with strong tailwinds.

CMBS	GROWTH FRAMEWORK

The acquisition of montratec® GmbH in May 2023 added a patented asynchronous monorail transport system with proprietary integrated controls that is positioned to benefit from the electric vehicle market expansion, growth in electronics and semi-conductor fabrication, and pharmaceutical and medical markets. The asynchronous platform expands our precision conveyance product offering with logistics solutions that connect robots and workstations with a number of differentiating features from conventional conveyance solutions.

Delivering Growth Through Innovation

Columbus McKinnon is focused on growing and expanding our core via new product development and intelligent motion solutions in automation. We have a history of driving organic growth with new products that solve our customer’s’ high-value problems. Improved customer experience, safety and productivity remain at the core of our new product development strategy. Additionally, we continue to advance intelligent motion technology, driving innovation through automation and creating competitive advantages with pre-engineered automation solutions. We closed our Fiscal Year 2024 with 76 active patents and 25 pending patents that protect our differentiated solutions in strategic, targeted growth segments and markets. Some examples of recently launched new products and advancements in automation solutions include:

2024 PROXY STATEMENT	3

COMPANY SUMMARY

BatteryStar Powered Hoist

- Firs of its kind battery-powered industrial hoist
- Wireless remote control with over 60ft. range
- Leverages the industry-leading Milwaukee Tool® M18™ Battery

IMPULSE® G+ Series 5 Drive

- Next-generation variable frequency drive for cranes and hoists
- Built-in safety features include sway control and anti-collision
- Preventive maintenance monitoring minimizes downtime

Coffing® LSB-NC and LHH-NC Manual Hoists

- Made in the USA with domestic and imported parts. Hooks and chain made by Columbus McKinnon
- Built with the quality and durability to be expected from the Coffing name
- Lightweight and easy to operate

Yale® YK Standard VFD Wire Rope Hoist

- Precision load control and increased duty cycle
- Easy troubleshooting and maintenance
- Extended component service life

DCMove Belted Conveyors

- Painted Steel Construction with 24VDC easy to integrate design
- Ideal for Distribution Center, e-commerce and material handling industries

2700 Medium Duty Conveyors

- Expands aluminum conveyor platforms by adding more capacity to handle larger products at cost effective price
- Targeting industrial automation, and packaging application

DualMove Pallet System

- New generation of timing belt pallet handing system, bringing more capacity
- Serving Industrial assembly & Robotics automation applications, automotive, appliance, electronics markets

AquaGard GT Conveyors

- Combined experience of Dorner & Garvey to create a competitive Stainless tabletop chain conveyor
- Designed to handle packaged foods, and consumer good

Forward-Looking Statements and Website References

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact, including statements regarding our environmental and other sustainability plans and goals. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that we identify in our U.S. Securities and Exchange Commission filings, and actual results may differ materially from the results discussed in such forward-looking statements. We undertake no duty to update publicly any forward-looking statement that we may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation, or other competent legal authority. In addition, our environmental, social, and governance goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

4	2024 PROXY STATEMENT

COMPANY SUMMARY

Fiscal Year 2024 Performance Highlights

Columbus McKinnon delivered record sales, gross profit, and operating profit in fiscal 2024 despite the ongoing challenging macroeconomic environment and inflationary pressures. We delivered high-single to low-double-digit sales growth across each area of our business, including automation, precision conveyance, lifting and linear motion in the year.

With healthier supply chain dynamics and improved operating performance, we delivered in areas that are most important to our customers. Over the past year, we improved our on-time delivery 12% and reduced our past due backlog by 73% from its peak, which is now back to normalized pre-pandemic levels.

We expanded our gross margin and operating margin year-over-year reflecting the progress on our transformation, benefits of our 80/20 process and the benefits of our montratec acquisition.

$1.0B Net Sales (+16% 3 Year Compound Annual Growth Rate)	$107M Income from Operations (+36% 3 Year Compound Annual Growth Rate)	$67M Net Cash Provided by Operating Activities 91% Free Cash Flow Conversion[1]

Fiscal Year 2024 Highlights:

(Fiscal year 2024 ending March 31, 2024, compared to fiscal year 2023 ending March 31, 2023, unless otherwise noted)

•	Record net sales of $1.0 billion, up 8% driven by growth across all geographies including the acquisition of montratec

•	Gross margin up 50 basis points to 37.0%; Adjusted Gross Margin[2] up 80 basis points to 37.3%

•	Net income of $46.6 million with a net margin of 4.6%; Adjusted EBITDA[2] of $166.7 million, up 13% with Adjusted EBITDA Margin[1] of 16.4%, up 60 basis points

•	Net cash provided by operating activities of $67.2 million and Free Cash Flow[1] of $42.4 million with Free Cash Flow Conversion[1] of 91%

•	Net Leverage Ratio[1,3] decreased to 2.4x; Expect Net Leverage Ratio[1,2,3] of ~2.0x target by end of year Fiscal 2025

2024 PROXY STATEMENT	5

COMPANY SUMMARY

We continued to make progress on accelerating growth, expanding Adjusted Gross Margin1 and Adjusted EBITDA Margin1 to meet our financial targets.

Net Sales Adjusted Gross Margin[1]

Organic Growth:

•  Commercial initiatives

•  New product development

•  Customer experience improvement

M&A Growth:

•  Expansion of precision conveyance platform

•  Opportunistic with core portfolio

•  Reimagine portfolio

Operating Initiatives:

•  Operational excellence/VAVE

•  Operating leverage on growth

•  Pricing in excess of material inflation

•  Product line simplification

•  Simplification

Accretive M&A

Adjusted EBITDA Margin[1]	RSG&A leverage on organic and M&A related growth Gross margin expansion

1	Non-GAAP financial measure; see definition and reconciliation in the following pages

2

Adjusted Gross Margin, Adjusted EBITDA Margin and Net Leverage Ratio are non-GAAP financial measures. Forward-looking estimates of Adjusted Gross Margin, Adjusted EBITDA Margin and Net Leverage Ratio are made in a manner consistent with the relevant definitions and assumptions noted herein, but reconciliations are not available on a forward-looking basis without unreasonable effort

3	Net Leverage ratio and Credit Agreement TTM Adjusted EBITDA are calculated on a financial covenant basis per the Company’s Amended and Restated Credit Agreement

6	2024 PROXY STATEMENT

COMPANY SUMMARY

Reconciliation of Non-GAAP Measures

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this presentation to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this presentation that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this presentation. The non-GAAP financial measures in this presentation may differ from similarly titled measures used by other companies.

•	Adjusted Gross Profit and Adjusted Gross Margin

•	Adjusted EBITDA and Adjusted EBITDA Margin

•	Free Cash Flow and Free Cash Flow Conversion

•	Net Debt and Net Leverage Ratio

Forward-Looking Non-GAAP Measures:

The Company has not reconciled the Adjusted Gross Margin, Adjusted EBITDA Margin, and Net Leverage Ratio guidance to the most comparable GAAP measure because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide guidance for the comparable GAAP financial measures. Forward-looking guidance regarding Net Leverage Ratio for full year and first quarter fiscal 2025 are made in a manner consistent with the relevant definitions and assumptions noted herein. Forward-looking guidance regarding Adjusted Gross Margin and Adjusted EBITDA for fiscal 2027 are made in a manner consistent with the relevant definitions and assumptions noted herein.

2024 PROXY STATEMENT	7

COMPANY SUMMARY

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit is defined as gross profit as reported, adjusted for certain items. Adjusted Gross Profit Margin is defined as Adjusted Gross Profit divided by net sales. Adjusted Gross Profit and Adjusted Gross Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Gross Profit and Adjusted Gross Profit Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted Gross Profit Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current year’s gross profit and gross profit margin to the historical periods’ gross profit and gross margin, as well as facilitates a more meaningful comparison of the Company’s gross profit and gross profit margin to that of other companies.

($ in thousands)	Fiscal Year

	2021	2022	2023	2024
Gross profit	$220,225	$315,730	$342,099	$374,838
Add back (deduct):
Product liability settlement	—	2,850	—	—
Acquisition amortization of backlog	—	2,100	—	—
Acquisition inventory step-up expense	—	5,042	—	—
Business realignment costs	830	1,606	—	346
Acquisition deal and integration costs	—	521	—	—
Factory and warehouse consolidation	2,671	—	—	262
Monterrey, MX new factory start-up costs	—	—	—	2,987
Gain on sale of building	(2,189)	—	—	—

Adjusted Gross Profit	$221,537	$327,849	$342,099	$378,433

Net sales	$649,642	$906,555	$936,240	$1,013,540
Add back:
Acquisition amortization of backlog	—	2,100	—	—

Adjusted Net Sales	$649,642	$908,655	$936,240	$1,013,540
Gross margin	33.9%	34.8%	36.5%	37.0%
Adjusted Gross Margin	34.1%	36.1%	36.5%	37.3%

8	2024 PROXY STATEMENT

COMPANY SUMMARY

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company’s financial statements.

($ in thousands)	Fiscal Year

	2021	2022	2023	2024
Net income	$9,106	$29,660	$48,429	$46,625
Add back (deduct):
Income tax expense (benefit)	970	8,786	26,046	14,902
Interest and debt expense	12,081	20,126	27,942	37,957
Investment (income) loss	(1,693)	(46)	(315)	(1,759)
Foreign currency exchange (gain) loss	941	1,574	(2,189)	1,826
Other (income) expense, net	20,850	(1,122)	(2,072)	7,597
Depreciation and amortization expense	28,153	41,924	41,947	45,945
Cost of debt refinancing	—	14,803	—	—
Acquisition deal and integration costs	3,951	10,473	616	3,211
Acquisition inventory step-up expense	—	5,042	—	—
Product liability settlement	—	2,850	—	—
Business realignment costs	1,470	3,902	5,140	1,867
Factory and warehouse consolidation	3,778	—	—	744
Headquarter relocation costs	—	—	996	2,059
Garvey contingent consideration	—	—	1,230	—
Acquisition amortization of backlog	—	2,100	—	—
Insurance settlement	229	—	—	—
Gain on sale of building	(2,638)	—	—	—
Monterrey, MX new factory start-up costs	—	—	—	4,489
Cost of debt repricing	—	—	—	1,190

Adjusted EBITDA	$77,198	$140,072	$147,770	$166,653

Sales	$649,642	$906,555	$936,240	$1,013,540
Add back:
Acquisition amortization of backlog	—	2,100	—	—

Adjusted Net Sales	$649,642	$908,655	$936,240	$1,013,540

Net income margin	1.4%	3.3%	5.2%	4.6%
Adjusted EBITDA Margin	11.9%	15.4%	15.8%	16.4%

2024 PROXY STATEMENT	9

COMPANY SUMMARY

Free Cash Flow and Free Cash Flow Conversion

Free Cash Flow is defined as net cash provided by (used for) operating activities less capital expenditures. Free Cash Flow Conversion is defined as Free Cash Flow divided by net income. Free Cash Flow and Free Cash Flow Conversion are not measures determined in accordance with GAAP and may not be comparable with the measures as defined or used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Free Cash Flow and Free Cash Flow Conversion, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current periods’ Free Cash Flow and Free Cash Flow Conversion to Free Cash Flow and Free Cash Flow Conversion for historical periods.

($ in thousands)	Fiscal Year

	2021	2022	2023	2024
Net cash provided by operating activities	$98,890	$48,881	$83,636	$67,198
Capital expenditures	(12,300)	(13,104)	(12,632)	(24,813)

Free Cash Flow (FCF)	$86,590	$35,777	$71,004	$42,385

Net income	$9,106	$29,660	$48,429	$46,625

Free Cash Flow Conversion	951%	121%	147%	91%

10	2024 PROXY STATEMENT

COMPANY SUMMARY

Net Debt and Net Leverage Ratio

Net Debt is defined in the credit agreement as total debt plus standby letters of credit, net of cash and cash equivalents. Net Leverage Ratio is defined as Net Debt divided by the Credit Agreement Trailing Twelve Month Adjusted (“TTM”) EBITDA. Credit Agreement TTM Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Credit Agreement Adjusted EBITDA Margin is defined as Credit Agreement TTM Adjusted EBITDA divided by net sales. Net Debt, Net Leverage Ratio, Credit Agreement TTM Adjusted EBITDA and Credit Agreement Adjusted EBITDA Margin are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Net Debt, Net Leverage Ratio, Credit Agreement TTM Adjusted EBITDA and Credit Agreement Adjusted EBITDA Margin are important for investors and other readers of the Company’s financial statements.

($ in thousands)	Fiscal Year

	2023		2024
Net income	$48,429		$46,625
Add back (deduct):
Annualize EBITDA for montratec[1]	—		1,331
Annualize synergies for montratec[1]	—		73
Income tax expense (benefit)	26,046		14,902
Interest and debt expense	27,942		37,957
Non-Cash loss related to asset retirement	175		—
Gain on Sale of Facility	(232)		—
Non-Cash Pension Settlement[2]	—		4,984
Amortization of deferred financing costs	1,721		2,349
Stock Compensation Expense	10,425		12,039
Garvey contingent consideration	1,230		—
Depreciation and amortization expense	41,947		45,945
Acquisition deal and integration costs	616		3,211
Excluded deal and integration costs[3]	—		—
Acquisition inventory set-up expense	—		—
Acquisition amortization of backlog	—		—
Business realignment costs	5,140		1,867
Excluded business realignment costs[3]	—		—
Factory and warehouse consolidation	—		744
Headquarter relocation costs	996		2,059
Cost of debt refinancing	—		1,190
Monterrey, MX new factory start-up costs	—		4,489

Credit Agreement TTM Adjusted EBITDA	$164,435		$179,765

Net Sales TTM	$936,240		$1,013,540
Net Margin	5.2%		4.6%
Credit Agreement Adjusted EBITDA Margin	17.6%		17.7%
Total debt	471,592		530,236
Standby letters of credit	14,921		15,368
Cash and cash equivalents	(133,176)		(114,126)
Net Debt	$353,337		$431,478

Net Leverage Ratio	2.15	x	2.40	x

1	EBITDA is normalized to include a full year of the acquired entity and assuming that deal related synergies are achieved for montratec in fiscal year 2024 and Dorner and Garvey in fiscal year 2023.

2

During the quarter ending December 31, 2023, certain employees in one of the Company’s U.S. pension plans accepted an offer to settle their pension obligation with a lump sum payment. These lump sum settlements are one of the steps the Company is taking to terminate the plan by transferring the liabilities to a third-party.

3

The Company’s credit agreement definition of Adjusted EBITDA excludes certain acquisition deal and integration costs and business realignment costs that are incurred up to two years after the close of an acquisition.

2024 PROXY STATEMENT	11

COMPANY SUMMARY

Governance Highlights

Our Company is committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens Board and management accountability, and helps build public trust.

Board Independence

•  Eight of our nine Directors are independent

•  Our Chairman of the Board is an independent director

•  Our Lead Director is an independent director

•  Our CEO is the only management director

•  All of our Board Committees are comprised of only independent directors and have the ability to hire third-party advisors

Executive Sessions	• The independent Directors regularly meet in executive session • Independent Chairman presides at executive sessions of the independent Directors

Other Board and Board Committee Practices

•  Separate Chair and Chief Executive Officer roles

•  Oversight of risk and enterprise strategy

•  Oversight of human capital management and executive compensation

•  Oversight of ESG Strategy

•  Stock ownership guidelines

•  Anti-hedging and anti-pledging policies

•  Retain an independent compensation consultant

•  Robust clawback provisions, broader than SEC requirements

Board Performance	• Board oversight of company strategy • Annual Board evaluations • Commitment to Board refreshment and succession planning • Focus on management development and succession planning

Board Diversity

•  Rich mixture of educational, professional, experiential, age, gender, and global diversity and maintain rigorous director qualification standards.

•  44% of Directors that represent diverse demographic backgrounds, three of whom identify as women, and two that identify as ethnically diverse.

•  Policy to include women and ethnically/racially diverse candidates in new director candidate pools

Vote Standard	• Voluntarily adopted majority voting in uncontested election; plurality voting in contested election
Shareholder Rights	• Market standard proxy access rights for shareholders • No poison pill • Annual election of all directors, majority voting for all directors (uncontested)

12	2024 PROXY STATEMENT

COMPANY SUMMARY

Principles of Our Compensation Program

Our executive compensation program is designed to support our business strategy and attract, retain, and motivate the performance and continuity of the leadership team with the ultimate goal of generating strong operating results and delivering solid, sustainable returns to our shareholders. Our executive compensation program is designed to attract and retain highly skilled, performance-oriented executives who thrive in a culture focused on delivering purpose-driven results. We incentivize our senior leaders to deliver the highest levels of execution and business results, while also delivering an exceptional experience and value for our customers. We carry out these objectives through the following attributes of our executive compensation program:

•	We align executive compensation with achievement of operational and financial results, increases in shareholder value, and delivering on our strategic initiatives.

•

The majority of total compensation for our executives is at-risk and is delivered through short-term and long-term incentive programs that are designed to align their interests with those of our shareholders.

•	Our compensation program is designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short and long-term results.

•	We evaluate the competitiveness and effectiveness of our compensation programs against other comparable companies based on industry, size, and other relevant criteria in making pay decisions.

•

Total compensation for individual executives is influenced by a variety of factors, including each executive’s scope of responsibility, individual performance, skill set, experience, and expected future contributions.

•	We attempt to create simple, straightforward compensation programs that our partners and shareholders can easily understand.

2024 PROXY STATEMENT	13

COMPANY SUMMARY

What We Do	What We Do Not Do

Pay for Performance Philosophy	No Excise Tax Gross Ups Upon Change-in-Control

PSUs with Vesting Subject to Achievement of Key Performance Metrics	No High Percentage of Fixed Compensation

Minimum Stock Ownership Policy for Named Executive Officers (“NEOs”)	No Excessive Executive Perquisites

Double Trigger Equity Acceleration Upon a Change-in-Control	No Tax Gross Ups on Welfare Benefits

Independent Consultant Retained by Human Capital, Compensation & Succession Planning Committee	No Repricing of Underwater Stock Options Without Shareholder Approval

Regular Review of Share Utilization	No Permitted Hedging, Short Sales, or Derivative Transactions in Company Stock

Maintain a Clawback Policy Broader than SEC Requirements	No Guaranteed Salary Increases or Guaranteed Annual Incentive Bonuses for NEOs

Review Compensation Related Risks
Robust Anti-Hedging and Anti-Pledging Policy

14	2024 PROXY STATEMENT

COMPANY SUMMARY

Director Nominees

The leadership structure of our Board is designed to promote robust oversight, independent viewpoints, and the promotion of the overall effectiveness of the Board. Our Corporate Governance and Nomination Committee and our Board have determined that the director nominees possess a broad range of attributes, viewpoints, and experiences to effectively oversee Columbus McKinnon’s long-term business strategy.

Director Nominee Highlights

Director succession planning is a robust and ongoing process at Columbus McKinnon. Our Board regularly evaluates desired attributes in light of the Company’s strategy and evolving needs. We believe our 9 director nominees bring a diverse and well-rounded range of attributes, viewpoint, and experience. We also believe that they represent an effective mix of deep company knowledge and fresh perspectives.

2024 PROXY STATEMENT	15

COMPANY SUMMARY

The following table provides summary information about each director nominee. Biographical information about each nominee, as well as highlights of certain notable skills, qualifications, attributes, and experiences that contributed to the nominee’s selection for election at our 2024 Annual Meeting, are included herein.

Name	Primary Occupation	Director Since	Age	Independent	Position	Board Committees
						Audit	Human Capital, Compensation & Succession	Corporate Governance & Nomination

Gerald G. Colella	Chairman of the Board of MKS Instruments; Former President & Chief Executive Officer of MKS Instruments	2021	67	✓	Chairman

Kathryn V. Roedel	Director at Generac, Holdings; Former EVP, Chief Services and Fulfillment Officer of Sleep Number	2017	63	✓	Lead Director

David J. Wilson	President & CEO of Columbus McKinnon; Director of Modine Manufacturing Company	2020	55		Director

Aziz S. Aghili	Director of Graphic Packaging Holding Company; Former Executive Vice President of Dana Incorporated	2018	65	✓	Director

Jeanne Beliveau- Dunn	Chief Executive Officer and President of Claridad, LLC	2020	64	✓	Director

Michael Dastoor	Appointed Chief Executive Officer of Jabil Inc., Former CFO	2021	58	✓	Director

Chad R. Abraham	Chairman and Chief Executive Officer of Piper Sandler	2021	55	✓	Director

Rebecca Yeung	Corporate Vice President, Operations Science & Advanced Technology of FedEx Corporation	2023	52	✓	Director

Chris J. Stephens, Jr.	Former Senior Vice President and Chief Financial Officer of Sealed Air Corporation and Barnes Group	2024	59	✓	Director

 Committee Member

 Committee Chair

16	2024 PROXY STATEMENT

COMPANY SUMMARY

Board Qualifications and Diversity

The following charts show how certain skills, experience, characteristics, and other criteria, including diversity of viewpoints and diversity with respect to gender and demographics, are currently represented on our board. The chart summarizing skills is not intended to be an exhaustive list for each director, but instead intentionally focuses on the primary skillsets each director contributes. We believe the combination of the skills and qualifications shown below demonstrates how our board is well-positioned to provide effective oversight and strategic advice to our management.

Director	M&A	Human Capital Mgmt.	Operations	Brand/NPD	Global Experience	Sales/ Marketing	Finance Expertise	Gender Diversity	Ethnic/ Racial Diversity

Gerald G. Colella

Kathryn V. Roedel

David J. Wilson

Aziz S. Aghili

Jeanne Beliveau- Dunn

Michael Dastoor

Chad R. Abraham

Rebecca Yeung

Chris J. Stephens Jr.

Total	7	9	9	8	9	7	9	3	2

2024 PROXY STATEMENT	17

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is elected annually by shareholders to oversee the long-term health, overall success, and financial strength of the Company’s business. The Corporate Governance and Nomination Committee is responsible for considering candidates for the Board and recommending director nominees for the Board.

Our Board of Directors believes that its overriding responsibility is to offer guidance and the benefit of its collective experience to help our management understand the risks confronting, and opportunities available to our Company. In furtherance of this responsibility, our Board of Directors has adopted a General Corporate Governance Policy setting forth certain policies, guidelines, and procedures it deems important to the successful satisfaction of this responsibility.

These policies and procedures include guidelines as to the eligibility, independence, evaluation, education, succession planning, compensation, and indemnification of our directors, as well as with respect to specific transactions requiring the prior formal approval of our Board of Directors. A copy of our General Corporate Governance Policy is posted on the Investor Relations section of the Company’s website at investors.cmco.com.

NEW BOARD DEVELOPMENTS

Mr. Gerald Colella was appointed Chairman of the Board effective April 1, 2023. He joined the Columbus McKinnon Board of Directors in November 2021.

Ms. Kathryn Roedel was appointed as Lead Director effective April 1, 2023. She will serve as a key advisor and support the Chairman of the Board. She joined the Columbus McKinnon Board of Directors in October 2017.

Mr. Richard Fleming retired from the Board of Directors at the end of his term at the Annual Meeting of Shareholders on July 24, 2023. The Board and Management thank Mr. Fleming for his twenty-four (24) years of dedicated service on behalf of the Company.

Mr. Heath Mitts stepped down from the Board of Directors for personal reasons effective January 31, 2024. The Board and Management thank Mr. Mitts for his nine (9) years of dedicated service on behalf of the Company.

Mr. Chris Stephens Jr. was appointed to the Board of Directors in March 2024. He serves as a Member of the Audit Committee and Human Capital, Compensation and Succession Committee.

Mr. Aziz Aghili is retiring from his position as EVP of Dana and President of Dana’s Commercial Vehicle Drive and Motion Systems (NYSE:DAN) on June 30, 2024.

The Company’s committee leadership has also been refreshed. The new leaders are:

•	Ms. Jeanne Beliveau-Dunn, Chair of the Human Capital, Compensation & Succession Committee

•	Mr. Aziz Aghili, Chair of the Corporate Governance and Nomination Committee

•	Mr. Michael Dastoor, Chair of the Audit Committee.

ELECTION OF DIRECTORS

The Board, upon recommendation of its Corporate Governance and Nomination Committee, has nominated each of the directors named for election at the Annual Meeting. Such individuals were selected based on their broad experience, wisdom, integrity, alignment with our values, understanding of the business environment, through appreciation for strong ethics and appropriate governance and their willingness to devote adequate time to their Board duties. The experience, qualifications, attributes, and

18	2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

skills that led the Corporate Governance and Nominations Committee to conclude that each person should be nominated to serve as a director are discussed in more detail below. The nominees included below are each standing for election for one of the nine positions on our Board.

On October 18, 2022, the Company filed a Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of New York effecting an amendment and restatement of the Company’s certificate of incorporation to remove the requirement that the Company’s board of directors consist of not less than three and no more than nine directors. The Restated Certificate was approved by the Company’s shareholders at the Special Meeting held on October 17,2022. On October 20, 2022, the Company’s board of directors also adopted amended and restated bylaws to, among other matters, remove the requirement that the Company’s board of directors consist of not less than three and no more than nine directors, except as otherwise provided therein.

The Directors are to be elected at each annual meeting of shareholders and to serve for a term of one year or until their successors are duly elected and qualified. Each of the Directors attended at least 75% of the Board meetings held in Fiscal Year 2024, except Mr. Stephens, Jr., who was elected in March 2024.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of Gerald G. Colella, Kathryn V. Roedel, David J. Wilson, Aziz A. Aghili, Jeanne Beliveau-Dunn, Michael Dastoor, Chad R. Abraham, Rebecca Yeung, and Chris J. Stephens, Jr., each of whom has been previously elected by our shareholders except Mr. Stephens, Jr. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate. The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office.

Each of the 9 individuals nominated for election to the Board would hold office until the 2025 Annual Meeting of Shareholders and until his or her successor is elected and qualified. Each nominee has agreed to serve as a director if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, the Board may reduce the number of directors that serve on the Board or choose a substitute nominee in accordance with our By-Laws. If a substitute nominee is chosen and you have submitted your proxy, the proxy holders may vote your shares for the substitute nominee in their discretion.

2024 PROXY STATEMENT	19

PROPOSAL 1: ELECTION OF DIRECTORS

Gerald G. Colella

Director since November 2021.

Appointed Chairman of the Board April 1, 2023

Age: 67

Principal Occupation:

•  Chairman MKS Instruments

Board Committees:

•  Prior to appointment as Chairman, served on the Human Capital, Compensation & Succession Committee, and Corporate Governance & Nomination Committee from July 2022-February 2023

Gerald (Jerry) Colella was appointed Independent Director of the Company in November 2021. He served on the Human Capital, Compensation and Succession Committee and the Corporate Governance and Nomination Committee until his appointment as Chairman on April 1, 2023. Mr. Colella also serves as the Chairman of the Board for MKS Instruments (Nasdaq: MKSI), a global provider of instruments, systems, subsystems, and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes. He also serves as the Chairman of the Board of Advisors for the University of Lowell’s Manning School of Business. Previously, he served on the Board of Directors for GCP Applied Technologies.

In 2020, Mr. Colella retired as President and CEO of MKS after spending 36 years advancing through progressively challenging positions. His experience spans from Vice President of Worldwide Operations to Chief Business Officer and later Chief Operating Officer. During this time, he oversaw all aspects of the business, preparing him for his successful tenure as President and CEO.

Mr. Colella holds a bachelor’s degree in secondary education and teaching from the University of Lowell and an MBA from Southern New Hampshire University. He also holds an honorary doctorate from the University of Massachusetts.

Qualifications

Mr. Colella’s qualifications to serve on the Board include his senior leadership and governance experience, his financial and accounting leadership, and deep industrial technology experience, combined with his track record of expanding into new geographies and markets, while delivering sustainable and profitable growth.

20	2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Kathryn V. Roedel

Director since October 2017

Elected Lead Director April 1, 2023

Age: 63

Principal Occupation:

•  Retired from Sleep Number Corporation

Board Committees:

•  Lead Director and Member of Human Capital, Compensation & Succession Committee and Corporate Governance and Nomination Committee

Kathryn Roedel was appointed an Independent Director of the Company in October 2017. She serves as Lead Director, and is a Member of the Human Capital, Compensation and Succession Committee and Corporate Governance and Nomination Committee. Ms. Roedel serves as a Board Director at Generac, Holdings, Inc. (NYSE: GNRC).

Ms. Roedel was the EVP, Chief Services and Fulfillment Officer at Sleep Number Corporation (NASDAQ: SCSS), a direct-to-consumer, vertically integrated mattress retailer and manufacturer until her retirement in 2016. Ms. Roedel held various leadership positions over her 11 years including EVP, Products and Services and SVP, Global Supply Chain Officer where she led the company’s supply chain, product management, customer and home delivery services, continuous improvement, and customer experience organizations. Ms. Roedel served on the Executive Board of the International Sleep Products Association as Vice Chair and Chair from 2013 to 2015. Prior to her tenure at Sleep Number, Ms. Roedel held VP and General Management operating roles at General Electric, spanning 22 years in ‘B2B’ businesses including GE Healthcare and GE Information Services. Ms. Roedel serves as Executive Co-Chair for the Minnesota Chapter of Women Corporate Directors.

Ms. Roedel holds a Bachelor of Science degree in mechanical engineering from Michigan State University.

Qualifications

Ms. Roedel’s qualifications to serve on the Board include her senior leadership, public company board and governance experience and her international supply chain experience, strategy, risk management, technology development, regulatory compliance, and leadership development. She is a recognized leader in Corporate Governance with honors including the 2022 NACD Directorship 100 and 2019 Outstanding Directors by Twin Cities Business Magazine.

2024 PROXY STATEMENT	21

PROPOSAL 1: ELECTION OF DIRECTORS

David J. Wilson Director since June 1, 2020 Age: 55 Principal Occupation: • As of June 1, 2020, President, and Chief Executive Officer

David Wilson joined Columbus McKinnon Corporation on June 1, 2020, as President and Chief Executive Officer. Prior to joining Columbus McKinnon, Mr. Wilson served as President of Flowserve Corporation’s Pumps Division from 2018 to 2020. He joined Flowserve in 2017 as the President of Flowserve’s Industrial Products Division. Prior to Flowserve, Mr. Wilson was President of the Industrial segment of SPX FLOW, Inc. He was with SPX Corporation, and subsequently SPX FLOW, between 1998 and 2017 progressing through a series of promotions that included the leadership of several global operating businesses and six years in Asia serving as the President of Asia Pacific. Mr. Wilson also led several successful corporate development initiatives while serving as Vice President of Business Development for multiple businesses. Before joining SPX, he held operating and engineering leadership positions at Polaroid Corporation.

In addition to serving as a Director on the Columbus McKinnon Corporation (Nasdaq: CMCO) Board, Mr. Wilson serves on the Board of Directors of Modine Manufacturing Company (NYSE: MOD) and the National Association of Manufacturers. He also serves on the Board of Trustees of the Manufacturers Alliance. Mr. Wilson previously served on the Hydraulic Institute Board of Directors and the Maine College of Art (MECA) Board of Trustees. Mr. Wilson is a recipient of Shanghai, China’s prestigious Silver (2011) and Gold (2013) Magnolia Awards and served as an Officer and Executive Committee Member of the Pan Asia Chapter of the Young Presidents’ Organization.

Mr. Wilson holds a Bachelor of Science degree in electrical engineering from the University of Massachusetts and studied for a master’s degree in business administration at the F.W. Olin Graduate School of Business at Babson College. Mr. Wilson also completed graduate-level coursework at Tsinghua University in Beijing, China, and at the University of Lausanne/IMD in Lausanne, Switzerland.

Qualifications

Mr. Wilson’s qualifications to serve on the Board include his senior leadership, operational excellence and customer-centric commercial experience, international and business development skills and demonstrated track record for delivering results.

22	2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Aziz S. Aghili

Director since May 2018

Age: 65

Principal Occupation:

•  Retiring from Dana Incorporated on June 30, 2024

Board Committees:

•  Chair, Corporate Governance and Nomination Committee, and Member of Human Capital, Compensation and Succession Committee, and Audit Committee from January 2024-May 2024.

Aziz Aghili was appointed an Independent Director of the Company in May 2018. He serves as Chair of the Corporate Governance and Nomination Committee, and is a Member of the Human Capital, Compensation and Succession Committee and the Audit Committee from January 2024 through May 2024. Mr. Aghili is retiring from his position as the Executive Vice President of Dana and President of Dana’s Commercial Vehicle Drive and Motion Systems on June 30, 2024. Dana (NYSE: DAN) is a worldwide supplier of drivetrain, sealing, and thermal-management technologies for vehicle manufacturers. Mr. Aghili also serves on the Board of Directors of Graphic Packaging Holding Company, a leading provider of sustainable paper-based packaging solutions.

Mr. Aghili joined Dana in 2009 as President of Dana Europe and was named President of Dana Asia-Pacific in 2010. Prior to joining Dana, Mr. Aghili held various leadership roles over his 20-year tenure with ArvinMeritor, where he most recently served as Vice President and General Manager of Body Systems. While at ArvinMeritor, he held strategic leadership positions worldwide, including Vice President and General Manager of Asia Pacific and Vice President of Global Procurement, Commercial Marketing, and Business Development - Asia Pacific. Before joining ArvinMeritor, he worked for Nissan Motor Company and General Electric Plastics.

Mr. Aghili holds a bachelor’s degree in mechanical engineering from Teesside Polytechnic University in the United Kingdom. He also holds graduate diplomas in business administration from the University of New South Wales and international management and business administration from the INSEAD Business School in France.

Qualifications

Mr. Aghili’s qualifications to serve on the Board include his senior leadership and governance experience, his global manufacturing and operations experience in motion and electronic drive products, and his background in operational excellence.

2024 PROXY STATEMENT	23

PROPOSAL 1: ELECTION OF DIRECTORS

Jeanne Beliveau- Dunn

Director since March 2020

Age: 64

Principal Occupation:

•  Chief Executive Officer and President of Claridad, LLC

Board Committees:

•  Chair Human Capital, Compensation & Succession Committee, and Member of Corporate Governance & Nomination Committee

Jeanne Beliveau-Dunn was appointed an Independent Director of the Company in March 2020. She serves as Chair of the Human Capital, Compensation and Succession Committee, and is a Member of the Corporate Governance and Nomination Committee.

Ms. Beliveau-Dunn is currently the Chief Executive Officer and President of Claridad LLC, a software and services company in Cyber Security and Internet of Things. Ms. Beliveau-Dunn also sits on the board for Edison International (NYSE: EIX), a generator and distributor of electric power; and Xylem Inc. (NYSE: XYL), a leader in the development of innovative water solutions through smart technology. She has advised several tech start-ups in AI, logistics intelligence, green tech and peer-to-peer, distributed platforms, and is involved in the cutting edge of ESG and industrial tech. She is the Founder of the IoT Talent Consortium, a non-profit bringing together the leading IoT companies and top workforce educators to accelerate digital transformation and has been a National Association of Corporate Directors (NCAD) fellow since March 2019.

Before her position with Claridad LLC, Ms. Beliveau-Dunn was the Vice President and General Manager of Cisco Systems Inc. (Nasdaq: CSCO), a global developer, manufacturer, and seller of networking hardware, software, telecommunications equipment, security and other high-technology services and products. During her tenure with Cisco, she held several leadership positions including VP and General Manager of Cisco’s most profitable business, Product Marketing, Global channels, and sales. She was also the founder and leader of the Internet Business Solutions Group.

Ms. Beliveau-Dunn holds a Bachelor of Science degree in marketing, business law, and computer science from the University of Massachusetts. She also completed the Executive MBA program at the Massachusetts Institute of Technology and the Executive Leadership Program at the Harvard Business School. She is highly recognized by several organizations for her governance leadership, including Women Inc. as one of the Most Influential Corporate Directors in 2018, Silicon Valley Business Journal as a Women of Influence in 2015 and the 2023 NACD Directorship 100. She also engages regularly in Stanford’s Governance program for public company directors.

Qualifications

Ms. Beliveau-Dunn brings immense value to Columbus McKinnon from 30 years of experience as a transformational executive and business leader, in technology and industrial automation. She brings extensive experience building and running large global businesses, in infrastructure, cybersecurity, AI, SaaS and cloud. She led market leading product and services businesses and ran marketing, business operations, and employee and leadership development. She has experience in the acquisition and integration of notable companies and worked extensively with the investor community. She also has public company board, compensation, audit, and governance experience.

24	2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Michael Dastoor

Director since May 2021

Age: 58

Principal Occupation:

•  Appointed Chief Executive Officer Jabil Inc. on May 20, 2024, prior thereto EVP, Chief Financial Officer

Board Committees:

•  Chair Audit Committee

Michael Dastoor was appointed an Independent Director of the Company in May 2021. He serves as the Chair of the Audit Committee. Mr. Dastoor was appointed Chief Executive Officer of Jabil Incorporated (NYSE:JBL) on May 20, 2024. Since 2018, he served as the Executive Vice President and CFO of Jabil Incorporated, a global manufacturing services company. In 2000, he joined Jabil as a regional controller in the Asia Pacific region and served as the Vice President and then as the Senior Vice President and Controller from 2004 through 2018, when he was named CFO.

Prior to joining Jabil, Mr. Dastoor worked for seven years as Regional Chief Financial Officer at Inchape plc (LSE: INCH), a British multinational automotive distribution, retail, and services company, leading the finance teams along with business process re-engineering and M&A for the Eastern Mediterranean and Southeast Asia regions.

He holds degrees in finance and accounting from the University of Mumbai (formerly the University of Bombay) and is a chartered accountant through the Institute of Chartered Accountants in England and Wales, where he spent six years in auditing covering the United Kingdom and Europe.

Qualifications

Mr. Dastoor is a financial expert on our Board and his qualifications to serve include his senior executive leadership skills and governance experience, his financial and accounting leadership for the engineering services, electronics manufacturing and automotive industries and his international experience, particularly in the Southeast Asia and Latin America regions.

2024 PROXY STATEMENT	25

PROPOSAL 1: ELECTION OF DIRECTORS

Chad R. Abraham Director since November 2021 Age: 55 Principal Occupation: • Chair & CEO Piper Sandler Board Committees: • Member of Audit Committee

Chad Abraham was appointed an Independent Director of the Company in November 2021. He serves on the Audit Committee. Mr. Abraham’s deep understanding of the industrial landscape, experience as Chief Executive Officer, and track record of fostering transformation and growth are invaluable to Columbus McKinnon and significant additions to our Board.

Mr. Abraham is currently Chairman and CEO of Piper Sandler (NYSE: PIPR), a leading investment bank and financial services company. He has served as the Chairman of Piper Sandler’s Board since he became CEO in 2018. Mr. Abraham also serves on the Board of Trustees of The Blake School.

Mr. Abraham joined Piper Sandler in 1991 as an investment banking analyst in the technology sector. Following that role, he initiated and grew Piper Sandler’s presence in Menlo Park, CA, and later advanced to the head of capital markets. In 2010, he was promoted to Global Co-Head of Investment Banking and Capital Markets before he was appointed Chair and CEO in 2018.

Mr. Abraham holds a bachelor’s degree in economics and political science from Northwestern University.

Qualifications

Mr. Abraham is a financial expect on our Board and his qualifications to serve include his senior leadership and public company board and governance experience, his financial and accounting experience as CEO and a track record of fostering transformation and growth.

26	2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Rebecca Yeung

Director since January 2023

Age: 52

Principal Occupation:

•  Corporate VP, Operations Science & Advanced Technology, FedEx Corporation (NYSE: FDX)

Board Committees:

•  Member of Corporate Governance & Nomination Committee

Ms. Yeung was appointed an Independent Director of the Company in January 2023. She serves on the Corporate Governance and Nomination Committee. Ms. Yeung’s deep understanding of the industrial landscape and strategic insights and skills will add a valuable perspective to our Board.

Ms. Yeung brings to the Board nearly 30 years of global experience in both strategy and operations technology. The majority of her career has been at FedEx, a global logistics and delivery, e-commerce, and business systems company. She joined the company in 1998 and served in various marketing and corporate strategy roles including Manager, Strategic Programs; Staff Director, Service Experience & Operations Technology; and VP Advanced Technology and Innovation prior to her current role as Corporate VP, Operations Science & Advanced Technology. Prior to joining FedEx, she was a Management Consultant at the China-Britain Consulting Group in Shanghai, China.

Ms. Yeung is a graduate of Fudan University, Shanghai, China, and has an MBA from the Robert H. Smith School of Business, University of Maryland.

Qualifications

Ms. Yeung’s qualifications to serve on the Board include her operations technology background including AI-enabled robotics, warehouse and supply chain automation, and data-centered logistics, global experience and strategic skills, combined with her deep knowledge of Asia, enhance the growth acumen and depth of our Board and provide insights into the megatrends of automation and digitization. In 2024, Ms. Yeung was recognized by Reuters Events as Top 20 Trailblazing Women who demonstrate real influence, impact and leadership in large-scale enterprise AI deployment.

2024 PROXY STATEMENT	27

PROPOSAL 1: ELECTION OF DIRECTORS

Chris J. Stephens, Jr.

Director since March 2024

Age: 59

Principal Occupation:

•  Retired from Sealed Air Corporation as SVP and Chief Financial Officer

Board Committees:

•  Member of the Audit Committee and Human Capital, Compensation and Succession Committee

Mr. Stephens was appointed an Independent Director of the Company in March 2024. He serves as a member of the Audit Committee and the Human Capital, Compensation and Succession Committee. Mr. Stephens background and leadership are a great complement to Columbus McKinnon’s Board’s existing transformational and financial expertise.

Mr. Stephens is a seasoned, global industrial leader and most recently served as the Senior Vice President and Chief Financial Officer of Sealed Air Corporation. In his role, he was responsible for all finance functions and global shared service capabilities and was a critical leader driving Sealed Air’s strategic transformation to deliver growth and operating leverage. Prior to joining Sealed Air, he served as the SVP and Chief Financial Officer of Barnes Group. He also served in a variety of Finance leadership roles at both Boeing and Honeywell. Though these roles, Mr. Stephens has demonstrated his extensive industrial expertise, operational capabilities, and financial acumen.

Mr. Stephens earned a master’s in business degree from Virginia Tech’s Pamplin School of Business and a bachelor’s degree in accounting from King’s College. He currently serves as a member of the Fairfield University Dolan School of Business Advisory Board. Previously, he served on the Board of Directors of PGT Innovations, as Chair of the Manufacturers Alliance CFO Council, as a member of the Connecticut Business Industry Association Board of Directors and was a member of Loyola Marymount University’s Business School Advisory Board.

Qualifications

Mr. Stephens is a financial expect on our Board and his qualifications to serve include his senior leadership and public company board and governance experience, his 35 years of experience in financial and operational leadership and his track record of executing business transformation and growth both organically and through M&A in attractive target end markets.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES

28	2024 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2025

General

We are asking our shareholders to ratify our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025. In the event our shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and its shareholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to us by Ernst & Young LLP for fiscal years 2024 and 2023 are as follows:

	Fiscal Year 2024 ($ in thousands)	Fiscal Year 2023 ($ in thousands)
Audit Fees(1)	2,997	2,734
Audit Related Fees(2)	12	8
Tax Fees(3)	353	338
All Other Fees(4)	7	6
Total	3,369	3,086
(1)

Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by auditors in connection with statutory and regulatory filings or engagements.

(2)	Consists of certain agreed upon procedures.
(3)	Consists of all tax related services.
(4)	Consists of all other products and services provided other than the services reported under audit fees and tax fees.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2025.

2024 PROXY STATEMENT	29

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are required pursuant to Section 14A of the Exchange Act to provide a non-binding shareholder vote on our executive compensation as described in this proxy statement (commonly referred to as “Say-on-Pay”).

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure set forth in this proxy statement.

In Fiscal Year 2024 we enhanced our shareholder engagement process by implementing a formal outreach program including proactive outreach to our largest shareholders to discuss our governance, say-on-pay and ESG policies and practices. The Board and senior management value our shareholders’ perspectives and feedback on our business, corporate governance, compensation, and ESG matters. We contacted shareholders representing approximately 37% of our outstanding shares at the time of outreach. Responsive to our shareholder feedback, we modified executive management compensation practices, as outlined in detail in the Compensation and Discussion and Analysis.

Our compensation program is comprehensive, consisting of base salary, annual incentives, long-term incentives, and benefits, in support of our objective of providing superior value to shareholders and customers. Our program is designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate, and long-term results. Our business success depends on our ability to attract and retain executive talent through competitive compensation opportunities provided by our program. For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders hereby APPROVE, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement prepared in connection with its 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion).”

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” THE APPROVAL OF THE COMPANY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS.

30	2024 PROXY STATEMENT

PROPOSAL 4: APPROVE OF COLUMBUS MCKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN

Approval of the Second Amended and Restated 2016 Long Term Incentive Plan

We are asking our shareholders to approve a second amendment and restatement of the Columbus McKinnon Corporation 2016 Long Term Incentive Plan (the “2016 Plan”). Upon recommendation of the Compensation Committee, the Board approved the second amended and restated 2016 Plan on June 4, 2024, subject to receipt of shareholder approval, and has recommended that shareholders approve this Proposal 4 to approve the second amended and restated 2016 Plan. The second amended and restated 2016 Plan, among other clarifying and administrative changes, increases the maximum number of shares that may be issued as awards under the 2016 Plan by 2,800,000 shares in order to provide sufficient available capacity to permit the Company to continue to grant equity awards to its directors, officers, employees, and third-party service providers. The Compensation Committee believes that long-term incentives provide important medium-term and long-term incentives for our directors, officers, employees, and third-party service providers to achieve the Company’s strategic business plan. The Compensation Committee also believes that long-term incentives consistent with those available to other leading industrial companies are required for us to compete for, motivate, and retain high-quality directors, executives, employees, and third-party service providers.

Background

The 2016 Plan was originally adopted by our Board and approved by our shareholders on July 18, 2016. The 2016 Plan was then amended and restated effective June 5, 2019, for which shareholder approval was obtained on July 22, 2019, to, among other items, increase the number of shares authorized for use in making awards under the 2016 Plan by an additional 2,500,000 shares.

Changes to the 2016 Plan

We are asking our shareholders to approve a second amendment and restatement of the 2016 Plan, which (along with certain other clarifying and administrative changes) increases the number of shares authorized for use in making awards under the 2016 Plan by an additional 2,800,000 shares. These additional 2,800,000 shares, when combined with the 339,019 shares remaining available for grant under the 2016 Plan as of March 31, 2024, will result in 3,139,019 shares being available for grant under the 2016 Plan if the second amended and restated 2016 Plan is approved.

The other clarifying and administrative changes being made to the second amended and restated 2016 Plan include:

•	Extending the duration of the 2016 Plan such that it will now terminate on June 4, 2034, which is the tenth anniversary of the effective date of the second amendment and restatement of the 2016 Plan;

•

Extending the period during which the Company may grant incentive stock options (“ISOs”) under the 2016 Plan until June 4, 2034, which is the tenth anniversary of the effective date of the second amendment and restatement of the 2016 Plan;

•

Adding a provision whereby the option exercise price for any ISOs granted under the 2016 Plan to any Ten-Percent shareholders (as defined in the 2016 Plan) must be equal to at least 110% of the fair market value of a share of the Company’s common stock and any such ISOs must be exercisable not later than the fifth anniversary of the grant date thereof;

2024 PROXY STATEMENT	31

PROPOSAL 4: APPROVE OF COLUMBUS MCKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN

•

Expanding the list of possible performance measures to be used with respect to incentive awards issued under the 2016 Plan to include strategic goals and objectives, including objectives related to qualitative or quantitative environmental, social and governance metrics; and

•	Including additional Code Section 409A compliance provisions to the 2016 Plan.

Current Overview of Available Equity Awards

As of March 31, 2024, the Company had 339,019 shares available for grant under the amended and restated 2016 Plan, a number that both the Compensation Committee and the Board believe to be insufficient to meet our anticipated needs for the remainder of 2024 and beyond. The Board believes that it is desirable and necessary to increase the number of shares available for issuance under the 2016 Plan so that the Company can continue to fulfill our compensation philosophy goals of competing for, motivating, and retaining high-quality directors, executives, employees, and third-party service providers and linking their interests with those of our shareholders. If the second amended and restated 2016 Plan is not approved by our shareholders, the amended and restated 2016 Plan will remain in place, but the Company expects that it will be unable to maintain its current new hire and Company annual equity grant practices, and, as a result, the Company expects that it will be at a significant competitive disadvantage in attracting and retaining talent. If the second amended and restated 2016 Plan is approved by our stockholders, the Company will have an additional 2,800,000 shares available for grant after the Annual Meeting. The Company believes these 2,800,000 shares, when taken together with the 339,019 shares available for grant under the amended and restated 2016 Plan as of March 31, 2024, represent the pool of shares necessary to attract, retain, and motivate directors, executives, employees, and third-party service providers of the Company.

On May 20, 2024, the Compensation Committee, as part of the Company’s regular annual grant process, granted an aggregate of 188,596 stock options and 74,745 time-based restricted stock units to certain of the Company’s employees (including the NEOs) under the 2016 Plan. These stock options and time-based restricted stock units are not reflected above in the number of shares available for grant under the amended and restated 2016 Plan as of March 31, 2024. In addition, on May 20, 2024, the Compensation Committee also approved contingent grants of a specified dollar value of performance-based stock unit awards to certain of the Company’s employees (including the NEOs), the receipt of which performance-based stock units by the grantees is subject to the receipt of shareholder approval of the second amended and restated 2016 Plan pursuant to this Proposal 4. The number of performance-based stock units to be received by each grantee will be determined as the quotient obtained by dividing the dollar value of the performance-based stock award granted to such grantee by the 20-day average price of the Company’s common stock as of the grant date. If these performance-based stock units were granted upon on the date of their approval by the Compensation Committee, such number of performance-based stock units would be in excess of the number of shares remaining available under the amended and restated 2016 Plan for future issuance. These contingently awarded performance-based stock units are described in further detail under the “New Plan Benefits” section below. If this Proposal 4 is not approved, these contingently awarded performance-based stock units will be forfeited. In that case, we may be unable to continue to offer competitive equity award packages to attract and retain employees. If our shareholders approve this Proposal 4, a portion of the increase in the number of shares of our common stock reserved for issuance under the second amended and restated 2016 Plan would be used to satisfy these contingent grants of performance stock units. These contingently awarded performance-based stock units are also not reflected above in the number of shares available for grant under the amended and restated 2016 Plan as of March 31, 2024.

When considering the number of additional shares to add to the 2016 Plan, the Board and our Compensation Committee reviewed, among other things, the potential dilution to current shareholders as

32	2024 PROXY STATEMENT

PROPOSAL 4: APPROVE OF COLUMBUS MCKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN

measured by burn rate and dilution, and projected future share usage with consideration for the current trading range for our shares of common stock, and input from Meridian Compensation Partners, LLC, the Compensation Committee’s independent compensation consultant. Based on our historical grant rate, the 2,800,000 shares to be added to the second amended and restated 2016 Plan, in combination with the remaining authorized shares under the 2016 Plan, are projected to satisfy the Company’s equity compensation needs through the 2028 Annual Meeting of Shareholders. However, we cannot predict our future equity award grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the second amended and restated 2016 Plan could last for a shorter or longer period of time.

In light of the factors considered, the Board believes that this number of shares represents reasonable potential equity dilution and provides a significant incentive for directors, executives, employees, and third-party service providers to increase the value of the Company for all shareholders. As a result, the Board has determined that the size of the share reserve under the second amended and restated 2016 Plan is reasonable and appropriate at this time.

Historical Use of Equity—Run Rate and Dilution

We believe we have utilized equity-based compensation appropriately over the past several years.

The actual equity award grants for the 2022-2024 fiscal years, are shown in the table below:

Fiscal Year	Stock Options and SARs Granted	Other Share- Settled Awards Granted/Settled*	Weighted Average Shares Outstanding for Fiscal Year	Traditional Run Rate**

2024	298,674	228,048	28,728,000	1.83%

2023	394,586	202,895	28,600,000	2.09%

2022	159,643	173,306	28,040,000	1.19%

Three-Year Average				1.70%
*	Includes the number of time-vested other share-settled awards granted and the number of shares issued upon settlement of performance-based awards.
**

The Traditional Run Rate Formula = (Stock Options & SARs Granted + Time-Vested Share-Settled Awards Granted + Shares issued in settlement of Performance-Based Awards) / Weighted Average Common Shares Outstanding for fiscal year.

As of March 31, 2024, our current basic dilution is 6.82% and our fully diluted dilution is 6.38%. Basic dilution is calculated by taking the total number of shares available for grant under the 2016 Plan plus the outstanding stock options and “Full-Value Awards” (awards other than stock options or SARs that are settled by the issuance of shares) and dividing by our shares outstanding as of March 31, 2024. Fully diluted dilution is calculated similarly except that the denominator is the total number of shares requested under the 2016 Plan and the outstanding stock options and Full-Value Awards, plus our shares outstanding as of March 31, 2024. If the 2016 Plan is approved, our basic dilution will increase by 9.72% to 16.54% and our fully diluted dilution will increase by 7.81% to 14.19%.

The closing sale price of a share of the Company’s common stock as reported by Nasdaq on May 31, 2024 was $39.10 per share.

2024 PROXY STATEMENT	33

PROPOSAL 4: APPROVE OF COLUMBUS MCKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN

Key Plan Features

The second amended and restated 2016 Plan continues to include several features that we believe are key compensation and governance best practices and designed to protect the interests of our shareholders and to reflect our compensation philosophy, including the following:

•	Employees, directors, and third-party service providers are eligible to receive awards under the 2016 Plan;

•	No “evergreen” provision included in the 2016 Plan;

•

Limit on non-employee director compensation, including cash and equity awards, of $400,000 per fiscal year or $600,000 per fiscal year in the case of a director serving as our lead independent director or our Chair of the Board;

•

The 2016 Plan will continue to be used instead of the prior equity plans, i.e., the 2010 Long Term Incentive Plan, the 2006 Long Term Incentive Plan, the 1995 Incentive Stock Option Plan, the Non-Qualified Stock Option Plan, the Restricted Stock Plan, and 2014 Stock Incentive Plan of Magnetek, Inc. (collectively, the “Prior Plans”), and no new grants were or will be made under the Prior Plans, as the Company communicated when shareholders approved the 2016 Plan on July 18, 2016 and the amended and restated 2016 Plan on July 22, 2019;

•	The 2016 Plan will continue to count Full Value Awards as 2.1 shares against the share authorization and stock options and SARs as 1 share against the share authorization;

•

The 2016 Plan permits the award of stock options, both nonqualified stock options (“NQSOs”) and ISOs, SARs, restricted stock, restricted stock units, deferred stock units, performance shares, performance share units, performance units, other stock-based awards, and cash-based awards;

•	The 2016 Plan specifically prohibits the repricing or cash buyout of stock options and SARs without shareholder approval;

•

No liberal recycling or reuse of shares under the 2016 Plan. The second amended and restated 2016 Plan continues to not permit the reuse of any shares withheld to cover exercise costs, any award shares withheld to cover taxes, or any shares underlying an award of SARs;

•	Except for 5% of the share authorization which can be granted not subject to minimum vesting requirements, the 2016 Plan includes a one-year minimum vesting requirements for awards;

•	The exercise price for stock options and SARs must be at least equal to the stock price on the date of grant;

•

The 2016 Plan also permits the grant of dividend equivalent rights, provided that dividend equivalent rights cannot be paid on a current basis and instead must be accrued and paid only if and when the underlying shares are earned or vest;

•	Awards cannot be transferred for value;

•

Under the 2016 Plan, change-in-control benefits, i.e., accelerated vesting, for awards are based on a “double trigger,” which requires a participant’s involuntary termination of employment within two years following the change in control; and

•

The 2016 Plan includes “clawback” provisions that allow the Company to terminate outstanding awards, and in some circumstances recover awards that have already been paid, to participants who are found to have engaged in fraudulent or dishonest behavior in accordance with the Company’s clawback policy then in effect.

34	2024 PROXY STATEMENT

PROPOSAL 4: APPROVE OF COLUMBUS MCKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN

Description of the Plan

A summary of the principal features of the Plan is provided below but is qualified in its entirety by reference to the full text of the second amended and restated 2016 Plan attached hereto as Appendix A. Capitalized terms used in this Proposal 4 but not defined herein have the meanings ascribed to them in the second amended and restated 2016 Plan.

The Plan is intended to advance the best interests of the Company and our shareholders by providing those persons who have substantial responsibility for the management and growth of the Company with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its affiliates.

The second amended and restated 2016 Plan will become effective upon shareholder approval and will continue until June 4, 2034, unless sooner terminated. In addition, no ISOs may be granted under the Plan on or after June 4, 2034. Any Awards granted before June 4, 2034 may extend beyond the expiration or termination date.

Plan Share Limits

The maximum number of shares of common stock that were available for Awards under the 2016 Plan upon its initial adoption was 2,000,000 shares, and an additional 2,500,000 shares were added by the amendment and restatement of the 2016 Plan in 2019. If the shareholders approve the second amended and restated 2016 Plan, the 4,500,000 shares of common stock available for Awards that were previously authorized under the 2016 Plan will be increased by 2,800,000 shares to a total of 7,300,000 shares of common stock. The additional 2,800,000 shares of common stock, when combined with the existing 339,019 shares still available under the 2016 Plan as of March 31, 2024, will result in 3,139,019 shares being available for Awards under the second amended and restated 2016 Plan.

To the extent the Company grants a stock option or a SAR under the 2016 Plan, the number of shares that remain available for future grants under the 2016 Plan shall be reduced by an amount equal to the number of shares subject to such stock option or SAR. To the extent the Company grants a Full Value Award or settles a Performance Share, Performance Share Unit or Performance Unit Award (collectively, “Performance Award”) in shares, the number of shares that remain available for future grants under the 2016 Plan shall be reduced by an amount equal to 2.1 times the number of shares subject to such Full Value Award or Performance Award.

To the extent that shares subject to an outstanding stock option, SAR or Full Value Award granted under the Prior Plans are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such Award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option), (ii) the settlement of such Award in cash or (iii) the exchange (with the Compensation Committee’s permission) prior to the issuance of shares for Awards not involving shares, then such shares shall again be available under the 2016 Plan; provided, however, that shares subject to an Award under the 2016 Plan or the Prior Plans shall not again be available for issuance under the 2016 Plan if such shares are (x) shares that were subject to a stock option or a SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes related to an outstanding Award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

2024 PROXY STATEMENT	35

PROPOSAL 4: APPROVE OF COLUMBUS MCKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN

Limits on Awards

The 2016 Plan permits the following types of Awards to be granted (a more detailed description of the Awards appears below) and imposes fiscal year per-participant Award limits for employees and executives as follows:

Award(s)	Fiscal Year Limit

Stock Options (NQSOs and ISOs) and SARs	400,000 shares

Full-Value Awards	300,000 shares or equal to the value of 300,000 shares, determined as of the date of vesting or payout, as applicable

Substitution Awards	Not applicable

Cash-Based Awards	May not exceed the greater of $5,000,000 or the value of 300,000 shares, determined as of the date of vesting or payout, as applicable

Nonemployee Director Awards

Total value of share Awards under the 2016 Plan along with any cash received for service as a director cannot exceed $600,000 for any director serving as the lead independent director or Chair of the Board and cannot exceed $400,000 for any other Nonemployee Director, except those limits are increased by the value of 30,000 shares for the first year an individual is elected or appointed to the Board as a Nonemployee Director.

The number and kind of shares that may be issued, the number and kind of shares subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, the annual per-participant Award limits, and other value determinations are subject to adjustment by the Compensation Committee to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions, including, without limitation, distributions of stock or property other than normal cash dividends. The Compensation Committee may also make adjustments to reflect unusual or nonrecurring events. The determination of the Compensation Committee as to these adjustments is at the Compensation Committee’s sole discretion and is binding on all 2016 Plan participants.

Administration

The Compensation Committee is responsible for administering the 2016 Plan and has the discretionary power to interpret the terms and intent of the 2016 Plan and any 2016 Plan-related documentation, to determine eligibility for Awards and the terms and conditions of Awards, and to adopt rules, regulations, forms, instruments, and guidelines for administering the 2016 Plan. Determinations of the Compensation Committee made under the 2016 Plan are final and binding. The Compensation Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors. The Compensation Committee may also delegate to one or more of our officers the power to designate other employees (other than officers subject to Section 16 of the Securities Exchange Act of 1934, as amended) and third-party service providers to be recipients of Awards.

Eligibility

Employees, directors, and third-party service providers of the Company and its subsidiaries who are selected by the Compensation Committee are eligible to participate in the 2016 Plan. As of June 10, 2024, there are approximately 200 eligible employees, nine eligible executive officers, eight non-employee directors, and no eligible third-party service providers.

36	2024 PROXY STATEMENT

PROPOSAL 4: APPROVE OF COLUMBUS MCKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN

Types of Awards

The 2016 Plan provides that the Compensation Committee may grant Awards of various types. A description of each of the types of Awards follows:

Stock Options

The Compensation Committee may grant both ISOs and NQSOs under the 2016 Plan. In accordance with the requirements for ISOs set forth in the Code, eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price for options cannot be less than the fair market value of our common stock on the date of grant, except that (i) the price may be less than the fair market value of our common stock on the date of grant where an option is being granted in substitution for a prior option in connection with a merger, consolidation, acquisition of property or stock, or reorganization and the substitution complies with Sections 409A and 424 of the Code, as applicable, and (ii) the price of an ISO granted to a Ten-Percent Shareholder shall be at least one hundred ten percent (110%) of the fair market value of our common stock as determined on the date of grant. The latest expiration date cannot be later than the tenth anniversary of the date of grant (for an ISO, the fifth anniversary of the date of grant if the recipient is a Ten-Percent Shareholder). Fair market value under the 2016 Plan means, unless otherwise determined by the Compensation Committee, the average of the opening and closing stock prices (as reported by the Nasdaq Stock Market) on the most recent date on which shares of common stock are publicly traded. The exercise price for an option may be paid with cash or its equivalent, with previously acquired shares of common stock, or by other means approved by the Compensation Committee, including by means of a broker-assisted exercise.

Stock Appreciation Rights (SARs)

The Compensation Committee may grant SARs under the 2016 Plan either alone or in tandem with stock options. The grant price of an SAR cannot be less than the fair market value of our common stock at the date of grant, except that the price may be less than the fair market value of our common stock as of the date of grant where an SAR is being granted in substitution for a prior stock appreciation right in connection with a merger, consolidation, acquisition of property or stock, or reorganization and the substitution complies with Code Section 409A. The grant price of an SAR granted in tandem with a stock option will be the same as the option price of the tandem option. SARs cannot be exercised later than the tenth anniversary of the date of grant.

Freestanding SARs may be exercised on such terms as the Compensation Committee determines and tandem SARs may be exercised by relinquishing the related portion of the tandem option. Upon exercise of an SAR, the holder will receive from the Company shares of our common stock, cash, or a combination of shares and cash, as determined by the Compensation Committee, equal in value to the difference between the fair market value of the common stock subject to the SAR, determined as described above, and the grant price.

Restricted Stock and Restricted Stock Units

The Compensation Committee may award restricted stock and/or restricted stock units. Restricted stock awards consist of shares of our common stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares of our common stock to the participant only after specified conditions are satisfied. A holder of restricted stock is treated as a current shareholder and is entitled to voting rights, whereas the holder of a restricted stock unit award is treated as a shareholder with respect to the award only when the shares of common stock are delivered in the future. The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units.

2024 PROXY STATEMENT	37

PROPOSAL 4: APPROVE OF COLUMBUS MCKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN

Deferred Stock Units

The Compensation Committee may award deferred stock units. Deferred stock units consist of a vested right to receive a share of our common stock or cash at some future date. The holder of a deferred stock unit award is only treated as a shareholder when the shares of common stock are delivered at the future date, and no shares are issued to the participant at the time a deferred stock units award is granted. The Compensation Committee determines the conditions applicable to each award of deferred stock units.

Performance Awards

Our Compensation Committee may grant performance awards subject to the fulfillment of conditions and the attainment of performance goals over such periods as the Board determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares, performance share units, performance units, or as another type of award for which the grant or vesting is based on the achievement of performance goals. Performance shares, performance share units, and performance units are unfunded bookkeeping entries generally having an initial value equal to the fair market value of a share of our common stock determined on the grant date and a value set by the Compensation Committee, respectively. Performance awards specify a predetermined amount of performance shares, performance share units, or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within the predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of our common stock (including shares of restricted stock), or a combination thereof.

For each applicable performance period, the Compensation Committee shall establish one or more performance goals applicable to the award. Performance goals are based on the attainment of specified target levels with respect to one or more selected measures of business or financial performance. The performance goals may vary from participant to participant, group to group, and period to period. The performance goals for performance unit, performance share unit, performance share awards and any other awards granted under the 2016 Plan that are intended to constitute “performance awards” will be based upon one or more of the following:

•	Net earnings or net income (before or after taxes);

•	Operating earnings or income;

•	Earnings or diluted earnings per share;

•	Net sales or revenue growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, net assets, capital, investment, invested capital, equity, shareholders’ equity sales, or revenue);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, cash flow return on capital, and cash flow return on investment);

•	Earnings before or after taxes, interest, depreciation, and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including, but not limited to, growth measures and total shareholder return);

•	Expense targets;

•	Debt reduction;

•	Cost reduction or savings;

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PROPOSAL 4: APPROVE OF COLUMBUS MCKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN

•	Margins;

•	Operating efficiency;

•	Market share;

•	Customer and/or employee satisfaction;

•	Safety;

•	Working capital targets and change in working capital;

•	Economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

•	Strategic goals and objectives, including objectives related to qualitative or quantitative environmental, social and governance metrics; and

•	Such other business, financial or other metrics as the Compensation Committee shall determine from time to time.

The Compensation Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following that are objectively determinable and that occur during the performance period to which the award is subject: (i) asset write-downs; (ii) litigation, claims, judgments, or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reporting results; (iv) any reorganization and restructuring programs; (v) unusual and infrequently occurring items as described in management’s discussion of financial condition and results of operations appearing in our annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses.

The Compensation Committee has the discretion to adjust these Awards in its sole discretion. Generally, Awards may be paid in the form of cash, shares of our common stock, or in any combination, as determined by the Compensation Committee.

Other Stock-Based Awards

The Compensation Committee may grant equity-based or equity-related awards, referred to as other stock-based awards, other than options, SARs, restricted stock, restricted stock units, or performance shares. The terms and conditions of each other stock-based award shall be determined by the Compensation Committee. Payment under any other stock-based awards will be made in shares of our common stock or cash, as determined by the Compensation Committee. If the Compensation Committee exercises its discretion to establish performance goals, the number and/or value of other stock-based awards that will be paid out to the participant will depend on the extent to which the performance goals are met.

Cash-Based Awards

The Compensation Committee may grant cash-based awards. The terms and conditions, including whether the vesting of such awards is dependent upon the achievement of specific performance goals, of each cash-based award shall be determined by the Compensation Committee. Payment under any cash-based award will be made in shares of our common stock or cash, as determined by the Compensation Committee. If the Compensation Committee exercises its discretion to establish performance goals, the number and/or value of cash-based awards that will be paid out to the participant will depend on the extent to which the performance goals are met.

Substitution Awards

The Compensation Committee may grant awards (“Substitution Awards”) under the 2016 Plan in substitution for stock options and other awards held by employees and directors of other entities who are

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PROPOSAL 4: APPROVE OF COLUMBUS MCKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN

about to become employees or affiliated with us or any of our affiliates, or whose employer or corporation with respect to which it provides services is about to become an affiliate as the result of a merger or consolidation of our Company with another corporation, or the acquisition by us of substantially all the assets of another corporation, or the acquisition by us of more than 50% of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of our Company. The terms and conditions of such Substitute Awards may vary from the requirements in the 2016 Plan to the extent our Board of Directors deems appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted. To the extent any Shares are issued under the 2016 Plan as Substitution Awards, such Shares shall not count against the Share Authorization to the maximum extent permitted by applicable law and any stock exchange rules.

Termination of Employment/Service

The Compensation Committee will determine how each Award will be treated following termination of the holder’s employment with or service for the Company, including the extent to which unvested portions of the Award will be forfeited and the extent to which options, SARs, or other Awards requiring exercise will remain exercisable.

Unless otherwise determined by the Compensation Committee and set forth in an award agreement, the following treatment upon termination of employment will apply:

Type of Termination	Time-Vested Stock Options and SARs	Other Time-Vested Awards	Performance-Vested Awards

For any reason other than the following:	Unvested: forfeited Vested, but unexercised: exercisable for a period of 30 days following the later of termination or any blackout period	Unvested: forfeited	Unvested: forfeited

Death or Disability	All non-expired options become vested and exercisable at termination date and they expire on the first anniversary of the date of termination	Unvested: immediately vest	Vest according to the same schedule and formula as if still employed at the end of the performance period based on performance through end of period

Retirement(1)

All options will continue to be and become exercisable as if individual was still employed until the earlier of (a) the expiration of the term of the award or (b) the fifth anniversary of the date of retirement

		Unvested: immediately vest	Vest according to the same schedule and formula as if still employed at the end of the performance period based on performance through end of period

Cause	All options expire on termination	All outstanding time-vested awards forfeited immediately	All outstanding performance-vested awards forfeited immediately
(1)

In the case of any time-vested stock option, SARs, other time-vested awards and performance-vested awards granted after March 31, 2021, the amount granted to the participant with respect to the fiscal year in which the participant retires shall be reduced pro rata so that the final number shall be determined by multiplying the original number granted by a fraction where the numerator is the number of whole calendar months during the fiscal year preceding the participant’s retirement and the denominator is twelve. Any time-vested stock options, SARs and other time-vested awards remaining after the applicable pro rata reduction shall vest and, in the case of stock options and SARs, be subject to exercise until the earlier of (a) the expiration of the term of the award or (b) the fifth anniversary of the date of retirement. For performance-vested awards, the pro rata reduced number of performance-vested awards shall then vest according to the same schedule and formula as if still employed at the end of the performance period based on performance through end of period.

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PROPOSAL 4: APPROVE OF COLUMBUS MCKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN

Treatment of Awards Upon a Change in Control and Related Transactions

Unless the Compensation Committee determines otherwise and set forth in an award agreement, if there is a change in control of the Company, Awards granted under the 2016 Plan will have their vesting and payment accelerated based on a “double trigger,” which requires the occurrence of a change in control coupled with the termination of employment or service to the Company within two years thereafter.

Under the 2016 Plan, a change in control may be triggered if: (i) there is an acquisition of 20% or more of the outstanding Company shares or the voting power of the Company’s outstanding voting securities; (ii) during any period of two consecutive years, individuals on the Board at the beginning of such two-year period cease to constitute a majority of the Board, unless such new directors are approved by the vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved; (iii) there is consummation of a reorganization, merger, or consolidation or sale of our Company with any other entity, unless at the completion of such transaction (x) our shareholders continue to own more than 60% of the outstanding voting securities of the Company or the surviving entity or (y) no person beneficially owns 20% or more of our outstanding voting securities; (iv) any person or persons acquire all or substantially all of the assets of the Company, whether in a single transaction or series of transactions; or (v) the consummation of a plan of dissolution or complete liquidation of the Company.

Awards Subject to Clawback/Recoupment

The Awards granted under the 2016 Plan and any cash payment or shares delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation the Company’s Clawback Policy and any additional policy which the Company may have adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

Amendment of Awards or Plan and Adjustment of Awards

The Compensation Committee may at any time alter, amend, modify, suspend, or terminate the 2016 Plan or any outstanding Award in whole or in part. No amendment of the 2016 Plan will be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule. No amendment may adversely affect in any material way the rights of any participant under an outstanding Award without his or her written consent, unless specifically provided for in the 2016 Plan.

Additional Provisions

Neither ISOs nor, except as the Compensation Committee otherwise expressly determines, other Awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime, an ISO and, except as the Compensation Committee may determine, other non-transferable Awards requiring exercise, may be exercised only by the recipient.

If provided in the award agreement, a participant’s rights to an Award may be subject to a participant agreeing to not compete with the Company or any of its subsidiaries, and to not solicit our business or employees. In addition, participants may be subject to non-disclosure and non-disparagement requirements. A breach of these restrictions may result in cancellation of Awards or the recovery by us of gain realized under an Award.

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PROPOSAL 4: APPROVE OF COLUMBUS MCKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN

Nonemployee Director Awards

The 2016 Plan can also be used to grant equity awards to our Nonemployee Directors, so that they too will develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and so that their interests will be more aligned with those of our shareholders.

Nonemployee Directors can be granted any of the Awards available under the 2016 Plan, except ISOs which are only available for employees, subject to the limits set forth in the 2016 Plan. The Board shall from time to time determine the nature and number of Awards to be granted to Nonemployee Directors, subject to the limitations set forth in the 2016 Plan.

New Plan Benefits

As discussed above, on May 20, 2024, the Compensation Committee approved contingent grants of a specified dollar value of performance stock units to certain of the Company’s employees (including the NEOs). The number of performance-based stock units to be received by each grantee will be determined as the quotient obtained by dividing the dollar value of the performance-based stock award granted to such grantee by the 20-day average price of the Company’s common stock as of the grant date. The receipt of the contingent grants of performance stock units is subject to approval by our shareholders of the second amended and restated 2016 Plan. If our shareholders do not approve this Proposal 4, the contingent grants of performance stock units will be forfeited. If our shareholders approve this Proposal 4, a portion of the increase in the number of shares of our common stock reserved for issuance under the second amended and restated 2016 Plan would be used to satisfy these contingent grants of performance stock units.

The following table sets forth the grant value of the performance-based stock units as approved by the Compensation Committee on May 20, 2024 and the number of performance-based stock units that would have been granted to the specified individuals using an assumed grant date of May 20, 2024 and the 20-day average price of the Company’s common stock as of such date. So long as shareholder approval of this Proposal 4 is obtained, the number of performance-based stock units to be granted to each such grantee will be determined using the 20-day average price of the Company’s common stock as of the grant date, which is expected to be the date on which shareholder approval of this Proposal 4 is obtained, and, as a result, the number of performance stock units received by each grantee may be higher or lower than the number of performance stock units specified in the table below.

	Performance Stock Units

Name and Position	Approved Grant Value(1) ($)	Assumed Number of Units(2)
David J. Wilson, President and Chief Executive Officer	1,850,000	42,791
Gregory P. Rustowicz, Executive Vice President, Finance and Chief Financial Officer	424,875	9,828
Terrance J. Schadeberg, President, Americas	325,500	7,529
Alan S. Korman, Sr. Vice President, General Counsel, Corp. Development, and Secretary	302,250	6,992
Bert A. Brant, Sr. Vice President, Global Operations	276,250	6,390
All Executive Officer as a group (9 persons)	4,086,625	94,529
All Non-Employee Director as a group (8 persons)	—	—
All Non-Executive Officer employees as a group	—	—

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PROPOSAL 4: APPROVE OF COLUMBUS MCKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN

(1)	The grant value is 50% of each executive officer’s annual FY25 Long Term Incentive Plan opportunity, which was approved by the Compensation Committee on May 20, 2024.

(2)

The number of performance stock units specified in the table above are included at “target” levels based upon the 20-day average price of the Company’s common stock as of May 20, 2024, which was assumed to be the grant date of such performance stock units for purposes of preparation of this table. The exact number of performance-based stock units to be received by each such grantee will be determined using the 20-day average price of the Company’s common stock as of the grant date, which is expected to be the date on which shareholder approval of this Proposal 4 is obtained. Performance awards may be eligible to vest in 200% of the “target” award levels at “maximum” performance level.

All other future awards to be granted under the 2016 Plan are within the discretion of our Board or the Compensation Committee and therefore, it is not possible to determine how many discretionary grants, nor what types, will be made in the future to grantees. It is also not possible to determine how many discretionary grants will vest rather than be forfeited. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our common stock that will be distributed to grantees under the 2016 Plan.

Certain Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of Awards under the 2016 Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2016 Plan, nor does it cover state, local, or non-U.S. taxes.

ISOs

An employee generally realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the employee. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. The same amount is generally deductible by us as a compensation expense. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the employee exercises an ISO and satisfies the holding period requirements, we may not deduct any amount in connection with the ISO.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

NQSOs

An optionee generally has no taxable income at the time of grant of an NQSO but realizes ordinary income in connection with the exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. In general, the same amount is deductible by us as a compensation expense. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which we are not entitled to a deduction.

SARs

In general, a participant has no taxable income at the time of grant of an SAR but realizes ordinary income in connection with the exercise of an SAR equal to the fair market value (at the time of exercise) of any shares acquired or the amount of cash received upon exercise of the SARs. In general, the same amount is deductible by us as a compensation expense at the same time.

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PROPOSAL 4: APPROVE OF COLUMBUS MCKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN

Restricted Stock Units (RSUs), Deferred Stock Units (DSUs), Performance Share Units (PSUs) and Performance Units (PUs)

In general, a participant has no taxable income at the time of grant of any RSUs, DSUs, PSUs or PUs, but realizes ordinary income in connection with the settlement of any RSUs, DSUs, PSUs or PUs equal to the fair market value (at the time of settlement) of any shares delivered or the amount of cash received by the participant in settlement of the RSUs, DSUs, PSUs or PUs. In general, the same amount is deductible by us as a compensation expense at the same time.

Restricted Stock and Performance Shares

In general, a participant has no taxable income at the time any restricted stock or performance shares are granted but realizes ordinary income at the time any restricted stock or performance shares vest equal to the fair market value (at the time of vesting) of any vested shares. Alternatively, if a participant makes a “Section 83(b) Election,” the participant realizes ordinary income at the time any restricted stock or performance shares are granted equal to the fair market value of the restricted stock or performance shares on the date the restricted stock or performance shares are granted. In general, the amount of compensation the participant is required to recognize as ordinary income is deductible by us for the year in which the compensation amount is includible in income by the participant.

Cash-Based Awards and Other Stock-Based Awards

The federal income taxation of any cash-based awards or other stock-based awards will depend on the terms and conditions of those awards. However, it is generally anticipated that a participant will realize ordinary income at the time any cash-based awards or stock-based awards are paid to the participant equal to the fair market value (at the time of settlement) of any shares delivered or the amount of cash received by the participant in settlement of the cash-based award or stock-based award, and that the same amount would generally be deductible by us as a compensation expense at the same time.

Other

Awards under the Plan may be subject to tax withholding. Where an award results in income subject to withholding, we may require the participant to remit the necessary taxes to us. If the Compensation Committee approves, participants may satisfy their tax withholding requirements by causing shares of our common stock to be withheld.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting or payment of awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the corporation.

Certain awards granted under the Plan may constitute a “nonqualified deferred compensation plan” under Code Section 409A. Failure to satisfy the applicable requirements under Code Section 409A could result in the acceleration of income and additional income tax liability, including certain penalty taxes. Any awards granted under the Plan are intended to be exempt from or compliant with Code Section 409A.

Code Section 162(m) imposes a $1 million limit on the amount a public company may deduct for compensation paid in a year to a company’s principal executive officer, principal financial officer, or any of the company’s three other most highly compensated executive officers who are employed in such role at any time during the year (each, a “covered employee”). Once an individual is a covered employee in a taxable year beginning after December 31, 2016, the individual remains a covered employee, even after

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PROPOSAL 4: APPROVE OF COLUMBUS MCKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN

termination of employment. Accordingly, Section 162(m) may restrict our ability to deduct amounts related to Awards under the 2016 Plan (or other compensation amounts payable to a covered employee) to the extent those amounts are payable to a covered employee and exceed $1 million during any year.

Other Information

The 2016 Plan provides that an Award may not be transferred except in the event of the employee’s death or unless otherwise required by law. Other terms and conditions of each Award will be set forth in award agreements, which can be amended by the Compensation Committee.

Vote Required

Approval of Proposal 4 requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “FOR” a proposal must exceed the number of shares voted “AGAINST” such proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this Proposal 4.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2024, including the amended and restated 2016 Plan:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in first column)(1)
Equity compensation plans approved by security holders	1,193,840	$35.37	339,019
Equity compensation plans not approved by security holders	—	—	—
Total	1,193,840	$35.57	339,019
(1)

339,019 shares remained available for issuance as Awards under the amended and restated 2016 Plan as of March 31, 2024. This figure does not include the additional 2,800,000 shares that are included as part of the second amended and restated 2016 Plan, for which shareholder approval is sought pursuant to Proposal 4 of this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” THE APPROVAL OF THE COLUMBUS McKINNON CORPORATION SECOND AMENDED AND RESTATED 2016 LONG TERM INCENTIVE PLAN.

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CORPORATE GOVERNANCE POLICY

Effective corporate governance is essential for maximizing long-term value for our shareholders. We review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We also consider the rules of the SEC and the listing standards of Nasdaq. Our beliefs have been grounded in being a values-based ethically led organization, and it is this foundation that continues to influence our decisions and leadership.

Our governance structure is set forth in our Corporate Governance Guidelines and other key governance documents outline the composition, operations, and responsibilities of the Board. These guidelines are reviewed at least annually and updated as appropriate in response to evolving best practices, regulatory requirements, feedback from our annual Board evaluations, and recommendations made by our shareholders, all with the goal of supporting and effectively overseeing our ongoing strategic transformation.

Our Corporate Governance Guidelines embody many of our long-standing practices, policies, and procedures, which collectively form a corporate governance framework that promotes the long-term interests of our shareholders, promotes responsible decision-making and accountability, and fosters a culture that allows our Board and management to pursue Columbus McKinnon’s strategic objectives.

KEY BOARD RESPONSIBILITIES

The Board’s Strategic Oversight Role

The Board has oversight responsibility for our company’s business strategy and strategic planning. Our Board formally reviews our Company’s business strategy, including the risks and opportunities facing the Company and its portfolio, at an annual strategic planning session. In addition, long-range strategic issues, including the performance and strategic fit of our businesses, are discussed as a matter of course at Board meetings. Our Board regularly discusses corporate strategy throughout the year with management formally as well as informally and during executive sessions of the Board as appropriate.

Columbus McKinnon operates in a rapidly changing environment that requires significant Board engagement with our strategy. As Columbus McKinnon advances its transformation, the Board works with management to respond to a dynamically changing environment. Given the iterative nature of this transformation, the Board’s oversight over strategy is a continuous process. Throughout the year, the Board and its committees oversee and guide management with respect to a variety of strategic matters, and strategic discussions are embedded in Board and Board committee meetings

While the Board and its committees oversee our strategic planning process, management is responsible for executing our strategy. The Board receives regular updates and engages actively with our senior management team regarding key strategic initiatives, technology updates, competitive and economic trends, and other developments. The Board’s oversight and our management’s execution of our business strategy are intended to help promote the creation of long-term shareholder and stakeholder value in a sustainable manner, with a focus on assessing both potential opportunities available to us and risks that we might encounter.

Columbus McKinnon believes that a strong, ethical corporate culture is a key element of sound and sustainable corporate governance practices, beginning at the top with the CEO and other senior leadership. The Board plays a critical role in supporting and overseeing Columbus McKinnon’s corporate culture, mission, values, and setting the “tone at the top” by adopting policies, a code of ethics, a philosophy for hiring, and compensation practices that promote ethical behavior, compliance with laws and regulations, including those pertaining to consumer protection and privacy, effective internal controls

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CORPORATE GOVERNANCE POLICY

and risk management, and sound governance. The Company’s programs, policies, and practices also support a strong and sustainable culture in several ways, including through the corporate governance framework, risk management program, ethics program, and talent management and compensation policies and practices.

The Board’s Role in Risk Oversight

Taking reasonable and responsible risks is critical to our continued innovation, growth, and achievement of our strategic objectives. The Board and the Board committees actively oversee and monitor the management of the most significant risks that could impact our company. The Board does not view risk in isolation, but instead considers risk in conjunction with its oversight of Columbus McKinnon’s strategy and operations. Columbus McKinnon identifies, assesses, and assigns responsibility for managing risks through its annual enterprise risk management process, other internal processes, and internal control environment. The Board, Board committees, and management manage the risks for our company with a long-term perspective but evaluate risks over a shorter or intermediate term to the extent these risks could impact our company over the long term. From time to time, third-party experts are also consulted as part of this risk assessment process. Our Board of Directors oversees an enterprise- wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of the Company’s risk management is not only understanding the risks it faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management.

In particular, the Audit Committee oversees the Company’s enterprise risk management process, as well as focuses on financial, cyber and fraud risks, including internal controls, and receives an annual risk assessment report from the Company’s General Counsel and internal auditors. A Cyber Sub-Committee was formed in Fiscal Year 2024 to meet bi-annually to take a deeper dive into cyber related risks. The Company’s General Counsel and his staff also assist the Board of Directors in fulfilling its oversight responsibility with respect to regulatory compliance and legal issues that affect the Company. In addition, in setting compensation, the Human Capital, Compensation and Succession Committee strives to create incentives that encourage a level of appropriate risk-taking behavior consistent with the Company’s business strategy and goals and access compensation risks annually. The Board, Board committees, and management coordinate risk oversight and management responsibilities in a manner that we believe serves the long-term interests of our company and our shareholders through established periodic reporting and open lines of communication.

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CORPORATE GOVERNANCE POLICY

Enterprise Risk Management

We continuously improve our Enterprise Risk Management (“ERM”) process. In Fiscal Year 2024, we introduced a new risk survey, in which we asked over 60 of our global leaders (100% response rate) to identify and prioritize potential risks to the company. Specifically, each participant was asked to rate each pre-defined risk on three (3) variables: Impact, Probability, and Preparedness. Based on those results, each participant was then asked to force-rank the top risks. We also included open questions asking participants to identify any emerging risks or risks that were not listed on the survey. Our key enterprise risks were presented to our Executive Leadership Team and Board of Directors. Leaders were assigned to critical risks, and teams put mitigation plans in place. The updated process allows for both qualitative and quantitative risk assessment, includes input from a broader group within the organization and allows us to compare results from year to year to evaluate the success of our mitigation plans. The ERM process and results were shared in our Global Management Meeting, and we continue the cycle of executing and monitoring our progress throughout the year. Environmental, Social, and Governance risks are integrated into this process and are incorporated in the ESG Materiality Assessment.

Key Areas of Risk Oversight

Full Board

•  Primary responsibility for risk oversight, including approval or strategic objectives and defining risk appetite

•  Delegates oversight of management of certain risks to Board committees

•  Receives regular reports from the committees regarding risk related matters

Audit	Human Capital, Compensation and Succession	Corporate Governance and Nomination

•  Overall risk assessment and management

•  Financial exposures, controls, statements, systems, reporting

•  Regulatory and compliance, including FCPA/anti-bribery and whistleblower program

•  Data protection, cyber security

•  Financial and controls aspects of ESG related disclosures

•  Senior executive compensation

•  Executive succession planning

•  Overall risk related to the Company’s compensation policies and practices

•  Talent and leadership development

•  Human capital management

•  Director compensation

•  Culture & engagement

•  Corporate governance

•  Board succession

•  Environmental compliance, risks & stewardship practices

•  Diversity, Equity, and Inclusion efforts & progress

•  Social and political issues not allocated to other Committees

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CORPORATE GOVERNANCE POLICY

Data Protection and Cybersecurity

The Audit Committee has primary responsibility for overseeing risks related to cybersecurity and privacy, although the full Board also exercises oversight over these risks. Securing the information of our customers, associates, vendors and other third parties is important to us. At least quarterly, or more frequently if needed, the Audit Committee and/or the full Board receives detailed reports on data protection and cybersecurity matters from senior IT leaders, including our Chief Digital Officer.

A Cyber Sub-Committee was formed in Fiscal Year 2024 to meet bi-annually to take a deeper dive into cyber related risks. The topics covered at the various Audit Committee and full Board meetings include risk identification and management strategies, customer data protection, the Company’s ongoing risk mitigation activities, results of third-party assessments and testing, results of tabletop exercises, updates on potential cybersecurity threats, updates on training initiatives and governance.

We have adopted physical, technological, and administrative controls on data security, and have a defined procedure for data incident detection, containment and response elevation, coordination, and remediation. We require data privacy and security awareness training to be completed by associates annually and during onboarding by contractors. On an annual basis, we conduct risk assessments and compliance audits, both internally and by independent third parties, against standards including the National Institute of Standards and Technology security framework (“NIST”) and Payment Card Industry Data Security Standards (“PCI DSS”), and regularly benchmark and evaluate program maturity with industry leaders. We also maintain information security risk insurance coverage.

The Board’s Role in ESG Oversight

We believe what is commonly referred to as “ESG” is embedded in how we run our business, aligns closely with our corporate culture and strategy, and supports value creation for our business and shareholders. The Board and its committees actively oversee Columbus McKinnon’s sustainability strategy and related risks. They are actively engaged, provides oversight, and drive our sustainability and broad ESG initiatives and strategic priorities. The Board has formed a collaborative and open relationship with the management team. On a quarterly basis, the Board, specifically the Corporate Governance Committee, meets with Columbus McKinnon’s General Counsel and Director of Corporate Social Responsibility to review strategic plans, metrics, and targets pertaining to ESG.

The Board plays a critical role in providing management insight on key issues with unique outside perspectives. Columbus McKinnon leverages the diverse backgrounds of our Board members, which has equipped each of them to provide a unique perspective and advice on ESG-related issues. Together with the Board, we are committed to and accountable for reporting our progress and continually examining issues that are most important to our business. In many cases, committees will be the first level of oversight, although certain matters may be handled by the Board directly or following initial review by a committee. The Board has ultimate oversight of ESG and Sustainable Impact strategy, risks, and opportunities.

The Board intentionally integrates ESG related topics into discussions on many other aspects of the business and embeds sustainability into the Board’s governance process. In addition, our Board members stay abreast of the quickly changing ESG landscape, including investor expectations and regulatory requirements, which enables them to partner with management to develop a sound plan to keep up with the evolving ESG environment and mitigate risk by proactively addressing emerging issues.

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The Board itself continues to evolve and diversify with the addition of new members with myriad experiences, skills, and strategic insights that add value and advance our strategy. This gives us an edge, driving stronger growth and delivering top-tier financial performance as a global leader in intelligent motion solutions. We have three key pillars of focus for our ESG initiatives: (1) Process and Governance, (2) People and Social Impact, and (3) Planet and Environmental Stewardship. Within the context of each of these three pillars, our annual ESG Report describes the key corporate social responsibility, sustainability, and governance issues relevant to the Company, our initiatives and goals related to those issues, and our progress with respect to those initiatives. We center our efforts and reporting on the issues that are most important to the long-term health of our business and shareholders across our value chain. To determine our ESG priorities, we consider inbound impact: the impact our business has on society, and outbound impact: the impact ESG factors have on our business. Through this process, we identify those ESG factors that are most critical, and where we focus our resources to ensure the sustainability of our business. The Company maintains a dedicated webpage to provide access to information about the Company’s oversight and management of relevant environmental, social, and governance matters, which can be found at https://investors.cmco.com/governance/governance. Our annual ESG Reports, which are available on this webpage, reflect our cross-functional efforts as well as feedback from our shareholders and other shareholders.

Corporate responsibility remains a key component of our business strategy and ensures the sustainability and resiliency of the Company long-term. We are continuously driving to enhance our Environmental, Social and Governance (“ESG”) programs and integrate ESG into all aspects of our business. We believe that our focus on ESG and being good corporate stewards have enabled us to grow and service our customers in this volatile global economic environment. We are proud to have made significant progress toward our ESG priorities in Fiscal Year 2024. We have continued to enhance our governance processes, calculated our full emissions profile, and made significant investments in people and technology enablers. Our Board of Directors and Executive Leaders are engaged and are constantly assessing risks, opportunities, and potential impacts of ESG-related issues on our business. We are dedicated to operating with the highest integrity and being increasingly transparent with our stakeholders about our ESG journey. For more information on our specific ESG programs, see our Columbus McKinnon Fiscal Year 2024 Corporate Social Responsibility Report.

Creating Shared Value Through Our Sustainability Program

Addressing societal issues in ways that create value for our business and stakeholders is a hallmark of Columbus McKinnon’s enterprise strategy and our approach to sustainability priorities. We believe we maximize long-term value for shareholders by serving our stakeholders: our customers, employees, suppliers, business partners, communities, and the planet. Addressing such societal needs builds the value of our business. Better put, as business strengthens society, society strengthens business. Each of

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our sustainability priorities offers a discrete shared value proposition. Doing so aligns our business objectives with societal objectives and increases our ability to create value for the long term. Our leaders view sustainability not as a separate stream of activity from our main business but as integrated into our values, culture, identity, and everyday business practices. To support that integration, we have teams of key internal stakeholders to help provide insight from across the business, support strategic alignment and champion initiatives.

Board Oversight

Full Board Responsibilities

- Business Strategy & Strategic Planning
- Strategic Risks & Opportunities
- Mergers & Acquisitions Strategy
- Board & Executive Management Composition & Succession Planning
- Review & Approve Corporate Policies & Procedures
- Financial, Operational, & Strategic Performance
- Employee Health & Safety

Corporate Governance & Nomination Committee	Audit Committee	Human Capital, Compensation & Succession Committee
• Corporate governance • Board and Director succession planning and skill-set • Corporate social responsibility, environmental and responsible sourcing initiatives, risks, and opportunities • Environmental compliance & stewardship practices • Diversity, Equity, and Inclusion efforts & progress • Social and political issues not allocated to other Committees	• Overall risk assessment and management • Financial exposures, statements, controls, systems, and reporting • Regulatory and compliance, including FCPA/anti-bribery and whistleblower program • Data protection and cyber security • Financial and controls aspects of ESG related disclosures	• Senior executive compensation • Senior executive succession planning • Overall risk related to the Company's compensation policies and practices • Talent and leadership development • Human capital management • Non-employee director compensation • Culture & engagement

Management Oversight

Legal Department	Executive ESG Committee
• Develops and manages ESG strategy • Communicates strategy updates to the Board, Management, and the organization • Manages ESG integration into the business	• Meets on a quarterly basis • Discusses resource allocation • Reviews progress to ESG targets • Determines corporate ESG initiatives • Supports the integration of ESG strategy

ESG Sponsors & Core Teams

- Drive and support corporate initiatives within the organization via local teams globally
- Communicate high-level structure, programs, and targets to local teams

Local Teams

Green Teams	CMCO Cares
• Develop local site goals • Drive enterprise goals • Be advocates for environmental initiatives • Report metrics and progress to goals • Attend quarterly companywide meetings with all Green Team Leaders	• Champion community involvement • Organize and promote site community involvement events • Report data from community events • Attend quarterly companywide meetings with all CMCO Cares Site Ambassadors

Environmental Stewardship

Environmental stewardship is a company-wide effort supported by our leadership team and executed by our global Green Teams. In Fiscal 2024, we maintained our overall scope 1 & 2 emissions levels from the previous year whiling achieved a record breaking $1 billion in revenue. We continue to look for opportunities to reduce our carbon emissions with a balanced approach that utilizes our resources to maximize stakeholder value. Notably, 84% of our operating facilities now exclusively use LED lighting in production areas, We are currently on track to achieve LED lighting in all operational areas by Fiscal Year 2025.

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Social Responsibility

Our people and Values remain at the center of our Columbus McKinnon Business System. We prioritize employee safety, health, and welfare, aiming to create a positive social impact for our employees, their families, and our communities. Safety stands as our top Value, as evidenced by our year over year low Total Recordable Injury Rate (TRIR). The Fiscal 2024 TRIR was 0.71, and 48% of our manufacturing sites and warehouses had no recordable injuries during this period. We also remain committed to our Human Resources Framework, which focuses on attracting, developing, engaging, and rewarding talent. Our third Employee Engagement Survey achieved an 85% global participation rate, a 7% increase from Fiscal 2023. Our CMCO Cares teams continues to support local communities by donating to 85 charitable organizations worldwide and participating in 48 community engagement events throughout the fiscal year.

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The Board’s Role in Human Capital

We believe that our team members are the foundation of our business and that their hard work, passion, commitment, and experience drive our success. The Board views effective human capital management as key to the Company’s ability to execute its long-term strategy. As a result, the Board oversees and regularly engages with our Chief Executive Officer, Chief Human Resources Officer, and senior leadership on a broad range of human capital management topics, including culture, talent management, succession planning, compensation, benefits, diversity, equity & inclusion, and feedback gathered from the Company’s annual employee engagement survey.

We believe our team members are key to our transformation and continued progress. We have built an open culture where great people have the opportunity to flourish. We empower our partners to deliver on our mission of improving lives to guide our customer offerings, serve our customers, and grow within our organization. We encourage candid feedback, a broad range of opinions, innovative thinking, and, importantly, people who have a passion for the business.

We strive to create an environment that embraces diverse backgrounds and perspectives. Or commitment to fostering a diverse, equitable, and inclusive environment begins at the top. We are committed to creating a culture where partners feel as if they can achieve their career goals, through ongoing growth and development opportunities and fair performance management and promotion processes. We offer competitive compensation and benefits programs, as well as a range of health and wellness offerings. We also invest significant resources to attract, develop, and retain top talent.

At Columbus McKinnon, maintaining a healthy, safe environment for our team members and customers is embedded in our mission and values. We are committed to driving a culture of safety for our teams, customers and communities through standard operation, the use of technology to deliver training and the attitude of continuous improvement.

Similarly, we consistently reinforce these strategic focus areas through repeated communication and recognition of our six Values created to support a transformation-focused culture—not just transformation of the business, but of each employee as they grow within the Company.

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Another improvement we have made was by updating our Compensation and Succession Charter to include broader Human Capital elements. The Human Capital, Compensation, and Succession Committee will regularly review items more broadly related to our Human Capital strategy items including, but not limited to the talent, labor relations, salary competitiveness for non-executives, and policies. By actively overseeing these additional areas, they ensure we have a robust pipeline of skilled individuals to execute our company’s vision.

Talent and Development

Our company’s performance is underpinned by its vibrant, inclusive culture and our exceptional teams. These global team members represent the industry’s top talent, bringing diverse backgrounds and innovative ideas that fuel our continuous innovation. As part of our commitment to talent management, we prioritize attracting, developing, engaging, retaining, and rewarding the best talent at all levels of the organization.

It is by design that we regularly check how Columbus McKinnon is performing against market benchmarks in attracting, developing, engaging, retaining, and rewarding our team. In Fiscal Year 2024 we graduated 65 emerging, new, and existing leaders strengthening the leadership skills across the business.

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GENERAL CORPORATE GOVERANCE POLICY

Our Board of Directors believes that its overriding responsibility is to offer guidance and the benefit of its collective experience to help our management understand the risks confronting, and opportunities available to our Company. In furtherance of this responsibility, our Board of Directors has adopted a General Corporate Governance Policy setting forth certain policies, guidelines, and procedures it deems important to the successful satisfaction of this responsibility.

These policies and procedures include guidelines as to the eligibility, independence, evaluation, education, succession planning, compensation, and indemnification of our directors, as well as with respect to specific transactions requiring the prior formal approval of our Board of Directors. A copy of our General Corporate Governance Policy is posted on the Investor Relations section of the Company’s website at investors.cmco.com.

BOARD LEADERSHIP STRUCTURE

The leadership structure of our Board is designed to promote robust oversight, independent viewpoints, and the promotion of the overall effectiveness of the Board. Our board regularly reviews its leadership structure to evaluate whether the structure remains appropriate for the company. As part of our annual Board of Directors self-evaluation process, we evaluate our leadership structure to ensure that it continues to provide the optimal structure for our Company and shareholders. A Chair rotation and succession schedule is reviewed and updated annually by the Board in addition to the Chairman conducting individual reviews with the Directors on their interests and thoughts around Chair candidates, rotation, and succession.

We believe our current leadership structure is the optimal structure for our Company at this time. The Board of Directors regularly evaluates the composition of the Board to ensure an appropriate mix of skills, experiences, and diversity of perspectives to effectively oversee the strategic direction of the Company and considers its leadership structure in this process. In 2023 the Board refreshed its committee structure, appointed a new Chairman and Lead Chair, and presently includes four of nine members that represent diverse demographic backgrounds, three of whom are women, and two are ethnically diverse.

The roles of the Company’s Chairman of the Board and President and Chief Executive Officer have been served by separate individuals since 1998. This leadership structure supports our belief that it is the President and Chief Executive Officer’s responsibility to manage the Company and the Chairman’s responsibility to manage the Board. Since August 2005 through today, the Chairman of the Board has been filled by an independent Director except between January 10, 2020, to June 1, 2020, where both roles were filled by Mr. Fleming on an interim basis while the Board searched for a CEO. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have an Independent Chairman whose sole job is leading the Board. We believe over the years that our President and Chief Executive Officer and Chairman of the Board have had an excellent working relationship. By separating the roles of the Chairman of the Board and President and Chief Executive Officer positions, we ensure there is no duplication of effort between them. We believe this provides strong leadership for our Board of Directors, while also positioning our President and Chief Executive Officer as the leader of the Company in the eyes of our customers, employees, and other stakeholders.

BOARD COMPOSITION AND DIVERSITY

Our Corporate Governance and Nomination Committee is responsible for developing the general criteria, subject to approval by our Board of Directors, for use in identifying, evaluating, and selecting qualified candidates for election or re-election to the Board. The Governance and Nomination Committee annually reviews the appropriate skills and characteristics required of Board members in the context of the current

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composition of the Board including, reviewing, and updating a Board competency skills matrix for each Director. The Governance and Nomination Committee, in recommending candidates for election or re-election to the Board, seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance, and global markets. When the Corporate Governance and Nomination Committee review a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the attributes of the existing Directors.

The charter of the Corporate Governance and Nomination Committee includes as a statement of responsibility that assures the composition of the Board of Directors includes appropriate breadth, depth and diversity of experience and capabilities. In identifying candidates for Director, the Corporate Governance and Nomination Committee and the Board of Directors consider (i) the comments and recommendations of Directors made in connection with the Board’s annual self-evaluation regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members, (ii) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors overall composition, (iii) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors, and (iv) all other factors it considers appropriate. Our current board has been refreshed over the past several years to include a rich mixture of educational, professional, experiential, gender, and global diversity and we will continue to consider these and the other mentioned factors when considering future directors.

We include in our ranks four sitting and one former CEO, two former CFO’s, two directors with deep technology backgrounds, and nine with leadership experience outside of the United States. The following statistics are for the Directors up for election.

BOARD OF DIRECTORS INDEPENDENCE

Our Board of Directors has determined that each of its current members, other than Mr. Wilson, is independent within the meaning of the NASDAQ Stock Market, Inc., listing standards as currently in effect. In addition, our Chairman of the Board, Lead Director and each member of the Audit Committee, the Corporate Governance and Nominating Committee and the Human Capital, Compensation and Succession Committee is independent.

BOARD MEETINGS AND ATTENDANCE

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. All Directors are expected to attend each meeting of the Board of Directors and the committees on which he or she serves, and are also invited, but not required, to attend the Annual Meeting. Agendas for meetings of the Board of Directors include executive sessions for the independent Directors to meet without the management Director present. During the fiscal year ended March 31, 2024, our Board of Directors held 6 meetings. Each Director has attended at least 75% of the aggregate number of meetings of our Board of Directors and meetings held by all committees of our Board of Directors on which he or she served and attended the 2023 Annual Shareholder Meeting, other than Mr. Stephens who was elected by the Board in March 2024.

BOARD, COMMITTEE AND DIRECTOR ASSESSMENT PROCESS

Annually, in compliance with the Nasdaq rules and other applicable laws, rules, and regulations, the Board and its committees conduct formal self-evaluations to assess and improve the Board’s effectiveness and functionality. Our Board recognizes that a robust and constructive evaluation process is an essential component of Board effectiveness. The Corporate Governance and Nomination

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Committee has the responsibility for administering an annual review process for the Board. The Corporate Governance and Nomination Committee has established a rigorous and thorough annual assessment process that include the completion of written assessments of the performance of the full Board and its committees, as well as one-on-one interviews by the Chairman of all directors. The directors also complete a written assessment of the performance of the Chief Executive Officer.

At the completion of the process, each director receives the Board and Committee assessment results. The Chairman of the Board also reviews the assessment results with the full Board. The Chairman and Chair of Human Capital and Succession Committee meet with the Chief Executive Officer to review his performance. In addition, the chair of each committee shares the results of this process with the committee members.

DIRECTOR NOMINATIONS

The nominating and corporate governance committee periodically reviews and recommends to our board the skills, experience, characteristics, and other criteria for identifying and evaluating directors. Our board expects directors to be open and forthright, to develop a deep understanding of the Company’s business, and to exercise sound judgment in fulfilling their oversight responsibilities. Directors should embrace the Company’s values and culture and should possess the highest levels of integrity.

The nominating and corporate governance committee evaluates the composition of our board annually to assess whether the skills, experience, characteristics, and other criteria established by our board are currently represented on our board as a whole and in individual directors, and to assess the criteria that may be needed in the future in light of the Company’s anticipated needs.

The board and the nominating and corporate governance committee also actively seek to achieve a diversity of occupational and personal backgrounds on the board, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age, and sexual orientation. As part of the search process for each new director, the nominating and corporate governance committee actively seeks out women and diverse candidates to include in the pool from which board nominees are chosen. The nominating and corporate governance committee reviews the qualifications of director candidates and incumbent directors in light of the criteria approved by our board and recommends the Company’s candidates to our board for election by the Company’s shareholders at the applicable annual meeting. We also assess qualifications and characteristics of our directors, including racial and ethnic diversity, as part of our board’s annual self-evaluation process.

CODE OF CONDUCT

Our Board of Directors adopted a Code of Conduct which governs all of our directors, officers, and employees, including our Chief Executive Officer and other executive officers. This Code of Conduct is posted on the Corporate Governance section of the Company’s website at www.cmco.com and on the Company’s intranet. Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program. She also has responsibility to provide updates on our ethics and compliance program to the Audit Committee. Our Director of Corporate Social Responsibility is responsible for developing our Environmental, Social and Governance (ESG) compliance platform and in 2023, we published our third annual Sustainability Report.

COMMITTEES OF THE BOARD OF DIRECTORS

During Fiscal 2024, the Board has three standing Committees: Audit, Human Capital, Compensation and Succession Committee, and Corporate Governance and Nomination. The charter for each committee is available on the Company’s Investor Relations website at https://investors.cmco.com/governance/governance-documents.

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The current members of our committees, the principal functions of each committee and the number of meetings held in Fiscal 2024 are shown below. Each member of each committee during Fiscal 2024 was, and each current member continues to be, independent under our Director Independence Standards, as well as applicable SEC rules and Nasdaq listing standards.

Annually, the Governance and Nomination Committee assesses and considers membership for each of the Board’s standing committees. This review considers, among other factors, committee needs, director experience, committee succession planning, and the desire to balance membership continuity with new insights.

Audit Committee

Independent Members: Michael Dastoor, Chair Chad R. Abraham Chris J. Stephens, Jr. Meetings in FY24: 5

Primary Responsibilities

•  Assist the Board in monitoring the integrity of our financial statements, our compliance with financial reporting and related legal and statutory requirements and the independence and performance of our internal and external auditors.

•  Review our enterprise risks and enterprise risk management policies, including financial and cyber risks and oversight of the cyber –Sub-Committee.

•  Select and employ a firm of independent registered public accountants to audit our financial statements and internal control over financial reporting each year, which firm is accountable to the Audit Committee and the Board.

Each member of our Audit Committee is independent as defined under the Securities Exchange Act of 1934, as amended and section 3 of the Sarbanes-Oxley Act of 2002, and under the NASDAQ Stock Market, Inc. rules. Pursuant to Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Messrs. Dastoor, Abraham, and Stephens qualify as “audit committee financial experts.” The duties of our Audit Committee consist of (i) appointing or replacing our independent auditors, (ii) pre-approving all auditing and permitted non-audit services provided to us by our independent auditors, (iii) reviewing with our independent auditors and our management the scope and results of our annual audited financial statements, our effectiveness of internal control over financial reporting, our quarterly financial statements and significant financial reporting issues and judgments made in connection with the preparation of our financial statements, (iv) reviewing our management’s assessment of the effectiveness of our internal controls, (v) reviewing insider and affiliated party transactions , (vi) establishing procedures for the receipt, retention and treatment of complaints received regarding accounting or internal controls, (vii) overseeing the enterprise risk management process, and cyber Sub-Committee. The Audit Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.cmco.com.

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Human Capital, Compensation and Succession Committee

Independent Members: Jeanne Beliveau-Dunn, Chair Aziz S. Aghili Kathryn V. Roedel Chris J. Stephens, Jr. Meetings in FY24: 5

Primary Responsibilities

•  Review and make recommendations to the Board regarding management organization, succession, and development programs.

•  Review and approve, or recommend for approval, the election of corporate officers and their salaries, incentive compensation, and bonus awards.

•  Make the decisions required by a committee of the Board under all stock and deferred compensation plans.

•  Approve and report to the Board changes in salary ranges for all other major position categories and, as outlined in its charter, changes in our retirement, group insurance, investment, management incentive compensation and bonus and other benefit plans.

Each member of our Human Capital, Compensation and Succession Committee is an independent Director under the NASDAQ Stock Market, Inc., rules currently in effect. The principal functions of this Committee are to (i) review and make recommendations to the Board of Directors concerning our compensation strategy, (ii) establish corporate performance measures and goals under our performance-based incentive programs, (iii) determine individual compensation targets for our executive officers under our incentive programs, (iv) evaluate and certify whether performance goals have been met at the end of the performance period, (v) determine salary increases and award amounts for individual executive officers, (vi) review and approve (or recommend to the Board of Directors for approval) any material changes to our salary, incentive, and benefit programs and assure that these programs are administered in a manner consistent with the compensation strategy, (vii) review and make recommendations to the Board of Directors concerning equity grants, (viii) assess and evaluate risk in connection with our compensation plans and programs, (ix) review and make recommendations to the Board of Directors concerning compensation and bonus for the Chief Executive Officer and Chief Financial Officer, and (x) perform other functions as identified in the Human Capital, Compensation and Succession Committee charter.

The Human Capital, Compensation and Succession Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.cmco.com. Additional information on the Human Capital, Compensation and Succession Committee’s processes and procedures are addressed in the Compensation Discussion and Analysis section of this Proxy Statement.

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Corporate Governance and Nomination Committee

Independent Members: Aziz S. Aghili, Chair Kathryn V. Roedel Rebecca Yeung Jeanne Beliveau-Dunn Meetings in FY24: 4

Primary Responsibilities

•  Make recommendations to the Board concerning the size, composition, skills of the Board and its committees.

•  Recommend nominees for election or reelection as directors.

•  Consider other matters pertaining to Board membership and governance.

•  Evaluate Board performance and assess the adequacy of, and compliance with, our Corporate Governance Guidelines and Code of Business Conduct.

•  Ensure governance and integration of material ESG initiatives into overall business strategy.

•  Drive diversity in Board succession planning and hiring practices.

Our Corporate Governance and Nomination Committee is responsible for (i) evaluating the composition, skills, organization and governance of our Board of Directors and its committees, (ii) monitoring compliance with our system of corporate governance, and (iii) developing criteria, researching, and making recommendations with respect to candidates for membership on our Board of Directors.

Each member of the Corporate Governance and Nomination Committee is an independent Director under the NASDAQ Stock Market, Inc., rules currently in effect. Our Corporate Governance and Nomination Committee does not solicit direct nominations from our shareholders but will give consideration to written recommendations for nominees from our shareholders for election as directors that are submitted in accordance with our By-Laws. See the information contained in our By-Laws under the heading “Shareholders’ Proposals.”

The Corporate Governance and Nomination Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.cmco.com.

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DIRECTOR STOCK OWNERSHIP GUIDELINES

Our General Corporate Governance Policy contains a guideline whereby all Directors are asked to beneficially own 5(X) their total cash compensation retainer within five (5) years of joining the Board. In determining ownership levels, we only include common stock owned outright by the officer or director, unvested time-based restricted shares and restricted stock units, and common stock owned by the officer or director through our retirement plan(s). Excluded from the ownership calculation are unexercised stock options (whether in-the- money or not) and unearned performance-based equity, such as PSUs. Any Restricted Stock Units granted to a director pursuant to the Columbus McKinnon Corporation 2016 Long Term Incentive Plan, as amended and restated in 2019 (the “Omnibus Plan”) and 2024, or any successor plan, are included in determining the number of shares owned by such Director for these purposes. All directors are in compliance with this Policy.

DIRECTOR NONQUALIFIED DEFERRED COMPENSATION PLAN

We maintain a “nonqualified” deferred compensation plan for our directors. The plan is an unfunded plan intended to help participants supplement their retirement income while providing them an opportunity to invest a portion of their cash and/or stock compensation. Under the plan, each Director who receives cash and stock compensation for board service may elect to defer all or a portion of his or her cash and/or stock compensation in a calendar year.

OFFICER STOCK OWNERSHIP GUIDELINES

Consistent with our objective of aligning management’s interests with shareholders, we have established stock ownership requirements for all corporate and operating officers to maintain or accumulate minimum ownership levels of the Company’s Common Stock. Executives are required to retain a portion of their equity compensation upon vesting of shares or exercise of options. The portion that each executive must continue to hold is described as the retention ratio which is applied to the after-tax shares received by the executive. If the value of shares held by an executive exceeds a specified multiple of base salary, the executive is no longer subject to the retention ratio requirement with respect to additional after-tax shares received by the executive. Each NEO is currently subject to the retention ratio requirement. Excluded from the ownership calculation are unexercised stock options (whether in-the-money or not) and unearned performance-based equity, such as PSUs. The following table summarizes the ownership guidelines, as well as the respective retention ratio, for executives:

Position / Title	Multiple of Base Salary	Retention Ratio

Chief Executive Officer	5X	50%

Chief Financial Officer	4X	50%

Other Executive Leadership (1)	3X	50%

Other Officers (2)	2X	40%
(1)	Messrs. Schadeberg, Korman and Brant are deemed Executive Leadership Team members.
(2)	Other Officers include the Controller and Treasurer.

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DIRECTOR COMPENSATION

The Board approves the compensation for non-management directors based on recommendations made by the Corporate Governances and Nomination Committee in collaboration with the Human Capital, Compensation and Succession Committee. The Board has designed the director compensation program to achieve four primary objectives:

•	Attract and retain talented directors with the skills and capabilities to execute on Columbus McKinnon’s strategy;

•	Fairly compensate directors for the work required in a company of Columbus McKinnon’s size, industry, and scope;

•	Recognize the individual roles and responsibilities of the directors; and

•	Align directors’ interests with the long-term interest of our shareholders

Director Compensation Procedures

The Corporate Governances and Nomination Committee and the Human Capital, Compensation and Succession Committee annually review the compensation program for Columbus McKinnon’s directors. Meridian, Columbus McKinnon’s’ independent compensation consultant, provides competitive compensation data and director compensation program recommendations to the Committees for review. The competitive compensation data includes information regarding the compensation (cash, equity, and other benefits) of the non-management directors within Columbus McKinnon’s comparator group and industry benchmarks.

Based on its review of the competitive market data and guidance from Meridian in the fourth quarter of Fiscal Year 2024, the Committees determined that the Company’s director compensation program meets the objectives listed above.

Director Compensation Structure

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In fiscal 2024, each non-employee Director was eligible to receive an annual cash retainer of $90,000 plus the following amounts for specified Board service, which amounts were pro-rated for any partial year service:

Chairman of the Board	$80,000

Lead Independent Director	45,000

Audit Committee Chair	20,000

Human Capital, Compensation and Succession Committee Chair	20,000

Corporate Governance and Nomination Committee Chair	20,000

In fiscal 2024, the equity-based portion of each non-employee Director’s annual retainer consisted of 3,168 shares of common stock that vested immediately.

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Compensation of Directors

The following table sets forth the compensation of the Company’s Directors for the fiscal year ended March 31, 2024.

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation(4) ($)	Total(5) ($)

Chad R. Abraham(8)	85,000	—	—	85,000

Aziz S. Aghili(9)	101,667	—	18	101,685

Jeanne Beliveau-Dunn(7)	105,000	—	18	105,018

Gerald G. Colella	150,000	130,015	—	280,015

Michael Dastoor(10)	90,000	—	—	90,000

Richard H. Fleming	52,500	130,015	18	182,533

Heath A. Mitts	100,000	130,015	18	230,033

Kathryn V. Roedel(7)	125,833	—	18	125,851

Chris J. Stephens Jr,	—	—	—	—

David J. Wilson(6)	—	—	—	—

Rebecca Yeung	85,000	130,015	—	215,015
(1)

For each Director, the amount set forth in the fees earned or paid in cash column reflects the annual director cash retainer in the amount of $90,000 pro-rated from May 2023. In addition, for Mr. Colella includes the Chairman of the Board fee earned for fiscal 2024 in the amount of $65,000 and for Messrs. Aghili, Beliveau-Dunn, Dastoor and Roedel. Roedel includes committee chair fees earned for fiscal 2024.

(2)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of common stock ($130,000 for each director). The grant date fair value for each share of restricted stock and RSUs is equal to the market price of our common stock on the date of grant. This figure includes $130,015 in shares of common stock that were granted with immediate vesting provisions.

(3)

As the Company’s director compensation program includes RSUs that vest over a three-year period, the following directors held the following number of unvested RSUs as of March 31, 2024: Mr. Abraham, Mr. Aghili, and Ms. Roedel: 7,279 unvested RSUs; Ms. Beliveau-Dunn: 10,020 unvested RSUs; Mr. Dastoor: 3,168 unvested RSUs.

(4)	All other compensation column consists of cash received in lieu of fractional shares.

(5)	No additional fees are paid for attendance at Board or committee meetings. Our directors are reimbursed for reasonable expenses incurred in attending such meetings.

(6)	Mr. Wilson received no separate compensation as a Director of the Company.

(7)

Ms. Beliveau-Dunn and Ms. Roedel elected to defer 100% of their fiscal 2024 equity award including 3,168 shares of common stock, valued at $130,015. Distribution of deferred stock will occur within 60 days upon separation from the Company, death, disability, or change in control. The deferred stock will be administered and issued in accordance with the Company’s LTIP.

(8)

Mr. Abraham elected to defer 100% of his fiscal 2024 equity award including 3,168 shares of common stock, valued at $130,015. Distribution of deferred stock will occur on February 1, 2032, or upon separation from the Company, death, disability, or change in control. The deferred stock will be administered and issued in accordance with the Company’s LTIP.

(9)

Mr. Aghili elected to defer 100% of his fiscal 2024 equity award including 3,168 shares of common stock, valued at $130,015. Distribution of deferred stock will occur on June 1, 2026, or upon separation from the Company, death, disability, or change in control. The deferred stock will be administered and issued in accordance with the Company’s LTIP.

(10)

Mr. Dastoor elected to defer 100% of his fiscal 2024 equity award including 3,168 shares of common stock, valued at $130,015. Distribution of deferred stock will occur on January 1, 2026, or upon separation from the Company, death, disability, or change in control. The deferred stock will be administered and issued in accordance with the Company’s LTIP.

2024 PROXY STATEMENT	63

OUR EXECUTIVE LEADERSHIP OFFICERS

Name	Age	Position

David J. Wilson	55	President and Chief Executive Officer

Bert A. Brant	63	SVP, Global Operations

Appal Chintapalli	49	President, EMEA and APAC

Alan S. Korman	63	SVP General Counsel, Corp. Development and Secretary

Mario Y. Ramos Lara	51	SVP, Product Development and Marketing

Mark Paradowski	54	SVP, Information Services and Chief Digital Officer

Gregory P. Rustowicz	64	EVP, Finance and Chief Financial Officer

Terry Schadeberg	60	President, Americas

Adrienne Williams	48	SVP and Chief Human Resources Officer

All of our executive officers are elected annually at the first meeting of our Board of Directors following the Annual Meeting of Shareholders and serve at the discretion of our Board of Directors. There are no family relationships between any of our officers or Directors. Recent business experience of our executive officers who are not also Directors follows:

Bert A. Brant joined the Company in February 2018 as Vice President, Global Manufacturing Operations. He was promoted to Sr. Vice President, Global Operations in July 2022. Prior to that he was SVP, Global Operations for Colfax Fluid Handling, a division of Colfax Corporation. Prior to joining Colfax in 2014, he led operations in the U.S., Mexico, and Canada for Apex Tool Group. He held other manufacturing and operational leadership roles at Pergo LLC, Rexnord Corporation and Denso Manufacturing, where he was trained by Toyota in Japan on the Toyota Production System.

Appal Chintapalli joined the Company in March 2018 as the Vice President of Engineered Products. He was promoted to President, EMEA & APAC in April 2022. Prior thereto, he was General Manager and Vice President of IT & Edge Infrastructure EMEA in Germany for Vertiv. Previously, he worked in a number of positions for Emerson including Vice President of Marketing for Emerson Network Power EMEA in London, UK, and in the U.S., Vice President of Enterprise Services for the Emerson Climate Division, and Corporate Marketing Manager. Appal holds an MBA from Harvard Business School, and a Bachelor and Master of Science in Chemical Engineering.

Alan S. Korman joined the Company in January 2011 as General Counsel and Assistant Secretary. He was promoted to Sr. Vice President, General Counsel, Corp. Development and Secretary in July 2022. Prior thereto, he held various positions with the Company including Vice President, General Counsel, Corp. Development and Secretary, and held the role of CHRO from 2018-2021. From 1994 until January 2011, he served in various senior executive positions of responsibility at Ivoclar Vivadent, Inc., including Vice President, General Counsel and Secretary, and President of Pentron Ceramics, Inc.

Mario Y. Ramos Lara joined the Company in June 2018 as Vice President, Global Product Development. He was promoted to Sr. Vice President, Product Development and Marketing in July 2022. Prior thereto, he spent 18 years in various roles at Schneider Electric, most recently Vice President, Strategic Marketing, Product Management and Partnerships for Schneider’s Final Distribution line of business. Other positions at Schneider included Vice President, Global Engineering, Director of Engineering for Low and Medium Voltage Equipment and Director, Global Technology Center in Monterrey, Mexico. Mario holds an MBA from Vanderbilt, and a Bachelor and Master of Science in Mechanical Engineering.

64	2024 PROXY STATEMENT

OUR EXECUTIVE LEADERSHIP OFFICERS

Mark Paradowski joined the Company in 1997 as a Technical Manager. In August 2013, he was named Vice President, Information Services. In July 2022, he was promoted to Sr. Vice President, Information Services and Chief Digital Officer. Prior to that, he served as Director—Global Information Systems after having served as Director Information Services. Before joining the company, Mr. Paradowski held various positions with Oracle Corporation and Electronic Data Systems (EDS).

Gregory P. Rustowicz joined the Company in August 2011 as Vice President, Finance and Chief Financial Officer. He was promoted to Executive Vice President, Finance and Chief Financial Officer in July 2022. From 2007, he was Vice President Finance and Corporate Treasurer at Momentive Performance Materials Inc. Prior thereto, he spent 20 years in various financial management positions for PPG Industries, Inc., including Group CFO for the Glass, Fiber Glass, and Chemicals Businesses, CFO for Transitions Optical, Inc., and Assistant Treasurer and Global Credit Director. Prior to PPG, he worked as a CPA for KPMG.

Terry Schadeberg joined the Company in 2021 through the acquisition of Dorner Mfg. Co., where he served as President and CEO. He was appointed President, Americas in April 2022. Mr. Schadeberg has over 20 years of experience in the industrial automation industry serving in various leadership roles of responsibility both in the public and private equity sectors.

Adrienne Williams joined the Company in June 2021 as Vice President and Chief Human Resources Officer. She was promoted to Sr. Vice President, Chief Human Resources Officer in July 2022. Prior thereto, she had a 15-year career at Compass Group North America where she held roles of increasing scope and responsibility. Most recently, she was Vice President, Inclusion & Human Resources. Previous roles included Senior Director, HR and Director, HR. Prior thereto, she served as Director of HR at Liberty Commons.

2024 PROXY STATEMENT	65

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of May 10, 2024 regarding the beneficial ownership of our common stock by (i) each person who is known by us to own beneficially more than 5% of our common stock; (ii) by each Director; (iii) by each of our executive officers named in the Summary Compensation Table and (iv) by all of our executive officers and Directors as a group. The business address of each of the executive officers and Directors is 13320 Ballantyne Corporate Place, Suite D, Charlotte, NC 28277.

Directors, Officers and 5% Shareholders	Number Of Shares(1)	Percentage Of Class

Gerald Colella	7,279	*	(18)

David J. Wilson(2)	190,865	*	(18)

Kathryn V. Roedel(3)	11,993	*	(18)

Aziz S. Aghili(3)	11,993	*	(18)

Jeanne Beliveau-Dunn(4)	2,416	*	(18)

Michael Dastoor(5)	6,852	*	(18)

Chad Abraham(6)	0	*	(18)

Rebecca Yeung	3,168	*	(18)

Chris J. Stephens Jr.(7)	0	*	(18)

Alan S. Korman(8)	53,232	*	(18)

Gregory P. Rustowicz(9)	99,720	*	(18)

Terrance J. Schadeberg(10)	27,258	*	(18)

Bert A. Brant(11)	43,673	*	(18)

All Directors and Executive Officers as a Group (17 persons)(12)	573,844	*	(18)

Columbus McKinnon Corporation Employee Stock Ownership Plan	148,018	*	(18)

Franklin Mutual Advisers, LLC(13)	2,432,248	8.50%

BlackRock, Inc.(14)	2,381,577	8.30%

Dimensional Fund Advisors LP(15)	1,842,229	6.40%

Macquarie Group Limited(16)	1,622,147	5.64%

The Vanguard Group(17)	1,541,197	5.36%
*	Less than 1%

(1)

Rounded to the nearest whole share. Unless otherwise indicated in the footnotes, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder, except to the extent that authority is shared by spouses under applicable law.

(2)

Includes (i) 59,482 shares of common stock owned directly; (ii) 56,383 shares of restricted stock units which are subject to forfeiture, of which 25,327 shares of restricted stock units vest within 60 days; and (iii) 75,000 shares of common stock issuable under options granted to Mr. Wilson which are exercisable within 60 days. Excludes 89,217 shares of common stock issuable under options granted to Mr. Wilson which are not exercisable within 60 days.

(3)	Does not include 7,353 Deferred Stock held by Ms. Roedel and Mr. Aghili.

(4)	Does not include 10,148 Deferred Stock held by Ms. Beliveau-Dunn.

(5)	Does not include 3,185 Deferred Stock held by Mr. Dastoor.

(6)	Does not include 7,353 Deferred Stock held by Mr. Abraham.

(7)	Mr. Stephens was appointed a Director of the Company in March 2024.

66	2024 PROXY STATEMENT

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

(8)

Includes (i) 27,945 shares of common stock owned directly; (ii) 302 shares of common stock allocated to Mr. Korman’s ESOP account; (iii) 10,416 shares of restricted stock units which are subject to forfeiture, of which 4,917 shares of restricted stock units vest within 60 days; and (iv) 14,569 shares of common stock issuable under options granted to Mr. Korman which are exercisable within 60 days. Excludes 15,851 shares of common stock issuable under options granted to Mr. Korman which are not exercisable within 60 days.

(9)

Includes (i) 64,435 shares of common stock owned directly; (ii) 242 shares of common stock allocated to Mr. Rustowicz’s ESOP account; (iii) 14,602 shares of restricted stock units which are subject to forfeiture, of which 6,907 shares of restricted stock units vest within 60 days; and (iv) 20,441 shares of common stock issuable under options granted to Mr. Rustowicz which are exercisable within 60 days. Excludes 22,153 shares of common stock issuable under options granted to Mr. Rustowicz which are not exercisable within 60 days.

(10)

Includes (i) 6,489 shares of common stock owned directly; and (ii) 9,549 shares of restricted stock units which are subject to forfeiture of which 3,761 shares of restricted stock units vest within 60 days; and (iii) 11,220 shares of common stock issuable under options granted to Mr. Schadeberg which are exercisable within 60 days. Excludes 92,440 shares of common stock issuable under options granted to Mr. Schadeberg which are not exercisable within 60 days.

(11)

Includes (i) 20,056 shares of common stock owned directly; (ii) 9,775 shares of restricted stock units which are subject to forfeiture, of which 4,671 shares of restricted stock units vest within 60 days; and (iii) 13,842 shares of common stock issuable under options granted to Mr. Brant which are exercisable within 60 days. Excludes 14,729 shares of common stock issuable under options granted to Mr. Brant which are not exercisable within 60 days.

(12)

Includes options to purchase an aggregate of 174,287 shares of common stock issuable to certain executive officers which are exercisable within 60 days. Excludes (i) the shares of common stock owned by the ESOP, except for an aggregate of 2,046 shares allocated to the respective ESOP accounts of our executive officers; and (ii) options to purchase an aggregate of 278,967 shares of common stock issued to certain executive officers which are not exercisable within 60 days.

(13)

Information with respect to Franklin Mutual Advisers, LLC is based on a Schedule 13G filed with the Securities and Exchange Commission on January 30, 2024. Based solely upon information in this Schedule 13G, Franklin Mutual Advisers, LLC has sole voting power with respect to 2,300,086 shares of common stock and sole dispositive power with respect to 2,432,248 shares of common stock. The stated business address of Franklin Mutual Advisers, LLC is 101 John F. Kennedy Parkway, Short Hills, New Jersey 07078-2789.

(14)

Information with respect to BlackRock, Inc. is based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2024. Based solely upon information in this Schedule 13G/A, BlackRock, Inc. has sole voting power with respect to 2,315,447 shares of common stock and sole dispositive power with respect to 2,381,557 shares of common stock. The stated business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(15)

Information with respect to Dimensional Fund Advisors LP is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2024. Based solely upon information in this Schedule 13G/A, Dimensional Fund Advisors LP has sole voting power with respect to 1,810,711 shares of common stock and sole dispositive power with respect to 1,842,229 shares of common stock. The stated business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(16)

Information with respect to Macquarie Group Limited is based on a Schedule 13G/A jointly filed by Macquarie Group Limited, Macquarie Management Holdings Inc. and Macquarie Investment Management Business Trust with the Securities and Exchange Commission on February 14, 2024. Based solely upon information in this Schedule 13G/A, Macquarie Management Holdings Inc. and Macquarie Investment Management Business Trust have sole voting power and sole dispositive power with respect to 1,622,147 shares of common stock. The stated business address of Macquarie Group Limited is 50 Martin Place, Sydney, New South Wales, Australia.

(17)

Information with respect to The Vanguard Group is based on a Schedule 13G jointly filed with the Securities and Exchange Commission on February 13, 2024. Based solely upon information in this Schedule 13G, The Vanguard Group has shared voting power with respect to 17,481 shares of common stock, sole dispositive power with respect to 1,498,353 shares of common stock, and shared dispositive power with respect to 42,844 shares of common stock. The stated business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(18)	Percentage was computed based upon 29,000,000 shares outstanding as of May 10, 2024.

2024 PROXY STATEMENT	67

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission and NASDAQ initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Our executive officers, Directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, we are in compliance with all Section 16(a) filing requirements applicable to our executive officers, Directors and greater than 10% beneficial owners during the fiscal year ended March 31, 2023, except for the late filing of the Form 4s filed in connection with 12 shares acquired by Mr. Paradowski under a broker automatic dividend reinvestment plan. Under the broker automatic dividend reinvestment plan, Mr. Paradowski acquired 4 shares on each of the following dates: August 17, 2023, November 16, 2023, and February 15, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee reviews and makes recommendations where appropriate to the Board of Directors with respect to all related party transactions and relationships. Pursuant to Regulation S-K 404, a “related person” includes (among others) an executive officer, director and, by reference to S-K 403(a), a party who beneficially owns more than 5% of any class of the Company’s voting securities, or a person known by the Company to be an immediate family member of any of the foregoing, who is a party to a transaction with the Company in which the payment for a fiscal year exceeds $120,000. Any such related party transaction is required to be on terms no less favorable to the Company than could be obtained from an unaffiliated third party. The Company has a separate “Related Person Transaction Policy,” as well as other various policies and procedures, including the Company’s Code of Conduct and the annual Directors’ and Officers’ questionnaires that require disclosure of transactions or relationships that may constitute conflicts of interest or require disclosures or affect an independence determination under applicable SEC rules.

There are no S-K 404 related or affiliated third party transactions to review.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by us, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mail, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by our directors, officers, and employees at no additional compensation. Arrangements will be made with brokerage houses, banks and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

68	2024 PROXY STATEMENT

SHAREHOLDERS’ PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some shareholder proposals may be eligible for inclusion in our 2024 proxy statement. These shareholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8, by U.S. mail, postage prepaid, to our Corporate Secretary, Columbus McKinnon Corporation, 13320 Ballantyne Corporate Place, Charlotte NC 28277. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received.

In addition, under our By-laws, any shareholder who intends to nominate a candidate for election to the Board or to propose any business at our 2024 annual meeting (other than precatory (non-binding) proposals presented under Rule 14a-8) pursuant to the advance notice provisions of the By-Laws, must give notice to our Corporate Secretary not less 90 days nor more than 120 days prior to the first anniversary of the 2023 Annual Meeting. In each case, the notice must include information specified in our By-Laws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to our stock. In the event the date of the 2024 Annual Meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the shareholder, to be timely, must be so delivered, or mailed and received, not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

In addition to the information required in a notice of a proposal, a notice to our Corporate Secretary with respect to nominations must contain certain information regarding each proposed nominee for director. Further information regarding proposals or nominations by shareholders can be found in Section 1.11 of the Company’s By-Laws. If our Board of Directors or a designated committee determines that any proposal or nomination was not made in a timely fashion or fails to meet the information requirements of Section 1.11, such proposal or nomination will not be considered.

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

CONTACTING THE BOARD OF DIRECTORS

Our Board of Directors has adopted a written policy regarding communications with our Board of Directors. A copy of this policy is posted on the Investor Relations section of the Company’s website at www.cmco.com.

PROCEDURES FOR RECOMMENDING INDIVIDUALS TO SERVE AS DIRECTORS

The nominating and corporate governance committee also considers director candidates recommended by our shareholders. Any shareholder who wishes to propose director nominees for consideration by our nominating and corporate governance committee, but does not wish to present such proposal at an annual meeting of shareholders, may do so at any time by directing a description of each nominee’s name and qualifications for board membership to the Chair of the Corporate Governance and

2024 PROXY STATEMENT	69

PROCEDURES FOR RECOMMENDING INDIVIDUALS TO SERVE AS DIRECTORS

Nominating Committee by sending an email to c/o our Corporate Secretary, at Columbus McKinnon Corporation, 13320 Ballantyne Corporate Place, Charlotte, NC 28277. The recommendation should contain all of the information regarding the nominee required under the “advance notice” provisions of our Second Amended and Restated Bylaws (“Bylaws”). The Committee evaluates nominee proposals submitted by shareholders in the same manner in which it evaluates other director nominees.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Our orientation programs familiarize new directors with our Company’s businesses, strategies, and policies, and assist new directors in developing the skills and knowledge required for their service on the Board. Throughout the year we also present educational materials including a membership to the National Association of Corporate Directors to the Board to assist our directors in maintaining skills and knowledge necessary or appropriate for the performance of their responsibilities.

HUMAN CAPITAL, COMPENSATION AND SUCCESSION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists between any member of our Human Capital, Compensation and Succession Committee or any of our executive officers and any member of any other company’s Board of Directors or Human Capital, Compensation and Succession Committee (or equivalent), nor has any such relationship existed in the past. No member of our Human Capital, Compensation and Succession Committee was, during fiscal year 2024 an officer or employee of our Company or any of our subsidiaries.

70	2024 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

Review of Our Audited Financial Statements

Our Audit Committee is comprised of the Directors named below, each of whom is independent as defined under Section 10A(m) of the Securities Exchange Act of 1934 and Section 3 of the Sarbanes-Oxley Act of 2002 and under Rule 5605 of the NASDAQ Stock Market, Inc., listing standards as currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Messrs. Dastoor, Abraham, and Stephens, Jr., qualify as “an Audit Committee financial expert.”

The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. However, as a matter of course, we will not engage any outside accountants to perform any significant audit or non-audit services without the prior approval of the Audit Committee.

The Audit Committee has reviewed and discussed with our management our audited financial statements for the fiscal year ended March 31, 2024. The Audit Committee has also discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees.”

The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP, pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed the independence of Ernst & Young LLP with that firm.

Based on the review and the discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, for filing with the Securities and Exchange Commission.

Michael Dastoor, Chair

Chad R. Abraham

Chris J. Stephens, Jr.

May 17, 2024

2024 PROXY STATEMENT	71

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, provides an overview of our executive compensation philosophy, objectives, and design and each element of our executive compensation program with regard to the compensation awarded to, earned by, or paid to our named executive officers (our “Named Executive Officers” or “NEOs”) during fiscal 2024, as well as certain changes we have made to our executive compensation program since the end of fiscal 2024. Our NEOs are employed by Columbus McKinnon Corporation.

For fiscal 2024, our NEOs were:

Name	Title

David J. Wilson	President and Chief Executive Officer

Gregory P. Rustowicz	Executive Vice President, Finance and Chief Financial Officer

Terrance J. Schadeberg	President, Americas

Alan S. Korman	Sr. Vice President, General Counsel, Corp. Development and Secretary

Bert A. Brant	Sr. Vice President, Global Operations

72	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Practices

What We Do	What We Do Not Do

Pay for Performance Philosophy	No Excise Tax Gross Ups Upon Change-in-Control

PSUs with Vesting Subject to Achievement of Key Performance Metrics	No High Percentage of Fixed Compensation

Minimum Stock Ownership Policy for Named Executive Officers (“NEOs”)	No Excessive Executive Perquisites

Double Trigger Equity Acceleration Upon a Change-in-Control	No Tax Gross Ups on Welfare Benefits

Independent Consultant Retained by Human Capital, Compensation & Succession Planning Committee	No Repricing of Underwater Stock Options Without Shareholder Approval

Regular Review of Share Utilization	No Permitted Hedging, Short Sales, or Derivative Transactions in Company Stock

Maintain a Clawback Policy broader than SEC Requirements	No Guaranteed Salary Increases or Guaranteed Annual Incentive Bonuses for NEOs

Review Compensation Related Risks
Robust Anti-Hedging and Anti-Pledging Policy

Overview, Philosophy and Objectives

Our executive team is critical to our success and to building value for our shareholders. Our executive compensation program is designed to attract and retain highly skilled, performance-oriented executives who thrive in a culture focused on delivering purpose-driven results. We incentivize our senior leaders to deliver the highest levels of execution and business results, while also delivering an exceptional experience and value for our customers. We carry out these objectives through the following attributes of our executive compensation program:

•	We align executive compensation with achievement of operational and financial results, increases in shareholder value, and delivering on our strategic initiatives.

•

The majority of total compensation for our executives is at-risk and is delivered through short-term and long-term incentive programs that are designed to align their interests with those of our shareholders.

•	Our compensation program is designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short and long-term results.

•	We evaluate the competitiveness and effectiveness of our compensation programs against other comparable companies based on industry, size, and other relevant criteria in making pay decisions.

•

Total compensation for individual executives is influenced by a variety of factors, including each executive’s scope of responsibility, individual performance, skill set, experience, and expected future contributions.

•	We attempt to create simple, straightforward compensation programs that our partners and shareholders can easily understand.

2024 PROXY STATEMENT	73

COMPENSATION DISCUSSION AND ANALYSIS

Process for Setting Executive Compensation

Role of our Human Capital, Compensation and Succession Planning Committee (“Compensation Committee”) and Management in Compensation Decisions

As described below, the primary elements of our executive compensation program are annual base salary, annual short-term cash incentives, long-term equity incentives, and other benefits and perquisites. Together, these items are complementary and serve the goals described above.

Our executive compensation program is developed and overseen by the Compensation Committee. The purpose of the Compensation Committee is to assist our Board in discharging its responsibilities relating to the compensation of our executive officers and directors, by overseeing Columbus McKinnon’s overall compensation philosophy, policies, and programs, evaluating the compensation and performance of our executive officers, and reviewing, approving, and modifying the terms of our compensation and benefit plans and programs as appropriate. Subject in certain circumstances to approval by our Board, the Compensation Committee has the sole authority to make final decisions with respect to our executive compensation program. For more information regarding the authority and responsibilities of the Compensation Committee, please refer to the Compensation Committee’s charter, which is available via Columbus McKinnon’s Investor Relations website at investors.cmco.com/governance/governance-documents.

In making decisions regarding the allocation of compensation between short-term and long-term compensation, between cash and non-cash compensation, and among different forms of cash and non-cash compensation, the Compensation Committee took into account the views and recommendations of management, in particular our Chief Executive Officer (“CEO”) (except with respect to his own compensation).

The Compensation Committee establishes performance objectives for the CEO based on our annual business plan and long-term strategic goals approved by the Board. Progress against these goals is monitored by the Compensation Committee on a quarterly basis. The Compensation Committee evaluates the CEO’s performance against these goals annually, with input provided for this evaluation from all independent directors.

The Compensation Committee also considers market data validated by our independent compensation consultant, comparisons of our performance to our peers, and strategic achievements during the year, such as acquisitions and their integration into our business and value-creating divestitures. Based on these factors, the Compensation Committee makes recommendations concerning base salary increases, annual incentive award targets and payments under the Annual Incentive Plan and targets and awards under our long-term incentive program.

The Compensation Committee has regularly scheduled executive sessions to discuss CEO performance and compensation and other matters without any executive officers present.

Except for the CEO and Chief Financial Officer (“CFO”), the Compensation Committee reviews and approves base salary increases, Annual Incentive Plan targets and awards, long-term incentive program targets and awards and similar arrangements for the other NEOs in the summary compensation table below are determined by the Compensation Committee after receiving recommendations from our CEO with input from the Chief Human Resource Officer (“CHRO”) and our independent compensation consultant. The Compensation Committee makes the final decision and approves compensation decisions for all NEOs, as well as all other executive officers, except for the CEO and CFO. All aspects of the CEO’s and CFO’s compensation are approved by our full Board.

74	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Advisors

The Compensation Committee has the authority under its charter to engage the services of outside consultants to determine the scope of the consultants’ services. In September 2023, after a thorough proposal process which included discussions with multiple firms, our Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”), as its independent executive compensation advisor to provide advice and guidance as we continue to invest in our executive compensation program governance. Meridian was engaged to advise the Compensation Committee on certain matters related to executive compensation including:

•	peer group selection for purposes of benchmarking pay levels and design practices.

•	market pay and market trend analyses to assist the Compensation Committee in targeting executive; compensation at the desired level versus market;

•	review and advice on the Compensation Discussion Analysis section included in the Company’s proxy statement;

•	advice in connection with the Compensation Committee’s risk analysis of the Company’s compensation policies and practices;

•	regular updates on legislative, regulatory and proxy advisor trends and developments;

•	review of incentive design programs and practices; and

•	other requests relating to the executive compensation issues.

Prior to engaging Meridian in September of 2023, the Compensation Committee had previously engaged Exequity LLP (“Exequity”), an independent compensation consulting firm, to advise the Compensation Committee.

Additionally, our compensation consultants attended in person or by telephone all Compensation Committee meetings during fiscal 2024.

After taking into consideration the factors listed in Nasdaq Listing Rule 5605(d)(3)(D), the Compensation Committee concluded that there were no conflicts of interest with respect to the engagement of Exequity or Meridian during their respective periods of service in fiscal 2024 by the Compensation Committee.

2024 PROXY STATEMENT	75

COMPENSATION DISCUSSION AND ANALYSIS

2024 Peer Group

The Compensation Committee, with the assistance of Exequity, selected a peer group of companies of comparable size, which reflect the types of companies with which we compete for talent to inform our compensation decisions (the “Peer Group”). We use a broader industrial market reference in determining our Peer Group because the number of direct product and service market competitors of adequate size is limited. Many of the companies that provide similar products and services are privately held, headquartered overseas, or part of a larger enterprise; therefore, executive compensation data may be either unavailable or of limited applicability to the U.S. labor market in which we principally compete. In determining appropriate compensation opportunities for our NEOs, the Compensation Committee reviewed competitive market data provided by Exequity regarding the compensation practices of our Peer Group. The compensation peer group for fiscal 2024 used for benchmarking purposes consisted of the following 21 companies:

Fiscal 2024 Peer Group

Alamo Group Inc.	Albany International Corp.	Altra Industrial Motion Corp.

Astec Industries, Inc.	Barnes Group Inc.	Chart Industries, Inc.

CIRCOR International, Inc.	Commercial Vehicle Group, Inc.	Enerpac Tool Group Corp.

EnPro Industries, Inc.	ESCO Technologies Inc.	Federal Signal Corporation

Franklin Electric Co., Inc.	Graco Inc.	Kadant Inc.

L.B. Foster Company	The Manitowoc Company, Inc.	NN, Inc.

RBC Bearings Incorporated	Standex International Corporation	Tennant Company

Following Meridian’s engagement, our Compensation Committee reviewed the Peer Group that it would use for benchmarking purposes, including annual revenue, market capitalization, EBITDA margins, enterprise value, percentage of non-US revenues and P/E multiples. Our Compensation Committee approved a Peer Group consisting of 20 companies (set forth below) to be used when benchmarking future pay opportunities.

Fiscal 2025 Peer Group

Alamo Group Inc.	Albany International Corp.	Astec Industries, Inc.

ATS Corporation	Barnes Group Inc.	Commercial Vehicle Group, Inc.

Enerpac Tool Group Corp.	EnPro Industries, Inc.	ESCO Technologies Inc.

Federal Signal Corporation	Franklin Electric Co., Inc.	Graco Inc.

Helios Technologies, Inc.	Kadant Inc.	L.B. Foster Company

The Manitowoc Company, Inc.	Mueller Water Product, Inc.	RBC Bearings Incorporated

Standex International Corporation	Tennant Company

The Compensation Committee in conjunction with Meridian reviewed the previous set of peers and determined to remove Chart Industries, Inc., CIRCOR International, Inc. and NN, Inc. due to changes in comparability of market capitalization, as well as Altra Industrial Motion Corp., which was acquired by Regnal Rexford Corporation. Simultaneously, the Company added ATS Corporation, Mueller Water Product, Inc. and Helios Technologies, Inc. given that they have a more relevant market cap and financial profile to that of the Company.

76	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Say on Pay, Response to Shareholder Feedback, and Shareholder Outreach

The Compensation Committee and the Board value the input of our shareholders. At our 2023 Annual Meeting, shares representing approximately 78% of our outstanding shares supported our executive compensation program.

Shareholder Engagement Cycle

We approach shareholder engagement as an integrated, year-round process involving senior management and our investor relations team, as well as other subject matter experts as appropriate. Beginning in Fiscal 2024, we enhanced our shareholder engagement process by implementing a formal outreach program including proactive outreach to our largest shareholders to discuss governance, compensation, and ESG-related matters. As part of this engagement effort, in the winter of 2023-2024 proxy off-season, we contacted shareholders representing approximately 37% of our outstanding shares at the time of outreach. The Board of Directors and senior management team value our shareholders’ perspectives, and feedback from our shareholders on our business, corporate governance, compensation, and other ESG matters. We believe that developing a two-way dialogue with investors is very important to create further transparency for those holders and enables both our Board and management teams to make more informed decisions on topics of importance to our shareholders.

2024 PROXY STATEMENT	77

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Our Compensation Program for NEOs

The main components of our executive compensation during fiscal 2024 included base salary, an annual cash incentive, long-term incentive awards and other benefits. Our compensation philosophy and objectives are achieved by using the following elements in our compensation program for NEOs:

Element	Description	Key Objective

Base Salary	Provide a fixed level of current cash compensation consistent with the executive’s primary duties and responsibilities	Designed to be market competitive and enable us to attract and retain talented executives

Short-Term Incentives— Annual Incentive	Provide “at risk” compensation directly tied to attainment of annual key business objectives	Designed to motivate and reward achievement of financial, operational, and strategic goals

Long-Term Incentives— Stock Options	Align executives with shareholders and offer retention with gradual vesting schedule. Provide motivation for long-term goals and overall growth	Designed to be market competitive, motivate and reward achievement of stock price growth and align executive’s interests with those of the shareholders

Long-Term Incentives— Restricted Stock Units (Time-based)	Align executives with shareholders and offer retention with gradual vesting schedule. Provide motivation for long-term goals and overall growth	Designed to retain executives and align their interests with those of our shareholders

Long-Term Incentives— Restricted Stock Units (Performance-based)	Provide variable compensation based on performance achieved against pre-established goals	Designed to retain executives, align their interests with those of our shareholders and motivate and reward achievement of performance goals

Retirement Benefits	Provide comprehensive retirement savings vehicles through qualified and non-qualified plans	Market-based retirement programs targeted to attract and retain talented executives while encouraging retirement savings
Severance	Provide severance protection that is consistent with the plan for all of our officers	Designed to be competitive in the market and allow for the attraction of talented candidates

Our Target Pay Mix

The total compensation package for our executive officers consists of base salary, annual short-term incentives, long-term incentives, and benefits. In determining both the target level of compensation and mix of compensation elements, we consider market practice, business objectives, expectations of our shareholders and our own subjective assessment of individual executives’ performance, growth, and future potential.

The Company chose a target mix of base salary, annual incentives and long-term incentives that generally reflects our peer industrial companies, with actual pay mix based on the performance of our Company and of the individual. Peer company practices will continue to be monitored as one reference point as we make decisions regarding target pay mix. However, we will also continue to make strategic decisions based on our unique business objectives and circumstances, which may differ from peer company practices and circumstances. We believe the current target pay mix achieves several important objectives: it supports a strong pay-for-performance culture; it balances the focus on annual and long-term objectives in support of our business strategy; and it satisfies the need for flexibility to motivate and reward exceptional performance.

For fiscal 2024, our priorities focused on increasing shareholder value by driving profitable growth. Accordingly, our Annual Incentive Plan (“AIP”) for fiscal 2024 was designed to focus on increasing operating income and free cash flow for paying down debt.

78	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Our NEOs received one-third of their fiscal 2024 long-term incentive compensation in the form of performance stock units (“PSUs”), which are contingent upon achievement of return on invested capital (“ROIC”) goals based on final fiscal 2026 results.

As shown below, the Company’s executive compensation program places a majority of our NEOs’ compensation at risk based on the Company’s performance.

The following table shows the dollar values and pay mix percentages of our fiscal 2024 target direct pay opportunities for our NEOs:

Executive Officer	Base Salary ($)	Annual Incentive Target Opportunity ($)	Total Cash Compensation Opportunity ($)	Long-Term Incentive Target Opportunity ($)	Total Target Pay Opportunity ($)

David J. Wilson	900,000	900,000	1,800,000	3,375,000	5,175,000

Gregory P. Rustowicz	500,000	350,000	850,000	825,000	1,675,000

Terrance J. Schadeberg	450,000	270,000	720,000	630,000	1,350,000

Alan S. Korman	450,000	270,000	720,000	585,000	1,305,000

Bert A. Brant	415,000	228,250	643,250	539,500	1,182,750

Compensation Decisions

Actual compensation levels are a function of Company and individual performance as described under each specific compensation element below. When making pay decisions, the Compensation Committee considers the competitiveness of individual elements of compensation, as well as the aggregate sum of base salary, annual incentives, and the expected value of long-term incentives (determined at grant) for an executive officer. Awards are generally prorated if an NEO is promoted during the year, based on the timing of the promotion. The Compensation Committee may also consider salary increase history, past incentive awards and past equity awards as context in understanding year-to-year changes in compensation and retention effect of prior awards. Under the Annual Incentive Plan and PSU grant, initial awards are determined based upon target values established for each of the NEOs and then adjusted upon comparison of actual performance to pre-established criteria. The Compensation Committee retains the discretion to decrease the size of individual awards in situations where an executive officer’s individual performance falls below expectations. Final decisions on any major element of compensation, as well as total compensation for executive officers, are made by the Compensation Committee or the Board. Our Compensation Committee is comprised entirely of independent directors, and our CEO does not participate in discussions related to his compensation when presented to the Board.

2024 PROXY STATEMENT	79

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee’s Position on Compensation and Excessive Risk

In establishing the structure and levels of executive compensation, the Compensation Committee has been mindful of the potential for risk taking by management to achieve certain target or above target incentives. The Compensation Committee has sought to balance fixed and variable compensation, short-term and long-term compensation, the performance metrics used in determining incentive compensation and the level of in-service and post-retirement benefits to mitigate unnecessary or excessive risk taking.

Additionally, the Company has adopted policies and programs, which encourage management not to take excessive risks including:

•	the compensation governance process;

•	the inclusion of a “cap” on the maximum payouts to any officer;

•	stock ownership guidelines for all officers;

•	lack of signification cliffs in payout scales;

•	the appropriate balance of fixed versus variable and cash versus equity compensation;

•	the use of multiple metrics in the respective incentive programs; and

•	the potential for incentive compensation to be recouped pursuant to the Company’s comprehensive Clawback Policy

Components of Compensation

Base Salary

We pay our NEOs a base salary to provide them with a fixed amount of compensation appropriate to attract and retain key executives and commensurate with the executive’s skill, competencies, experience, contributions, and performance, as well as a general review of market compensation. The Compensation Committee reviews base salaries on an annual basis to reflect individual and Company performance, recommends adjustments to the CEO’s and CFO’s salaries to the Board and approves adjustments for other NEOs. Salary adjustments are based on an assessment of the individual executive’s performance and our goal of achieving market parity with the salaries of executives in the competitive market, recognition of promotion or other increases in responsibility, the scope of the executive’s role relative to our other executives and the general economic environment impacting the Company. Our Compensation Committee takes all of these factors into account when making its decisions on base salaries but does not assign any specific weight to any one factor. Mid-year adjustments are considered when there is a significant change in the executive’s role or responsibility to maintain competitiveness in the market.

80	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has recommended that any adjustments to salary for an executive officer will depend upon a formal annual review of job performance, accomplishments and progress toward individual and/or overall goals and objectives for each segment of our business that such executive officer oversees, as well as his or her contributions to our overall direction. The results of executive officers’ performance evaluations, as well as their demonstration and support of the Company’s values, including strong ethics, leadership and sound corporate governance, form a part of the basis of the Compensation Committee’s decision to approve, at its discretion, or recommend to the Board for the CEO and CFO, future adjustments in base salaries of our executive officers.

Executive Officer	Fiscal 2024 Base Salary Adjustments ($)	Fiscal 2024 Base Salary ($)	Percentage Change

David J. Wilson	50,000	900,000	6%

Gregory P. Rustowicz	25,000	500,000	5%

Terrance J. Schadeberg	25,000	450,000	6%

Alan S. Korman	25,000	450,000	6%

Bert A. Brant	15,000	415,000	4%

Annual Incentive Plan

An important tenet of our compensation philosophy is the belief that annual cash incentives should be based upon actual performance measured against specified key business and financial metrics. Our Compensation Committee adopts performance measures that are intended to align with market practices of the Peer Group and public companies in general.

The purpose of the Annual Incentive Plan is to attract, motivate, reward, and retain highly qualified executives on a competitive basis and provide financial incentives that promote Company success as well as an assessment of the NEO’s individual contributions towards our key strategic initiatives and business unit performance where applicable.

At the beginning of each fiscal year, our Compensation Committee recommends, and our Board approves, the key measures (“Drivers”) for the Annual Incentive Plan. The Annual Incentive Plan focuses on the short-term goals that are most important to our success over the fiscal year and that are generally within the control of the participants. It is the policy and ongoing intention of our Board to establish targeted performance levels for each Driver at the beginning of the fiscal year or the start of the respective performance period. Targeted performance levels are generally set for our Company as a whole, but may also encompass individual business units, groups, divisions, or individual performance levels, as appropriate.

Drivers and targeted performance levels are based on the Board’s assessment of our priorities, outlook, current and projected economic conditions, and other pertinent factors, and are intended to be challenging, but achievable with significant and effective effort.

The Board reviews audited year-end results to determine whether targeted performance levels have been met.

2024 PROXY STATEMENT	81

COMPENSATION DISCUSSION AND ANALYSIS

The Board retains discretion to cap, reduce, or eliminate payments under the Annual Incentive Plan. The Board also determines the weighting to be assigned to each Driver. For most Drivers, goals are set at threshold, target, and maximum levels. Payouts for these Drivers are determined by multiplying the appropriate weighting by the percentages outlined in the table below; linear interpolation is used to determine percentages when performance falls between levels. The aggregate payout to any NEO may not exceed 200% of target.

Driver Performance Level	Percentage of Target (to be multiplied by weight for each Driver)

Maximum Performance Level (or higher)	200%

Target Performance Level	100%

Threshold Performance Level	50%

Below Threshold Performance Level	0%

Fiscal 2024 Annual Incentive Plan Design

The Annual Incentive Plan (“AIP”) for fiscal 2024 was designed to help us focus on increasing profitability while managing our strategic priorities to position the Company for longer-term profitable growth. For fiscal 2024, thirty seven and a half percent (37.5%) of our NEOs’ target was based on Adjusted EBIT (which we define as operating income adjusted for currency translation, M&A activities and other unusual items) at the consolidated level, thirty seven and a half percent (37.5%) was based on consolidated Free Cash Flow (which we define as cash flow from operations less capital expenditures) and twenty five percent (25%) was Strategic Goals.

For fiscal 2024, target performance was established at a level that would require $119.0 million of EBIT, $45.8 million in Free Cash Flow (inclusive of a significant capital expenditure investment in the Company’s new Monterrey, Mexico facility) and maximum performance was established at $142.8 million of Adjusted EBIT and $52.7 million in Free Cash Flow.

Drivers and associated weightings for fiscal 2024, which were established by the Board for each executive officer, are shown below.

AIP Metric Mix Fiscal 2024

Fiscal 2024 Drivers (April 1, 2023 to March 31, 2024	David J. Wilson	Gregory P. Rustowicz	Terrance J. Schadeberg	Alan S. Korman	Bert A. Brant

Adjusted EBIT	37.5%	37.5%	37.5%	37.5%	37.5%

Free Cash Flow	37.5%	37.5%	37.5%	37.5%	37.5%

Strategic Goals (Key Business Objectives)	25%	25%	25%	25%	25%

For fiscal 2024, the strategic goals used in our AIP focused on operational excellence, customer experience, transformational growth and delivering on our footprint simplification plan. While the strategic goal categories were the same across all of our NEOs and other executive officers, evaluation against those goals was customized based upon each individual’s contribution to achievement of those goals.

82	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Results Against Fiscal 2024 AIP Metrics

The fiscal year 2024 financial targets, performance achieved as a percent of target, and the fiscal year 2024 payout percentages under each driver are shown below:

	Fiscal 2024 Annual Incentive Plan— EBIT and Free Cash Flow (Dollars in Millions)

Fiscal 2024 Drivers (April 1, 2023—March 31, 2024)	Threshold ($)	Target ($)	Maximum ($)	Result ($)	Fiscal 2024 Performance % of Target
Adjusted EBIT(1)	95.2	119.0	142.8	119.2	101%
Free Cash Flow(1)	38.9	45.8	52.7	42.4	75%
Strategic Goals (Key Business Objectives)(2)	0% to 200%				98%
(1)	Fiscal 2024, EBIT and Free Cash Flow were adjusted to eliminate the impact of foreign exchange and certain other one-time items.
(2)	Strategic Goals percentage payout could range from 0% to 200%. Average NEOs Strategic Goals payout was 98%.

Annual incentive targets, strategic and overall achievement percentages, as well as the overall incentive payment as a percentage of base salary awarded for fiscal 2024 are shown below:

Executive Officer	Annual Incentive Plan Target for Fiscal 2024 (% of Base Salary)	Overall Annual Incentive Plan Rating (% of Adjusted Target Award)(1)	Actual Payout Based on Performance Achieved (% of Base Salary)

David J. Wilson	100%	91%	91%

Gregory P. Rustowicz	70%	90%	63%

Terrance J. Schadeberg	60%	91%	55%

Alan S. Korman	60%	91%	55%

Bert A. Brant	55%	90%	49%
(1)	Overall Annual Incentive Plan Ratings were rounded to the nearest whole decimal.

Long-Term Incentive Plan

Awards of equity-based Long-Term Incentive Plan compensation to our executive officers enhance the alignment of interests of our NEOs and shareholders. All Long-Term Incentive Plan awards for our NEOs and directors must be approved by the Compensation Committee. The objectives of our long-term incentive program are to:

•	link compensation and our long-term performance;

•	better align key associates with our business strategies and our shareholders’ interests; and

•	provide opportunity for long-term compensation that is competitive with peer companies and sufficient to attract and retain executive talent to effectively manage our business objectives.

In developing target levels for long-term incentive compensation for NEOs in conjunction with our current equity-based compensation strategy, the following factors were considered:

•	a competitive analysis;

•	the impact of the NEOs’ roles within our Company; and

•	the cost and share usage associated with the proposed plan.

2024 PROXY STATEMENT	83

COMPENSATION DISCUSSION AND ANALYSIS

Executive Officer	Long-Term Incentive Target for Fiscal 2024 (% of Base Salary)

David J. Wilson	375%

Gregory P. Rustowicz	165%

Terrance J. Schadeberg	140%

Alan S. Korman	130%

Bert A. Brant	130%

In fiscal 2024, the target long-term incentive mix for our NEOs consisted of PSUs (one-third of target value), time-based restricted stock units (“RSUs”) (one-third of target value), and non-qualified stock options (one-third of target value). Dollar values are converted to share numbers based on an estimate of expected value at initial grant.

In response to shareholder feedback as part of the annual outreach, the Compensation Committee, based upon shareholder input and advice from Meridian, has decided to change the mix of our long-term incentive awards for our NEOs for fiscal 2025 to increase the proportion of PSUs. In fiscal 2025, the target long-term incentive mix for our NEOs consists of PSUs (one-half of target value—50%), time-based RSUs (one-quarter of target value—25%), and non-qualified stock options (one-quarter of target value—25%).

The following tables summarize the equity granted as part of the NEOs’ annual compensation for fiscal 2024:

Executive Officer	Target Number of PSUs(1) (#)	Options Granted (#)	RSUs Granted (#)

David J. Wilson	32,406	86,873	32,406

Gregory P. Rustowicz	7,922	21,236	7,922

Terrance J. Schadeberg	6,050	16,217	6,050

Alan S. Korman	5,618	15,058	5,618

Bert A. Brant	5,181	13,887	5,181
(1)	Grant represents target number of PSUs for fiscal 2024, granted on May 22, 2023.

PSUs

Grants of PSUs are made annually, with vesting dependent upon performance achieved against the relevant performance target. With respect to the PSUs that were granted to the NEOs in fiscal 2024, vesting of these PSUs will occur on the third anniversary of the date of grant based upon the Company’s ROIC (which we defined as operating income adjusted for currency translation, M&A activities and unusual items, net of taxes at a 25% normalized rate, divided by the average of debt plush shareholders’ equity less cash and cash equivalents) performance in fiscal 2026 measured against the ROIC performance targets for fiscal 2026.

The PSUs granted in fiscal 2024 are reflected in the Outstanding Equity Awards at Fiscal Year-End table contained in this proxy statement. The long-term incentive strategy is designed to support our business strategy and the interests of our shareholders.

84	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

For the PSUs granted in fiscal 2024, these PSUs are subject to vesting based on the performance and payout relationship as illustrated in the table below:

Driver Performance Level	Fiscal 2026 ROIC Targets	Percentage of Award(1)

Maximum ROIC For Fiscal 2026	10.0%	200.0%

Target ROIC for Fiscal 2026	8.5%	100.0%

Threshold ROIC for Fiscal 2026	5.5%	50.0%

Threshold not achieved		0.0%
(1)	Award will be interpolated based upon achievement between levels.

For the PSUs granted in fiscal 2025, in response to shareholder feedback as part of our outreach program, the Compensation Committee, based upon shareholder input and advice from Meridian, determined to update the performance metrics used for our PSUs to better align with the Company’s strategic plan sales growth and margin expansion goals. The PSUs to our NEOs and other executive officers in fiscal 2025 are subject to vesting based on sales growth (one-half of target value—50%) and margin expansion (one-half of target value—50%).

RSUs

RSUs are designed to support executive retention and share ownership. In order to support retention and align executives with our stock performance over a longer horizon, RSUs vest 33% annually over the first through third anniversary from the grant date of awards. Dividends are applied to unvested RSUs and are issued to the holder upon vesting of the RSUs.

Stock Options

Stock options are included to align management and shareholder interests by encouraging decisions and actions that result in long-term stock appreciation and ownership interest for management. In order to support retention and align executives with our stock performance over a longer horizon, grants generally vest 33% per year commencing on the first anniversary of the grant date and remain exercisable for 10 years from the date of grant.

The exercise price for any stock option is equal to the fair market value on the date of grant, which is an average of the high and low price of a share of our common stock on the date of grant. The date of grant is the date of the Board meeting at which the option award is approved.

Other Benefits

Health and Welfare Benefits

Our NEOs are eligible to participate in our health and welfare plans on the same terms offered to all of our full-time, salaried associates. The health and welfare plans are designed to provide financial protection and promote a healthy lifestyle for our associates and their families.

Retirement and Deferred Compensation

Retirement benefits provided to eligible U.S.- based NEOs are the same as those provided to our other full-time, salaried U.S.-based associates. Retirement programs are designed to provide a competitive benefit to associates while allowing the Company to manage costs. The Columbus McKinnon Corporation Monthly Retirement Benefit Plan, a qualified defined benefit pension plan (the “CMCO Pension Plan”), provides an annual benefit beginning at age 65 equal to the product of (i) 1% of the participant’s final average earnings (which is generally equal to the higher of (a) the average

2024 PROXY STATEMENT	85

COMPENSATION DISCUSSION AND ANALYSIS

12-consecutive month earnings during the last consecutive 60 months prior to retirement or (b) the average 12-consecutive month earnings during any 60-consecutive month period within the last 120 months prior to retirement) plus 0.5% of that part, if any, of final average earnings in excess of social security covered compensation, multiplied by (ii) such participant’s years of credited service, limited to 35 years.

Effective March 31, 2012, the CMCO Pension Plan was frozen to new entrants and to participants with less than 65 combined age and service points. Participants who had attained 65 combined age and service points as of March 31, 2012, continued to accrue benefits. Subsequent to this, the CMCO Pension Plan was frozen to all participants as of December 31, 2017.

On January 1, 2018, we changed our 401(k) to a Safe Harbor 401(k) retirement savings plan covering non-union U.S.-based associates.

Associates may now contribute 100% of eligible annual cash compensation, subject to limits set by the Internal Revenue Code. The match is now standard for all associates, with 100% of the first 4% matched and all associates receiving a core contribution of 2% of eligible wages.

Employee Stock Ownership Plan

We maintain an Employee Stock Ownership Plan (“ESOP”) for the benefit of our U.S.-based, non-union associates including our U.S.-based NEOs. The purpose of the ESOP is to encourage and enable our eligible partners to acquire a proprietary interest in us through the ownership of our Class A common stock.

The ESOP is considered a retirement benefit by the Company, in conjunction with its defined benefit pension and 401(k) retirement savings plans. Effective January 1, 2012, the ESOP was closed to new participants. The final ESOP allocation was made on March 31, 2015. All participants are 100% vested and no future contributions will be made to the ESOP.

Non-Qualified Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan (the “NQDC Plan”) under which eligible participants (including our directors and U.S.-based NEOs) may elect to defer a portion of their cash compensation. The NQDC Plan offers a Company match and core contributions consistent with the benefits each individual is eligible for in our qualified 401(k) plan for excess contributions above the statutory limit. Employees may defer up to 75% of their base salary and up to 100% of annual short-term incentive cash compensation. Directors are permitted to defer up to 100% of their annual cash retainer amount. Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements.

Perquisites

During fiscal 2024, we provided our NEOs with limited perquisites, including wellness exams. Beginning in fiscal 2025, financial planning has been added to the list of perquisites. We provide these limited perquisites to ensure our compensation program remains competitive with companies for which we compete for talent.

Severance

With the exception of Mr. Wilson, the Company has no employment agreements with its NEOs, but does provide the NEOs with eligibility for severance benefits under our general severance policy upon delivery of an acceptable release of legal claims. The Committee and our Board believe the severance benefits offered under Mr. Wilson’s employment agreement and in the Columbus McKinnon Executive Severance Plan aid in attracting and retaining experienced executives and reflect fair compensation in the event of a qualifying termination.

86	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Beginning in fiscal 2025, the Columbus McKinnon Corporation Executive Severance Plan applies to our NEOs. Upon an eligible termination of employment, the plan provides: cash payment of one times (1x) the NEO’s annual base salary in effect on the termination date; Long-Term Incentives to be treated in the same manner as “Retirement”, health and welfare benefits at the active employee rate for one year; and outplacement services not to exceed $15,000.

Change-In-Control Agreements

We have entered into change-in-control agreements with our NEOs and other officers. The intent of these agreements is to provide officers with financial security in the event of a change-in-control to facilitate a transaction which may benefit shareholders but result in job loss to executives. The change-in-control agreements provide for an initial term of one-year, which, absent delivery of notice of termination, is automatically renewed annually for an additional one-year term.

Generally, each of the NEOs is entitled to receive, upon termination of employment without cause by the Company within six months preceding or 24 months after a change-in-control of our Company, or a in the case an NEO terminates his or her employment for good reason within six months preceding or 24 months after a change-in-control of our Company, (i) a lump sum severance payment up to three times the sum of (a) his or her annual salary and (b) the greater of (1) the annual target incentive under the Annual Incentive Plan in effect on the date of termination and (2) the annual target incentive under the Annual Incentive Plan in effect immediately prior to the change-in-control, (ii) a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost of continued coverage if COBRA is elected under the Company group health plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which he or she would have accrued under our tax-qualified retirement plans had he or she continued to be employed by us for three additional years,(iv) unless otherwise provided in an equity award agreement, all options, restricted shares (RSUs) and performance shares (PSUs) become fully vested and (v) certain other specified payments. The events that trigger a change-in-control under these agreements include (i) the acquisition of 20% or more of our outstanding common stock by certain persons, (ii) certain changes in the membership of our Board, (iii) certain mergers or consolidations, (iv) certain sales or transfers of substantially all of our assets and (v) the approval by our shareholders of a plan of dissolution or liquidation. For purposes of the change-in control agreements, good reason is defined to include (i) a material diminution in position, duties, responsibilities or status as in effect preceding the change in control, (ii) material reduction in annual base salary as in effect on the date of the change in control, (iii) required relocation, (iv) failure by the Company to pay any then-current compensation within specified periods and (v) certain failures by the Company to comply with employment termination procedures.

OTHER MATTERS

Tax and Accounting Considerations

We generally do not consider accounting and tax issues in setting compensation levels or in establishing the particular elements of compensation.

Risk Assessment

At the Compensation Committee’s request, Meridian provided an independent risk assessment of our compensation policies and programs. The assessment found that our executive and broad-based compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed the results and does not believe that our executive and non-executive compensation programs encourage excessive or unnecessary risk taking, and any risk inherent in our compensation programs is unlikely to have a material adverse effect on us.

2024 PROXY STATEMENT	87

COMPENSATION DISCUSSION AND ANALYSIS

Prohibition on Hedging

We have adopted an Insider Trading Policy pursuant to which, among other things, our directors, officers, and employees, and their respective family members and controlled entities, are prohibited from (i) engaging in speculative transactions (including short sales and puts or calls), (ii) hedging of Company securities (including through the purchase of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds).

Stock Ownership Requirements

We have adopted stock ownership guidelines applicable to our NEOs, other officers, and members of our Board to create alignment between our officers and directors and our long-term performance, as well as to minimize excess risk taking that might lead to short-term returns at the expense of long-term value creation. The stock ownership guidelines were established at the following levels:

Title	Ownership Level

Chief Executive Officer	5x annual base salary

Chief Financial Officer	4x annual base salary

Other NEOs and Officers	3x annual base salary

Other Non-Executive Officers	2x annual base salary

Independent Directors	12,000 Shares

In determining ownership levels, we only include common stock owned outright by the officer or director, unvested time-based restricted shares and restricted stock units, and common stock owned by the officer or director through our retirement plans. Neither unexercised stock options (whether “in-the-money” or not) nor unearned performance-based equity, such as PSUs, are included in determining ownership levels.

Clawback Policy

In July 2023, the Compensation Committee revised our Clawback Policy applicable to our executive officers and certain other associates. Under the Clawback Policy, in the event of a restatement of our financial statements due to noncompliance with any financial reporting requirement under the securities laws, our Compensation Committee must clawback any incentive compensation received by the executives that is in excess of the incentive compensation that would have been received had such noncompliance not occurred. The clawback policy also provides that in the event of an executive’s misconduct, our Compensation Committee may clawback any outstanding incentive compensation and any incentive compensation granted to, earned by, or paid to the executive. Incentive compensation includes annual bonuses, short- and long-term cash, equity and, equity-based incentive awards, in each case, whether vesting on the basis of time, performance, or a combination thereof.

88	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Report on Executive Compensation

The Human Capital, Compensation and Succession Committee (“Compensation Committee”) of the Board of Directors recommends the compensation for our President and Chief Executive Officer and Chief Financial Officer to the full Board of Directors for approval and approves the compensation for our other executive officers. The Human Capital, Compensation and Succession Committee is composed entirely of Directors who are neither executive officers nor employees (“associates”) of our Company. In addition, the Human Capital, Compensation and Succession Committee recommends grants under our 2016 Long Term Incentive Plan, as Amended and Restated in 2019 and 2024, and oversees the administration of other compensation plans and programs.

The Human Capital, Compensation and Succession Committee has reviewed the Compensation Discussion and Analysis and has discussed it with management. In reliance on the reviews and discussions referred to above, the Human Capital, Compensation and Succession Committee recommended to the Board of Directors (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended March 31, 2024 for filing with the Securities and Exchange Commission.

Jeanne Beliveau-Dunn, Chair

Aziz S. Aghili

Kathryn V. Roedel

Chris J. Stephens, Jr.

May 19, 2024

2024 PROXY STATEMENT	89

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

Summary Compensation Table

The following table sets forth the cash compensation, as well as certain other compensation earned during the fiscal years ended March 31, 2024, 2023 and 2022, for the President and CEO, CFO, and each of the Company’s three other most highly compensated executive officers who received annual compensation in excess of $100,000:

Executive Officer	Fiscal Year	Salary(7) ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)

David J. Wilson	2024	888,462	—	2,370,823	1,125,005	819,675	5,491	589,794	5,799,250
	2023	835,393	200,000	1,824,379	991,668	882,640	2,900	236,912	4,973,892
	2022	778,592	—	1,574,941	787,505	863,730	1,896	60,357	4,067,021

Gregory P. Rustowicz	2024	494,231	—	579,574	275,006	314,388	6,331	321,455	1,990,985
	2023	496,157	200,000	466,053	253,334	345,268	4,499	131,439	1,896,750
	2022	441,782	—	573,331	286,670	345,492	6,886	31,376	1,685,537

Terrance J. Schadeberg	2024	444,231	—	442,618	210,010	245,903	214	27,592	1,370,568
	2023	421,655	—	338,822	1,184,190	264,792	10	24,822	2,234,291
	2022	—	—	—	—	—	—	—	—

Alan S. Korman	2024	444,231	—	411,013	195,001	245,903	3,214	10,874	1,310,236
	2023	413,314	—	338,822	184,177	242,726	5,314	22,563	1,206,916
	2022	370,952	—	399,184	199,561	226,215	4,656	11,008	1,211,576

Bert A. Brant	2024	411,538	—	379,042	179,837	205,026	44,353	25,907	1,245,703
	2023	394,157	—	318,938	173,342	217,448	22,998	24,697	1,151,580
	2022	371,556	—	399,810	199,917	226,215	40,140	18,131	1,255,769

(1)	For Messrs. Wilson and Rustowicz, the amount presented in the bonus column for fiscal year 2023 represents a one-time relocation bonus in the amount of $200,000.

(2)

The amounts shown in this column reflect the aggregate grant date fair value for RSUs and PSUs granted in the year indicated under the Columbus McKinnon 2016 Long Term Incentive Plan, as amended, and restated in 2019. However, for purposes of this table, estimates of forfeitures have been removed. The grant date fair value for each RSU and PSU is equal to the market price of our common stock on the date of grant. PSUs are recognized as compensation expense based upon their grant date fair value and to the extent it is probable that the performance conditions will be met. The assumptions used in valuing the PSUs granted in fiscal 2022, 2023 and 2024 are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2024 filed with the Securities and Exchange Commission on May 29, 2024.

(3)

The amounts shown in this column reflect the aggregate grant date fair value for non-qualified stock options to purchase our common stock granted in the year indicated under the Columbus McKinnon 2016 Long -Term Incentive Plan, as amended and restated in 2019. However, for purposes of this table, estimates of forfeitures have been removed. A Black-Scholes valuation approach has been chosen for these calculations. The assumptions used in valuing these grants for fiscal 2022, 2023 and 2024 are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2024, filed with the Securities and Exchange Commission on May 29, 2024. For fiscal 2024, the weighted-average assumptions used in calculating the grant date fair value of the stock options granted in fiscal 2024 reported in the option awards column are the following: (i) risk-free interest rate of 4.28%, (ii) expected life of 5.5 years, (iii) volatility factor of 0.336 and (iv) dividend yield of 0.77%.

90	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

(4)	Represents amounts earned under the Annual Incentive Plan.

(5)

Represents the aggregate change in actuarial value under the CMCO Pension Plan from April 1, 2023, to March 31, 2024, for Mr. Korman. Messrs. Wilson, Rustowicz, Schadeberg and Brant are not covered by a Company-sponsored pension plan. In accordance with SEC rules, to the extent the aggregate change in present value of a defined benefit plan for a particular fiscal year would have been a negative amount, the amount has instead been reported as $0 and the aggregate compensation for the NEO in the total column has not been adjusted to reflect the negative amount. In addition, the Company sponsors the NQDC Plan under which eligible participants may elect to defer a portion of their cash compensation. Participation is detailed in the Non-Qualified Deferred Contribution Plan table below. For Messrs. Wilson, Rustowicz, Schadeberg, Korman and Brant, the amount presented includes $5,491, $6,331, $214, 3,004, and $44,353, respectively represent above market earnings under the NQDC Plan.

(6)

For Messrs. Wilson, Rustowicz, Schadeberg, Korman and Brant, the amount presented in all other compensation column for fiscal 2024 includes $58,384, $28,355, $7,446, $2,197, and $5,899, respectively, that the Company has contributed on behalf of such individual under the NQDC Plan. For additional information, see “—Non-qualified Deferred Compensation” below. In fiscal 2024, Messrs. Wilson and Rustowicz each received a relocation package in the amount of $512,575 and $276,511, respectively, and a tax gross-up relating to their respective relocation package in the amount of $226,046 and $121,941, respectively, which amounts are included in the all other compensation column above for fiscal 2024. In fiscal 2023, Messrs. Wilson and Rustowicz each received a relocation package in the amount of $166,667 and $88,290, respectively, and a tax gross-up relating to their respective relocation package in the amount of $81,667 and $40,790, respectively, which amounts are included in the all other compensation column above for fiscal 2023. The remaining amounts for fiscal 2023 consist of matching contributions under the Columbus McKinnon Thrift 401(k) plan.

(7)

Due to an administrative error, the salaries received during fiscal year 2022 by Messrs. Wilson, Rustowicz, Korman and Brant were overstated and incorrectly reported as $787,500, $450,000, $375,000 and $375,000 and during fiscal year 2023 Messrs. Wilson, Rustowicz, Schadeberg, Korman and Brant were overstated and incorrectly reported as $850,000, $475,000, $425,000, $425,000 and $400,000 respectively. The corrected salaries received for fiscal years 2022 and 2023 are reflected in the Summary Compensation Table above.

2024 PROXY STATEMENT	91

COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted in fiscal 2024 to the NEOs in the summary compensation table, including awards under the Annual Incentive Plan, and equity awards of stock options, PSUs and RSUs:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)((6)	All Other Option Awards: Number of Securities Underlying Options (#)(7)	Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David J. Wilson		450,000	900,000	1,800,000
	5/22/2023				16,203	32,406	64,812				1,185,411
	5/22/2023							32,406			1,185,411
	5/22/2023	—							86,873	36.16	1,125,005

Gregory P. Rustowicz		175,000	350,000	700,000
	5/22/2023				3,961	7,922	15,844				289,787
	5/22/2023							7,922			289,787
	5/22/2023								21,236	36.16	275,006

Terrance J. Schadeberg		135,000	270,000	540,000
	5/22/2023				3,025	6,050	12,100				221,309
	5/22/2023							6,050			221,309
	5/22/2023								16,217	36.16	210,010

Alan S. Korman		135,000	270,000	540,000
	5/22/2023				2,809	5,618	11,236				205,506
	5/22/2023							5,618			205,506
	5/22/2023								15,058	36.16	195,001

Bert A. Brant		114,125	228,250	456,500
	5/22/2023				2,591	5,181	10,362				189,521
	5/22/2023							5,181			189,521
	5/22/2023								13,887	36.16	179,837

(1)	The grant date is the date on which the equity awards were approved by our Board.

(2)

Represents the potential payout range under the Annual Incentive Plan for fiscal 2024 discussed above. The final fiscal 2024 payout can be found in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(3)

Represents the potential payout range related to PSUs awarded to NEOs on the grant date, subject to achievement of ROIC performance targets for fiscal 2026, where 5.5% results in threshold achievement, 8.5% results in target achievement and 10.0% or greater results in maximum achievement. Each PSU will be settled in a share of our common stock.

(4)	Represents per-share exercise price of the options and is equal to the average of the high and low price on the grant date.

(5)

Amounts in this column reflect the aggregate grant date fair value of the equity awards. The grant date fair value for each PSU and RSU is equal to the closing price of our common stock on the date of grant. A Black-Scholes valuation approach has been utilized for valuing the options. For additional information on the assumptions used in valuing these awards, see footnotes 1 and 2 to the summary compensation table set forth above.

(6)

Represents RSUs granted under the fiscal 2024 long-term incentive program, which vest at a rate of 33% per year beginning one year from the date of grant, except that RSUs may vest earlier in the event of death, disability, retirement, or change-in-control.

(7)

Represents the number of shares of our common stock underlying options awarded to the NEOs on the grant date. The options vest at a rate of 33% per year beginning one year from the date of grant, except options that may vest earlier in the event of death, disability, retirement, or change-in-control. They expire 10 years from the date of grant, or earlier in the event of death, disability, or retirement. The weighted average grant date fair value of option awards granted on May 22, 2023, is $12.95 per share based on the Black-Scholes valuation.

92	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the NEOs named in the summary compensation table relating to (i) unexercised stock options and (ii) PSUs and RSUs that have not vested and are outstanding as of March 31, 2024.

	Option Awards						RSU Awards			PSU Awards

Executive Officer	Number of Securities Underlying Unexercised Options Exercisable	Option Awards Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested ($)		Market Value of Shares or Units of Stock That Have Not Vested as of 3/31/2024 ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested as of 3/31/2024 ($)

David J. Wilson				N/A
	62,112(6)				30.29	5/18/2030	5,034	(11)	224,667	15,103	(14)	674,047
	29,478(7)	14,739	(7)		54.26	5/17/2031	18,411	(12)	821,683	27,617	(15)	1,232,547
	31,303(9)	62,605	(9)		33.12	5/16/2032	32,406	(13)	1,446,280	32,406	(16)	1,446,280

		86,873	(10)		36.16	5/22/2033

Gregory P. Rustowicz				N/A
	28,333(1)				15.16	5/23/2026	1,832	(11)	81,762	5,498	(14)	245,376
	19,500(2)				24.33	5/22/2027	4,703	(12)	209,895	7,055	(15)	314,865
	11,897(3)				38.70	5/22/2028	7,922	(13)	353,559	7,922	(16)	353,559
	13,422(4)				35.16	5/20/2029
	20,667(5)				25.52	5/18/2030
	10,731(7)	5,365	(7)		54.26	5/17/2031
	7,997(9)	15,993	(9)		33.12	5/16/2032
		21,236	(10)		36.16	5/22/2033

Terrance J. Schadeberg				N/A
		75,816	(8)		42.22	4/1/2032	3,419	(12)	152,590	5,129	(15)	228,907
	5,814(9)	11,627	(9)		33.12	5/16/2032	6,050	(13)	270,012	6,050	(16)	270,012

		16,217	(10)		36.16	5/22/2033

Alan S. Korman				N/A
	16,140(1)				15.16	5/23/2026	1,276	(11)	56,948	3,828	(14)	170,844
	12,138(2)				24.33	5/22/2027	3,419	(12)	152,590	5,129	(15)	228,907
	7,542(3)				38.70	5/22/2028	5,618	(13)	250,731	5,618	(16)	250,731
	8,674(4)				35.16	5/20/2029
	13,357(5)				25.52	5/18/2030
	7,470(7)	3,735	(7)		54.26	5/17/2031
	5,814(9)	11,627	(9)		33.12	5/16/2032

		15,058	(10)		36.16	5/22/2033

Bert A. Brant				N/A
	7,743(3)				38.70	5/22/2028	1,278	(11)	57,037	3,834	(14)	171,111
	8,736(4)				35.16	5/20/2029	3,218	(12)	143,619	4,828	(15)	215,474
	13,451(5)				25.52	5/18/2030	5,181	(13)	231,228	5,181	(16)	231,228
	7,484(7)	3,741	(7)		54.26	5/17/2031
	5,472(9)	10,943	(9)		33.12	5/16/2032

		13,887	(10)		36.16	5/22/2033
(1)	These options were granted May 23, 2016 and vest 25% per year beginning May 23, 2017.
(2)	These options were granted May 22, 2017 and vest 25% per year beginning May 22, 2018.

2024 PROXY STATEMENT	93

COMPENSATION DISCUSSION AND ANALYSIS

(3)	These options were granted May 22, 2018 and vest 25% per year beginning May 22, 2019.

(4)	These options were granted May 20, 2019 and vest 25% per year beginning May 20, 2020.

(5)	These options were granted May 18, 2020 and vest 33% per year beginning May 18, 2021.

(6)	These options were granted June 1, 2020 and vest 33% per year beginning May 18, 2021.

(7)	These options were granted May 17, 2021 and vest 33% per year beginning May 17, 2022.

(8)	These options were granted April 1, 2022 and vest 33% per year beginning April 1, 2025.

(9)	These options were granted May 16, 2022 and vest 33% per year beginning May 16, 2023.

(10)	These options were granted May 22, 2023 and vest 33% per year beginning May 22, 2024.

(11)	These RSUs were granted May 17, 2021 and vest 33% per year beginning May 17, 2022.

(12)	These RSUs were granted May 16, 2022 and vest 33% per year beginning May 16, 2023.

(13)	These RSUs were granted May 22, 2023 and vest 33% per year beginning May 22, 2024.

(14)	These PSUs were granted May 17, 2021 and vest 100% on May 17, 2024, based on the ROIC for the full year ended March 31, 2024.

(15)	These PSUs were granted May 16, 2022 and vest 100% on May 16, 2025, based on the ROIC for the full year ended March 31, 2025.

(16)	These PSUs were granted May 22, 2023 and vest 100% on May 22, 2026, based on the ROIC for the full year ended March 31, 2026.

Options Exercised and Stock Vested

The following table sets forth information with respect to the NEOs named in the summary compensation table relating to the exercise of stock options, and the vesting of PSUs and RSUs, in fiscal 2024:

	Option Awards		Stock Awards

Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

David J. Wilson	—	—	49,497	1,762,813

Gregory P. Rustowicz	11,716	485,393	12,844	466,910

Terrance J. Schadeberg	—	—	9,632	328,426

Alan S. Korman	—	—	9,186	336,645

Bert A. Brant	—	—	7,419	263,642
(1)

Represents the difference between the option exercise price and the average of the high and low market prices of our common stock on the date of exercise as quoted on the Nasdaq Stock Market multiplied by the number of shares acquired.

(2)	Represents the average of the high and low market price of our common stock on the vesting date as quoted on the Nasdaq Stock Market multiplied by the number of shares acquired.

Pension Benefits

The CMCO Pension Plan is a non-contributory, qualified defined benefit plan, which provides certain NEOs with retirement benefits. As defined in the CMCO Pension Plan, a participant’s annual pension benefit at age 65 is equal to the product of (i) 1% of the participant’s final average earnings, as calculated by the terms of the CMCO Pension Plan, plus 0.5% of that part, if any, of final average earnings in excess of such participant’s “social security covered compensation,” as such term is defined in the CMCO Pension Plan, multiplied by (ii) such participant’s years of credited service, limited to 35 years. CMCO Pension Plan benefits are not subject to reduction for social security benefits.

New entrants to the CMCO Pension Plan were frozen in 2012 and new contributions were frozen in 2017.

In May 2023, we announced our intention to offer participants the ability to accept a lump sum payment in satisfaction of their pension benefits or, if such lump sum payment was not accepted, sell the remaining obligation for the existing pension liability. After completion of the sale, we expect to no longer report on pension benefits related to the CMCO Pension Plan in the proxy statement. The pension benefits are vested for eligible beneficiaries, but the future obligations will be fulfilled by the buyer of our existing pension liabilities.

94	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The following table sets forth with respect to each of our plans that provide retirement benefits to our NEOs, (i) the years of credited service of each of the executives named in the summary compensation table, (ii) the present value of his or her accumulated benefit, and (iii) payments received by him or her during fiscal 2024:

Executive Officer	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)

David J. Wilson	N/A(2)	—	—	—

Gregory P. Rustowicz	N/A(2)	—	—	—

Terrance J. Schadeberg	N/A(2)	—	—	—

Alan S. Korman	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	0.17	—	7,919	(3)

Bert A. Brant	N/A(2)	—	—	—
(1)	Years of credited service determined as of March 31, 2024. For more information about our retirement program see “Other Potential Post-Employment Payments” in this proxy statement.
(2)	Messrs. Wilson, Rustowicz, Schadeberg and Brant were not covered by a Company sponsored pension plan.
(3)

Mr. Korman had an accrued benefit under the CMCO Pension Plan that was frozen on March 31, 2012. In connection with the lump sum offering discussed above, in November 2023, Mr. Korman elected to take a lump sum distribution of his pension, which was rolled over to the Columbus McKinnon 401(k) Plan.

2024 PROXY STATEMENT	95

COMPENSATION DISCUSSION AND ANALYSIS

Non-Qualified Deferred Compensation

The Company maintains the NQDC Plan under which eligible participants (including our directors and U.S.-based NEOs) may elect to defer a portion of their cash compensation. Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements. For more information about our retirement program, see “Other Potential Post-Employment Payments” in this proxy statement.

Executive Officer	Executive Contributions in fiscal 2024	Company Contributions in fiscal 2024(1)	Aggregate earnings in fiscal 2024	Aggregate withdraws / distributions	Aggregate balance at 3/31/2024

David J. Wilson	27,154	58,384	37,573	—	243,129

Gregory P. Rustowicz	25,025	28,355	43,285	29,984	219,320

Terrance J. Schadeberg	—	7,446	1,199	—	9,218

Alan S. Korman	—	2,197	15,762	—	65,530

Bert A. Brant	210,462	5,899	301,332	—	1,459,529
(1)

This column represents the Company’s matching contributions made under the NQDC Plan in fiscal 2024. These amounts are reflected in the All-Other Compensation column of the summary compensation table set forth above.

Under the NQDC Plan, eligible participants, including our directors and U.S.-based NEOs, may elect to defer cash compensation. Eligible employees may elect to defer up to 100% of any annual bonus and either (i) up to 75% of their base salary and any commission, or (ii) up to 75% of their base salary and any commission that is in excess of the compensation limit in effect under Section 401(a)(17) of the Internal Revenue Code (“Section 401(a)(17)”) for the relevant plan year ($330,000 for 2023). Directors may elect to defer up to 100% of their annual retainer. The Company makes (i) a matching contribution equal to 100% of the first 4% of eligible compensation deferred by a participant (other than a non-employee director) that is in excess of the Section 401(a)(17) compensation limit, and (ii) a nonelective contribution equal to 2% of the participant’s eligible compensation that is in excess of the Section 401(a)(17) compensation limit. Participants’ NQDC Plan accounts are adjusted for gains and losses based on investment directions provided by participants. Participants may elect to receive payment of their NQDC Plan benefit upon a specified date, separation from service, disability or death, and in the form of a lump sum or monthly installments over 1-10 years, except that, upon a change in control, a participant’s vested benefit will automatically be paid in a lump sum. Participants may also withdraw amounts due to an unforeseeable emergency in accordance with Section 409A of the Internal Revenue Code.

96	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Other Potential Post-Employment Payments

It is our policy to provide severance benefits to each of our U.S.-based full-time salaried associates and hourly associates not covered by a collective bargaining agreement who involuntarily lose their positions without cause. Eligible associates who sign a release generally receive one week of base salary at the rate then in effect for each full year of continuous service (with any fractions being rounded up). The following table sets forth the gross amount each NEO would receive under various termination scenarios described above using the following assumptions:

•	Termination of employment on March 31, 2024

•	Exercise of all options and vesting of all RSUs based on the closing market price of $44.63 per share of our common stock on March 31, 2024

Executive Officer	Voluntary Termination ($)		Retirement ($)		Involuntary Termination ($)		Termination in Connection with Change in control ($)		Death ($)		Change in Control Only ($)

David J. Wilson (7)	1,554,526	(1)	7,545,555	(2)	9,079,633	(3)	12,534,037	(4)	8,045,555	(5)	—	(6)

Gregory P. Rustowicz	2,841,180	(1)	4,323,123	(2)	2,966,180	(3)	7,258,980	(4)	4,823,123	(5)	—	(6)

Terrance J. Schadeberg	690,804	(1)	1,813,209	(2)	794,650	(3)	4,040,009	(4)	2,263,209	(5)	—	(6)

Alan S. Korman	1,400,223	(1)	2,470,144	(2)	1,521,377	(3)	4,951,528	(4)	2,920,144	(5)	—	(6)

Bert A. Brant	861,996	(1)	1,845,579	(2)	917,862	(3)	4,054,588	(4)	2,260,579	(5)	—	(6)

(1)

Includes (i) the value of vested stock options, (ii) accrued vacation through the date of termination, (iii) the vested portion of each such NEO’s 401(k) Plan account, (iv) any vested benefits under the CMCO Pension Plan, as applicable, and (v) any vested benefits under our ESOP. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(2)

Includes (i) the value of vested stock options, (ii) accrued vacation through the date of termination, (iii) the vested portion of each such NEO’s 401(k) Plan account, (iv) any vested benefits under the CMCO Pension Plan, as applicable, (v) any vested benefits under our ESOP, (vi) unless otherwise provided in an equity award agreement, the value of all options, restricted shares or RSUs and performance shares or RSUs which become fully vested and (vii) awards under the Annual Incentive Plan earned in fiscal 2024. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(3)

Includes (i) severance, (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of each such NEO’s 401(k) Plan account, (v) any vested benefits under the CMCO Pension Plan, as applicable, and (vi) any vested benefits under our ESOP. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(4)

Includes (i) termination payments under the change-in-control agreements (up to the maximum permitted), (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of each such NEO’s 401(k) Plan account, (v) any vested benefits under the CMCO Pension Plan, as applicable, (vi) any vested benefits under our ESOP and (vii) awards under the Annual Incentive Plan earned in fiscal 2024. Termination payments under the change-in-control agreements include (i) a lump sum severance payment equal to three times the sum of (a) annual salary and (b) the greater of (1) the annual target bonus under the Annual Incentive Plan in effect on the date of termination or (2) the annual target bonus under the Annual Incentive Plan in effect immediately prior to the change-in-control, (ii) a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost of continued coverage if COBRA is elected under the Company group health plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which would have accrued under our tax-qualified retirement plans had each such NEO’s continued to be employed by us for three additional years, unless otherwise provided in an equity award agreement, the value of all options, restricted shares or RSUs and earned performance shares or RSUs for which the vesting period has not been completed which become fully vested. For purposes of this calculation, we have also assumed that any PSUs for which the performance period has not yet been completed and, as a result, remain unearned will be assumed by the successor entity, and therefore are not included as part of the figure shown above. In addition, each NEO would be entitled to receive accrued salary through the date of termination

2024 PROXY STATEMENT	97

COMPENSATION DISCUSSION AND ANALYSIS

(5)

Includes (i) Company provided group term life insurance benefits, (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of each such NEO’s 401(k) Plan account, (v) any vested benefits under the CMCO Pension Plan, as applicable, (vi) any vested benefits under our ESOP, (vii) unless otherwise provided in an equity award agreement, the value of all stock options not previously vested, restricted shares or RSUs and performance shares or PSUs which become fully vested and (viii) awards under the Annual Incentive Plan earned in fiscal 2024. In addition, accrued salary through the date of termination would be paid out.

(6)

No payments or awards are provided unless restricted shares, RSUs, PSUs and options held by the NEOs are not assumed by the successor entity. In the event that the successor entity does not assume the restricted shares, RSUs, PSUs and options, all restricted shares, options, RSUs, earned PSUs for which the vesting period has not been completed and unearned PSUs (which would become earned RSUs at target achievement levels) would be vested and payable to the NEOs.

(7)	Mr. Wilson’s post-employment payment scenarios were calculated in accordance with his employment agreement, filed with the SEC as of May 14, 2020.

CEO Pay Ratio

We believe executive pay must be market competitive and internally fair and equitable to motivate our associates to create shareholder value. The Compensation Committee monitors the relationship between the pay our executive officers receive and the pay of our associates to ensure we remain competitive, fair, and equitable. The Compensation Committee reviewed the CEO pay total from the summary compensation table to the pay of our median employee’s compensation for the fiscal year ended March 31, 2024.

The compensation of our CEO in the fiscal year ended March 31, 2024, was approximately 100:1 times the median pay of our employees. The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Our CEO to median employee pay ratio is calculated in accordance with the SEC’s proxy statement requirements pursuant to Item 402(u) of Regulation S-K. To identify our median compensated employee, we reviewed the gross wages reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for all individuals, excluding our Chief Executive Officer, who were employed by us on March 31, 2024, which wages were annualized for any employee who did not work for the entire year.

As is permitted under the SEC rules, to determine our median employee we used “total cash compensation.” We used a valid statistical sampling methodology to provide a reasonable estimate of the median base pay for the employee population considered (excluding our CEO).

After identifying the median employee based on annual total compensation, we calculated this associate’s annual total compensation using the same methodology used for our NEOs as set forth in the Company’s summary compensation table.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

98	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

At regularly scheduled meetings of the Board and Compensation Committee held in May of each year, it is the Board’s and Compensation Committee’s long-standing practice to review the Company’s results for the most recently completed fiscal year and review the Company’s financial plan and strategy for the upcoming fiscal year.

At these meetings, the Compensation Committee approves merit increases, Annual Incentive Plan payouts as well as the annual equity award grants for the executive officers. The Compensation Committee does not take material non-public information into account when determining the timing and terms of annual equity award grants. After review and discussion, the Board approves the annual equity awards grants for the CEO and the Company’s other executive officers for then-current fiscal year at the May meetings.

Accordingly, the grant date for the Company’s annual equity award grants is always the date of the May meetings of the Compensation Committee and Board. The meeting date is generally set at least a year in advance. This timing coincides with the Company’s fiscal year-based performance management cycle, allowing the Board and Compensation Committee to grant equity awards close in time to performance appraisals. It is the Board’s and Compensation Committee’s belief that maintaining a consistent grant practice, based on a date that is generally set at least a year in advance, is in the best interests of the Company as is strengthens the link between pay and performance, while also minimizing the risk that awards are granted opportunistically for the benefit of the Company’s officers.

Among the types of equity awards often granted to the Company’s executive officers are non-qualified stock options. As discussed in greater detail above, granting stock options to our executive officers help align management and shareholder interests by encouraging decisions and actions that result in long-term stock appreciation and ownership interest for management.

The following table presents information regarding options issued to our NEOs in fiscal 2024 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Name	Grant Date	Number of Securities Underlying the Award ($/Sh)	Exercise Price of the Award	Grant Date Fair Value of the Award ($)	Percentage Change in
the Closing Market
Price of the Securities
Underlying the Award
Between the
Trading Day Ending
Immediately Prior to
the Disclosure of
Material Nonpublic
Information and the
Trading Day
Beginning Immediately
Following the
Disclosure of Material
					Nonpublic Information

David J. Wilson	5/22/2023	86,873	$36.16	1,125,005	4.5%

Gregory P. Rustowicz	5/22/2023	21,236	$36.16	275,006	4.5%

Terrance J. Schadeberg	5/22/2023	16,217	$36.16	210,010	4.5%

Alan S. Korman	5/22/2023	15,058	$36.16	195,001	4.5%

Bert A. Brant	5/22/2023	13,887	$36.16	179,837	4.5%

2024 PROXY STATEMENT	99

PAY VERSUS PERFORMANCE
Compensation Actually Paid Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act,
and
Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between “compensation actually paid” to our CEO and to our other NEOs and certain financial performance of the Company for the indicated fiscal years. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Company’s pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, refer to
the Compensation Discussion and Analysis.

Year (1)	SCT Total for First CEO	SCT Total for Second CEO	CAP for First CEO (2)	CAP for Second CEO (2)	Avg. SCT Total for Other NEOs (2)	Avg. CAP to Other NEOs (2)	Value of Initial Fixed $100		Net Income	Adjusted EBIT (4)
							TSR	Peer Group TSR (3)

(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	$5,799,250	$—	$7,011,006	$—	$1,479,373	$1,769,549	$183.61	$219.31	$46,625	$119,238

2023	$4,973,892	$—	$3,543,606	$—	$1,622,384	$1,421,836	$151.72	$155.40	$48,429	$105,869

2022	$4,067,021	$—	$2,562,396	$—	$1,347,394	$788,702	$171.66	$147.62	$29,660	$95,589

2021	$5,572,610	$397,800	$9,019,389	$423,480	$1,169,073	$2,651,095	$212.53	$159.26	$9,106	$48,854
(1)	The CEOs and the Other NEOs for the indicated years were as follows:

Year	First CEO	Second CEO	Other NEOs

2024	Mr. Wilson	N/A	Messrs. Brant, Korman, Rustowicz, and Schadeberg

2023	Mr. Wilson	N/A	Messrs. Brant, Korman, Rustowicz, and Schadeberg

2022	Mr. Wilson	N/A	Messrs. Brant, Korman, Rustowicz, and Wozniak

2021	Mr. Wilson	Mr. Fleming	Messrs. Korman, McCormick, Rustowicz, and Wozniak

(2)	Amounts represent compensation actually paid to our CEO and the average compensation actually paid to our Other NEOs for the relevant fiscal year, as determined under SEC rules (and described below).

(3)	For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the Dow Jones U.S. Diversified Industrials Index.

(4)
In accordance with SEC rules, the Company is required to include in the Pay versus Performance table the “most important” financial performance measure (as determined by the Company) used to link compensation actually paid to our CEOs and Other NEOs to Company performance for the most recently completed fiscal year. The Company determined that Adjusted EBIT, which is a metric included in our incentive program, meets this requirement and therefore, we have included this performance measure in the Pay versus Performance table. Adjusted EBIT is a non-GAAP
measure which is defined in the FY24 Financial Metrics section.

100	2024 PROXY STATEMENT

PAY VERSUS PERFORMANCE

Compensation actually paid to our CEOs and Other NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:
First Chief Executive Officer

Year	Summary Compensation Table Total	Minus: Change in Present Value of NQDC	Minus: Change in Present Value of Pension	Plus: Pension Service Costs Attributable to the Applicable Year	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year	Plus: Year- End Fair Value of Equity Awards Granted During Applicable Year	Plus: Fair Value of Awards Granted and Vested in Applicable Year	Plus: Change in Fair Value as of Year- End of Any Prior-Year Awards that Remain Unvested as of Year-End	Plus: Change in Fair Value as of Vesting Date of Any Prior- Year Awards that Vested During Applicable Year	Compensation Actually Paid

2024	$5,799,250	$5,491	$—	$—	$3,495,828	$4,352,194	$—	$448,465	$(87,584)	$7,011,006

2023	$4,973,892	$2,900	$—	$—	$2,816,047	$3,501,035	$—	$(1,616,943)	$(495,431)	$3,543,606

2022	$4,067,021	$1,896	$—	$—	$2,362,446	$1,840,059	$—	$(993,714)	$13,371	$2,562,396

2021	$5,572,610	$—	$—	$—	$3,543,080	$6,414,349	$575,510	$—	$—	$9,019,389
Second Chief Executive Officer

Year	Summary Compensation Table Total	Minus: Change in Present Value of NQDC	Minus: Change in Present Value of Pension	Plus: Pension Service Costs Attributable to the Applicable Year	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year	Plus: Year- End Fair Value of Equity Awards Granted During Applicable Year	Plus: Fair Value of Awards Granted and Vested in Applicable Year	Plus: Change in Fair Value as of Year- End of Any Prior-Year Awards that Remain Unvested as of Year-End	Plus: Change in Fair Value as of Vesting Date of Any Prior- Year Awards that Vested During Applicable Year	Compensation Actually Paid

2024	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

2023	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

2022	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

2021	$397,800	$—	$—	$—	$254,079	$75,660	$204,099	$—	$—	$423,480
Average of Other Named Executive Officers

Year	Summary Compensation Table Total	Minus: Change in Present Value of NQDC	Minus: Change in Present Value of Pension	Plus: Pension Service Costs Attributable to the Applicable Year	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year	Plus: Year- End Fair Value of Equity Awards Granted During Applicable Year	Plus: Fair Value of Awards Granted and Vested in Applicable Year	Plus: Change in Fair Value as of Year- End of Any Prior-Year Awards that Remain Unvested as of Year-End	Plus: Change in Fair Value as of Vesting Date of Any Prior- Year Awards that Vested During Applicable Year	Compensation Actually Paid

2024	$1,479,373	$13,476	$53	$—	$668,025	$831,669	$—	$157,778	$(17,717)	$1,769,549

2023	$1,622,384	$8,205	$—	$—	$814,420	$701,707	$—	$33,962	$(113,592)	$1,421,836

2022	$1,347,394	$6,473	$—	$—	$668,073	$520,369	$—	$(404,240)	$(275)	$788,702

2021	$1,169,073	$2,962	$—	$—	$467,863	$1,137,057	$—	$785,776	$30,014	$2,651,095

2024 PROXY STATEMENT	101

PAY VERSUS PERFORMANCE

In the determination of the CEO’s and each other NEO’s compensation actually paid, fair value of equity awards was computed in accordance
with the Company’s methodology used for financial reporting purposes.
Relationship Between Financial Performance Measures
The graphs below describe the relationship between the compensation actually paid to our CEO and the average of the compensation actually paid to our Other NEOs and (i) our cumulative TSR, (ii) our net income, and (iii) our Adjusted EBIT, in each case, for the fiscal years ended March 31, 2021, 2022, 2023, and 2024. In addition, the first graph below compares our cumulative TSR and peer group cumulative TSR for the fiscal years ended March 31, 2021, 2022, 2023, and 2024.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.
Compensation Actually Paid versus Total Shareholder Return

102	2024 PROXY STATEMENT

PAY VERSUS PERFORMANCE

Compensation Actually Paid versus Net Income

2024 PROXY STATEMENT	103

PAY VERSUS PERFORMANCE

Compensation Actually Paid versus Adjusted EBIT

The graphs above demonstrate that over the measurement period, Compensation Actually Paid (CAP) for the CEO and NEOs generally trended directionally with the Company’s cumulative TSR. While both net income and Adjusted EBIT have increased over the relevant time period, we have set goals that were more demanding each year during the period. As such, changes in CAP largely were not impacted by those increases. During the time period, changes in CAP were largely attributable to the fluctuation in value of outstanding equity awards, which correlate with increases and decreases in stock price and cumulative TSR.
Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended March 31, 2024:

•	Adjusted EBIT

•	Adjusted Free Cash Flow

•	Adjusted ROIC
For additional details regarding our most important financial performance measures, please see the section[s] titled “Elements of our Compensation Program for NEOs” and “Components of Compensation” in our Compensation Discussion and Analysis (CD&A) elsewhere in this Proxy Statement.

104	2024 PROXY STATEMENT

2016 LONG TERM INCENTIVE PLAN

Columbus McKinnon Corporation Second

Amended and Restated

2016 Long Term Incentive Plan

Effective June 4, 2024

Article 1. Establishment, Purpose, and Duration

1.1  Establishment. Columbus McKinnon Corporation, a New York corporation (hereinafter referred to as the “Company”), previously established an incentive compensation plan known as the Columbus McKinnon Corporation 2016 Long Term Incentive Plan (as amended and restated from time-to-time, the “Plan”).

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Share Units, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

This Plan was initially effective on May 23, 2016 (the “Effective Date”) and obtained shareholder approval on July 18, 2016. The Plan was subsequently amended and restated effective June 5, 2019 (“the First Restatement Date”) and obtained shareholder approval on July 22, 2019. The Plan is hereby amended and restated June 4, 2024 (the “Second Restatement Date”), subject to shareholder approval. The Plan as so amended and restated by this second amendment and restatement of the Plan and approved by shareholders shall apply to any Awards granted after the Second Restatement Date. Any Awards granted prior to the Second Restatement Date shall continue to be governed by the terms of the Plan as in effect at the time the Award was granted.

1.2  Purpose of This Plan. The purpose of this Plan is to provide a means whereby Employees, Directors, and Third-Party Service Providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors or Third-Party Service Providers of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3  Duration of This Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Second Restatement Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Second Restatement Date.

1.4  No More Grants Under Prior Plans. After the Effective Date, no more grants will be made under the Prior Plans.

2024 PROXY STATEMENT	105

2016 LONG TERM INCENTIVE PLAN

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1  “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2  “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3 (Annual Award Limits).

2.3  “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Share Units, Performance Units, Cash-Based Awards, or Other Stock- Based Awards, in each case subject to the terms of this Plan.

2.4  “Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5  “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6  “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7  “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 11 (Cash-Based Awards and Other Stock-Based Awards).

2.8  “Cause” means, unless otherwise specified in an Award Agreement or in an applicable employment or service agreement between the Company, an Affiliate or a Subsidiary and a Participant, with respect to any Participant, as determined by the Committee in its sole discretion:

(a) Commission of a willful serious act, such as embezzlement, against the Company, an Affiliate or a Subsidiary which is intended to enrich the Participant at the expense of the Company, an Affiliates or a Subsidiary;

(b) Conviction of a felony involving moral turpitude; or

(c) Any willful, gross neglect or willful, gross misconduct resulting in either case in material harm to the Company, an Affiliate or a Subsidiary, or a violation of the Company’s Code of Conduct. For purposes of this Section 2.8(c), no act, or failure to act, on a Participant’s behalf will be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.

2.9  “Change in Control” means, unless otherwise defined in an Award Agreement, any of the following events:

(a) Any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of either (i) the then outstanding shares of common stock of the Company or (ii) the combined voting power of the Company’s then outstanding voting securities;

106	2024 PROXY STATEMENT

2016 LONG TERM INCENTIVE PLAN

(b) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who, at the beginning of such period, constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), (d) or (e) of this Section 2.9) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c) There shall be consummated any reorganization, merger or consolidation of the Company with any other entity, other than (i) a reorganization, merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such reorganization, merger or consolidation or (ii) a reorganization, merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “Person” (as herein above defined) beneficially owns, directly or indirectly, twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities;

(d) Any Person or Persons acquire all or substantially all of the assets of the Company, whether in a single transaction or series of transactions; or

(e) The consummation of plan of dissolution or complete liquidation of the Company.

For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the Second Restatement Date) pursuant to the Exchange Act.

A “Change in Control” shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction initiated by the Company in regard to converting from a publicly traded company to a privately held company.

To the extent necessary to comply with Code Section 409A, a Change in Control will be deemed to have occurred only to the extent the event constitutes a change in control event under Code Section 409A.

2.10 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.11 “Committee” means the Human Capital, Compensation and Succession Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.12 “Company” means Columbus McKinnon Corporation, a New York corporation, and any successor thereto as provided in Article 23 (Successors) herein.

2024 PROXY STATEMENT	107

2016 LONG TERM INCENTIVE PLAN

2.13 “Deferred Stock Unit” means a Participant’s contractual right to receive a stated number of Shares, or if provided by the Committee on the Grant Date, cash equal to the Fair Market Value of such Shares, under the Plan at the end of a specified period of time or upon the occurrence of a specified event.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company.

2.15 “Disability” means, unless otherwise provided in an Award Agreement:

(a) With respect to a Participant who is a party to a written employment agreement with the Company, an Affiliate or a Subsidiary, which agreement contains a definition of “disability” or “permanent disability” (or words of like import) for purposes of termination of employment thereunder by the Company, “disability” or “permanent disability” as defined in the most recent of such agreements; or

(b) In all other cases, means such Participant’s inability to perform substantially his or her duties to the Company, an Affiliate or a Subsidiary by reason of physical or mental illness, injury, infirmity, or condition: (i) for a continuous period for one hundred eighty (180) days or one or more periods aggregating one hundred eighty (180) days in any twelve (12) month period; (ii) at such time as such Participant is eligible to receive disability income payments under any long-term disability insurance plan maintained by the Company; or (iii) at such earlier time as such Participant or the Company submits medical evidence, in the form of a physician’s certification, that such Participant has a physical or mental illness, injury, infirmity, or condition that will likely prevent such Participant from substantially performing his or her duties for one hundred eighty (180) days or longer.

To the extent necessary to comply with Code Section 409A, any reference to “Disability” under the Plan will be interpreted to mean a “disability” (within the meaning of Code Section 409A).

2.16 “Dividend Equivalent Right” means the right to receive an amount, calculated with respect to an Award other than an Option or SAR, which is determined by multiplying the number of Shares subject to the applicable Award by the per-Share cash dividend, or the per-Share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on Shares.

2.17 “Effective Date” has the meaning set forth in Section 1.1 (Establishment).

2.18 “Eligible Individual” means an individual who is an Employee, Director, and/or Third-Party Service Provider.

2.19 “Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, an Affiliate, and/or a Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, an Affiliate, and/or a Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company, an Affiliate, and/or a Subsidiary during such period.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.21 “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the Nasdaq Stock Market (“Nasdaq”) or other

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established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the average of the opening and closing prices of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. To the extent necessary for an Award to achieve its intended tax treatment under Code Section 409A, Fair Market Value will be determined in a manner permitted under Code Section 409A.

2.22 “First Restatement Date” has the meaning set forth in Section 1.1 (Establishment).

2.23 “Full-Value Award” means an Award other than an ISO, NQSO, or SAR, which is settled by the issuance of Shares.

2.24 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.25 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7 (Stock Appreciation Rights), used to determine whether there is any payment due upon exercise of the SAR.

2.26 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 (Stock Options) to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.27 “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.28 “New Nonemployee Director Award” means an Award for a Nonemployee Director of up to an additional fifteen thousand (30,000) Shares in the Plan Year in which an individual is first appointed or elected to the Board as a Nonemployee Director.

2.29 “Nonemployee Director” means a Director who is not an Employee.

2.30 “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.31 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.32 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 (Stock Options).

2.33 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.34 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 11 (Cash- Based Awards and Other Stock-Based Awards).

2.35 “Participant” means any Eligible Individual as set forth in Article 5 (Eligibility and Participation) to whom an Award is granted.

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2.36 “Performance Award” means an Award of a Performance Share, Performance Share Unit, Performance Unit, or other Award whose grant or vesting is based, in whole or in part, upon the achievement of one or more performance goals established by the Committee using one or more of the Performance Measures.

2.37 “Performance Measures” means measures as described in Article 13 (Performance Measures) on which the performance goals are based.

2.38 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.39 “Performance Share” means a grant of a stated number of Shares to a Participant under the Plan that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

2.40 “Performance Share Unit” means a Participant’s contractual right to receive a stated number of Shares, or if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such Shares, under the Plan at a specified time that are forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

2.41 “Performance Unit” means a Participant’s contractual right to receive a cash- denominated award, payable in cash or Shares, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

2.42 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.43 “Plan” means the Columbus McKinnon Corporation 2016 Long Term Incentive Plan, as amended, and restated from time-to-time.

2.44 “Plan Year” means the Company’s fiscal year, which currently begins April 1 and ends March 31.

2.45 “Prior Plans” means the Company’s 2010 Long Term Incentive Plan, the 2006 Long Term Incentive Plan, the 1995 Incentive Stock Option Plan, the Non-Qualified Stock Option Plan, the Restricted Stock Plan, and the 2014 Stock Incentive Plan of Magnetek, Inc.

2.46 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 (Restricted Stock and Restricted Stock Units).

2.47 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 (Restricted Stock and Restricted Stock Units), except no Shares are actually awarded to the Participant on the Grant Date.

2.48 “Restriction Period” means the period when Restricted Stock, Restricted Stock Units, Deferred Stock Units, and/or Other Stock-Based Awards are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion).

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2.49 “Retirement” shall be reached when a Participant’s status as an Employee terminates and at the time of such termination:1

(a) with respect to Awards with Grant Dates before April 1, 2021, the Participant’s age and years of service as an employee of the Company, an Affiliate, or any Subsidiary were either (i) age sixty-five (65) or older with at least five (5) years of service, or (ii) age sixty-two (62) or older with at least twenty-five (25) years of service, and

(b) with respect to Awards with Grant Dates on or after April 1, 2021, the Participant’s age plus years of service total to sixty-five (65) provided the Participant has attained age 55, completed five (5) years of service, and provides at least a 3-month notice prior to such termination.

2.50 “Second Restatement Date” has the meaning set forth in Section 1.1 (Establishment).

2.51 “Share” means a share of common stock of the Company, par value $.01 per share.

2.52 “Share Authorization” has the meaning set forth in Section 4.1(a) (Share Authorization).

2.53 “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 (Stock Appreciation Rights) herein.

2.54 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.55 “Tax Laws” has the meaning set forth in Section 24.19 (General Provisions/No Representations or Warranties Regarding Tax Affect).

2.56 “Ten-Percent Shareholder” means a person who, at the time an Option is granted, owns (or is treated as owning) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation“ (within the meaning of Code Section 424) of the Company.

2.57 “Third-Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

3.1  General. The Committee shall be responsible for administering this Plan, subject to this Article 3 (Administration) and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2  Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, (a) selecting Award recipients, (b) establishing all Award terms and conditions, including

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the terms and conditions set forth in Award Agreements and any ancillary document or materials, (c) granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, (d) construing any ambiguous provision of the Plan or any Award Agreement, (e) subject to Article 21 (Amendment, Modification, Suspension, and Termination), adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate, and (f) making any other determination and taking any other action that it deems necessary or desirable for the administration or operation of the Plan and/or any Award Agreement.

3.3  Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) designate Third-Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to a Nonemployee Director or an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Shares and/or Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1  Number of Shares Available for Awards.

(a) Share Authorization.

Subject to adjustment as provided in Section 4.4 (Adjustments in Authorized Shares) herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be:

(1) two million (2,000,000) Shares as of the Effective Date, plus

(2) an additional two million five hundred thousand (2,500,000) Shares as of the First Restatement Date, plus

(3) an additional two million eight hundred thousand (2,800,000) Shares as of the Second Restatement Date, plus

(4) any Shares subject to outstanding awards as of the Effective Date under the Prior Plans that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable Shares) shall be added to the Share Authorization using the Share counts specified in Section 4.1(b) (Limit on Full Value Awards).

(b) Limit on Full Value Awards. To the extent that a Share is issued pursuant to the grant or exercise of a Full Value Award, it shall reduce the Share Authorization by two and one-tenth (2.1) Shares; and, to the extent that a Share is issued pursuant to the grant or

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exercise of an Award other than a Full Value Award, it shall reduce the Share Authorization by one (1) Share.

(c) Limits on ISOs. The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be two million (2,000,000) Shares as of the Effective Date, four million five hundred thousand (4,500,000) Shares as of the First Restatement Date, and seven million three hundred thousand (7,300,000) Shares as of the Second Restatement Date. Notwithstanding the foregoing, in no event shall the maximum number of Shares that may be issued pursuant to ISOs under the Plan exceed the available number of Shares under the Share Authorization.

(d) Limit on Nonemployee Director Awards. Subject to adjustment in Section 4.4 (Adjustments in Authorized Shares), the maximum number of Shares of the Share Authorization subject to Award(s) that may be issued to Nonemployee Directors during a single Fiscal Year, taken together with any cash compensation paid with respect to service as a member of the Board during such year (including service as a member or chair of any committee of the Board) during the Fiscal Year shall not exceed six hundred thousand dollars ($600,000) for a Director serving as the lead independent director or Chair of the Board, and shall not exceed four hundred thousand dollars ($400,000) for any other Nonemployee Director (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes), except that these annual limits on Nonemployee Director Awards shall be increased by the value of thirty thousand (30,000) Shares for an individual in the year first appointed or elected to the Board as a Nonemployee Director (the increase in value a “New Nonemployee Director Award”).

(e) Minimum Vesting Requirements for Awards. Except with respect to a maximum of five percent (5%) of the Share Authorization, Awards shall not provide for vesting which is any more rapid than over a period of at least twelve (12) months. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of Awards in the event of the Participant’s death, Disability, or Retirement, or a Change in Control.

4.2  Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Furthermore, any Shares withheld to satisfy tax withholding obligations on an Award issued under the Plan, Shares tendered to pay the exercise price of an Award under the Plan, and Shares repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be again available for grant under this Plan. To the extent permitted by applicable law or any stock exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company, a Subsidiary or any Affiliate shall not be counted against Shares available for grant pursuant to the Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3  Annual Award Limits. The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Sections 4.4 (Adjustments in Authorized Shares)

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and/or 21.2 (Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events), shall apply to grants of such Awards under this Plan:

(a) Options and SARs: The maximum aggregate number of Shares subject to Options or SARs granted in any one Plan Year to any one Participant shall be four hundred thousand (400,000).

(b) Full-Value Awards: The maximum aggregate Award of Full-Value Awards that a Participant may receive in any one Plan Year shall be three hundred thousand (300,000) Shares, or equal to the value of three hundred thousand (300,000) Shares, determined as of the date of vesting or payout, as applicable.

(c) Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the greater of five million dollars ($5,000,000) or the value of three hundred thousand (300,000) Shares, determined as of the date of vesting or payout, as applicable.

4.4  Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, special cash dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in- kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards. The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions, including modifications of performance goals and changes in the length of Performance Periods.

The determination of the Committee as to the foregoing adjustments, if any, shall be at the discretion of the Committee and shall be conclusive and binding on the Participants, the Company, and all other interested individuals.

Subject to the provisions of Article 21 (Amendment, Modification, Suspension, and Termination) and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan), subject to compliance with the rules under Code Sections 409A, 422, and 424, as and where applicable.

Article 5. Eligibility and Participation

5.1  Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors, and Third-Party Service Providers.

5.2  Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from the Eligible Individuals those individuals to whom Awards shall be granted.

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Article 6. Stock Options

6.1  Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Eligible Individuals in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). An Eligible Individual who is employed or engaged by an Affiliate and/or Subsidiary may only be granted an NQSO to the extent the Company represents an “eligible issuer of service recipient stock” (within the meaning of Treas. Reg. 1.409A-1(b)(5)(iii)(E)(1)) with respect to the Eligible Individual.

6.2  Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3  Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of a Share as determined on the Grant Date, except that (i) an Option Price may be less than one hundred percent (100%) of the FMV of a Share as of the Grant Date where an Option is being granted in substitution for a prior option in connection with a merger, consolidation, acquisition of property or stock, or reorganization and the substitution complies with Code Sections 409A and 424, as applicable, and (ii) the Option Price of an ISO granted to a Ten-Percent Shareholder shall be at least one hundred ten percent (110%) of the FMV of a Share as determined on the Grant Date.

6.4  Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of its Grant Date, except that an ISO granted to a Ten-Percent Shareholder shall not be exercisable later than the fifth (5th) anniversary of its Grant Date.

6.5  Exercise of Options. Options granted under this Article 6 (Stock Options) shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

Options granted under this Article 6 (Stock Options) shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee (setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares), or by complying with any alternative exercise procedure(s) the Committee may authorize.

6.6  Payment. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

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Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7  Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 (Stock Options) as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8  Blackout Periods. If there is a blackout period under the Company’s insider trading policy, applicable law, or a Board- or Committee-imposed blackout period that prohibits the buying and selling of Shares during any part of the ten-day period before the expiration of any Option based on the termination of a Participant’s service, the period for exercising the Options shall be extended until thirty (30) days beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option shall ever be exercisable after the expiration of its original term as set forth in the Award Agreement and/or this Plan.

6.9  Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7. Stock Appreciation Rights

7.1  Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. An Eligible Individual who is employed or engaged by an Affiliate and/or Subsidiary may only be granted SARs to the extent the Company represents an “eligible issuer of service recipient stock” (within the meaning of Treas. Reg. 1.409A-1(b)(5)(iii)(E)(1)) with respect to the Eligible Individual.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the Grant Date must be at least equal to one hundred percent (100%) of the FMV of a Share as determined on the Grant Date, except that the Grant Price may be less than one hundred percent (100%) of the FMV of a Share as of the Grant Date where an SAR is being granted in substitution for a prior stock appreciation right in connection with a merger, consolidation, acquisition of property or stock, or reorganization and the substitution complies with Code Section 409A.

7.2  SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

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7.3  Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary of its Grant Date.

7.4  Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes. All SARs will be exercised automatically on the last trading day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with Options, any related Option, so long as the Fair Market Value of a Share on that date exceed the Grant Price of the SAR or the Option Price of any related Option, as applicable. If the Fair Market Value of a Share on the last trading day prior to the expiration date of a SAR or, in the case of SARs granted in tandem with Options, any related Option, is less than or equal to the Grant Price of the SAR or the Option Price of any related Option, as applicable, then the SAR and any tandem Option shall be automatically cancelled for no consideration upon the expiration date for such SAR and any tandem Option.

7.5  Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6  Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1  Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Eligible Individuals in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Eligible Individual on the Grant Date.

8.2  Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Restriction Period, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3  Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under

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applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8 (Restricted Stock and Restricted Stock Units), Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be settled in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4  Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3 (Other Restrictions), each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Columbus McKinnon Corporation 2016 Long Term Incentive Plan, as amended from time-to-time, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Columbus McKinnon Corporation.”

8.5  Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Restriction Period. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6  Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to (i) file promptly a copy of such election with the Company, and (ii) make arrangements satisfactory to the Company in its sole discretion for the timely satisfaction of any taxes required to be withheld by the Company, an Affiliate or any Subsidiary as a result of the Participant making an election pursuant to Code Section 83(b), provided that any Shares subject to the Restricted Stock Award for which the Restriction Period has not lapsed may not be used to satisfy any applicable tax withholding.

Article 9. Deferred Stock Units

9.1  In General. Deferred Stock Units may be granted to Eligible Individuals at such time or times as shall be determined by the Committee without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him or her. In addition, on fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, the Committee may permit a Participant to elect to defer receipt of all or a portion of his or her annual compensation, annual incentive bonus and/or long-term compensation (other than Options or SARs) (“Deferred Annual Amount”) payable by the Company or a Subsidiary and receive in lieu thereof an Award of elective Deferred Stock Units equal to the number which may be

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obtained by dividing (i) the amount of the Deferred Annual Amount, by (ii) the Fair Market Value of one Share on the date of payment of such compensation and/or annual bonus (“Elective Deferred Stock Units”). Deferred Stock Units shall be evidenced by an Award Agreement that shall specify the number of Shares to which the Deferred Stock Unit pertains, and such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties, and covenants with respect to securities law matters. Upon the grant of Deferred Stock Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of Shares underlying the Deferred Stock Units awarded to the Participant. No Shares will be issued to the Participant at the time an award of Deferred Stock Units is granted.

9.2  Rights as a Shareholder. The Committee shall determine whether and to what extent Dividend Equivalent Rights will be credited to the account of, or paid currently to, a Participant receiving an Award of Deferred Stock Units. Unless otherwise provided by the Committee at or after the Grant Date, (a) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Deferred Stock Units on the record date established for the related dividend or distribution in an amount equal to the number which may be obtained by dividing (i) the value of such dividend or distribution on the record date by (ii) the Fair Market Value of one Share on such date, and such additional Deferred Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Deferred Stock Units with respect to which such dividends or distributions were payable, and (b) if any such dividends or distributions are paid in Shares or other securities, such Shares and other securities shall be subject to the same Restriction Period and other restrictions, if any, as apply to the Deferred Stock Units with respect to which they were paid. A Participant shall not have any rights as a shareholder in respect of Deferred Stock Units awarded pursuant to the Plan (including, without limitation, the right to vote on any matter submitted to the Company’s shareholders) until such time as the Shares attributable to such Deferred Stock Units have been issued to such Participant or his or her beneficiary.

9.3  Vesting. Unless the Committee provides otherwise at or after the Grant Date, the portion of each Award of Deferred Stock Units that consists of Deferred Stock Units, together with any Dividend Equivalent Rights credited with respect thereto, will be subject to a Restriction Period that shall lapse based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the Grant Date. Notwithstanding the immediately preceding sentence, the Board may accelerate the lapse of the Restriction Period of any Deferred Stock Units at or after the Grant Date. The portion of each Award of Deferred Stock Units that consists of Elective Deferred Stock Units, together with any Dividend Equivalent Rights credited with respect thereto, shall not be subject to any Restriction Period and shall be non-forfeitable at all times.

9.4  Settlement. Subject to Articles 14 (Transferability of Awards), 20 (Change in Control), and 24 (General Provisions), and the last sentence of Section 9.1 (In General), unless the Committee determines otherwise at or after the Grant Date, the Company shall issue the Shares underlying any of a Participant’s Deferred Stock Units (and related Dividend Equivalent Rights) for which the Restriction Period shall have lapsed on or prior to the date of such Participant’s termination of employment with or termination of service to the Company, Affiliate, and any Subsidiary, other than a termination for Cause, as soon as administratively practicable, but not later than two and one-half (2 1⁄2) months following the date of such termination of employment or service (or on such earlier date as the Committee shall permit or such later date as may be elected by the Participant in accordance with the rules and procedures of the Board). In the event of the termination of a

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Participant’s employment with or service to the Company, Affiliates, and the Subsidiaries for Cause, the Participant shall immediately forfeit all rights with respect to any shares of Deferred Stock Units (and related Dividend Equivalent Rights) credited to his or her account, whether or not the Restriction Period shall have then lapsed. Subject to Articles 14 (Transferability of Awards), 20 (Change in Control), and 24 (General Provisions), and the last sentence of Section 9.1 (In General), unless the Committee determines otherwise at or after the Grant Date, the Company shall issue the Shares underlying any of a Participant’s Elective Deferred Stock Units (and related Dividend Equivalent Rights) credited to such Participant’s account under the Plan as soon as administratively practicable, but not later than two and one-half (2 1⁄2) months following the date of such Participant’s termination of employment or service (or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee). The Committee may provide in the Award Agreement applicable to any Award of Deferred Stock Units that, in lieu of issuing Shares in settlement of any Deferred Stock Units, the Committee may direct the Company to pay to the Participant the Fair Market Value of the Shares corresponding to such Deferred Stock Units in cash. For each Share received in settlement of Deferred Stock Units, the Company shall deliver to the Participant a certificate representing such Share, bearing appropriate legends, if applicable.

Notwithstanding anything to the contrary in this Section 9.4 (Settlement), the Committee may, subject to compliance with Code Section 409A, accelerate the distribution of any and all Shares subject to any Award of Deferred Stock Units prior to the time otherwise specified in this Section 9.4 (Settlement).

9.5  Further Deferral Elections. A Participant may elect to further defer receipt of Shares issuable in respect of Deferred Stock Units (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion, in accordance with Section 24.13(c)(iii) (Subsequent Deferral Elections).

Article 10. Performance Shares, Performance Share Units, and Performance Units

10.1 Grant of Performance Shares, Performance Share Units, and Performance Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Shares, Performance Share Units, and/or Performance Units to Eligible Individuals in such amounts and upon such terms as the Committee shall determine.

10.2 Value of Performance Shares, Performance Share Units, and Performance Units. Each Performance Share and each Performance Share Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares, Performance Share Units, and/or Performance Units that will be paid out to the Participant.

10.3 Earning of Performance Shares, Performance Share Units, and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares, Performance Share Units, and/or Performance Units shall be entitled to receive payout on the value and number of Performance Shares, Performance Share Units, and/or Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

10.4 Form and Timing of Payment of Performance Shares, Performance Share Units, and Performance Units. Payment of earned Performance Shares, Performance Share Units, and/or

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Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares, Performance Share Units, and/or Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares, Performance Share Units, and/or Performance Units at the close of the applicable Performance Period, but no later than the fifteenth (15th) day of the third (3rd) month after the year in which the Performance Period ended. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Article 11. Cash-Based Awards and Other Stock-Based Awards

11.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Eligible Individuals in such amounts and upon such terms as the Committee may determine.

11.2 Other Stock-Based Awards. The Committee may grant to Eligible Individuals other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

11.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines. The Company may pay earned Cash-Based Awards and Other Stock-Based Awards in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Award at the close of the applicable Performance Period, if any, but no later than the fifteenth (15th) day of the third (3rd) month after the year in which the Performance Period ended, the award vests (unless a valid deferral election has been made), or the payment was otherwise scheduled to be made.

Article 12. Nonemployee Director Awards

Nonemployee Directors may only be granted Awards under the Plan in accordance with this Article 12 (Nonemployee Director Awards) and which shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Nonemployee Director serves, service of a Nonemployee Director as the chair of a committee of the

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Board, service of a Nonemployee Director as Chair of the Board or lead independent director, or the first selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the limits set forth in Section 4.1(d) (Limit on Nonemployee Director Awards) and the foregoing, the Board shall grant such Awards to Nonemployee Directors and any Nonemployee Chair of the Board or lead independent director, and grant New Nonemployee Director Awards, as it shall from time to time determine.

If a Nonemployee Director subsequently becomes an Employee while remaining a member of the Board, any Award held by such individual at the time of such commencement of employment will not be affected thereby.

Nonemployee Directors, pursuant to this Article 12 (Nonemployee Director Awards), may be awarded, or may be permitted to elect to receive, pursuant to the procedures established by the Board or a committee of the Board, all or any portion of their annual retainer, meeting fees, or other fees in Shares, Restricted Stock, Restricted Stock Units, Deferred Stock Units, or other Awards as contemplated by this Plan in lieu of cash.

Article 13. Performance Measures

13.1 In General. The performance goals upon which the payment or vesting of an Award that is intended to be a Performance Award shall be based on one or more of the following Performance Measures:

(a) Net earnings or net income (before or after taxes);

(b) Operating earnings or income;

(c) Earnings or diluted earnings per share;

(d) Net sales or revenue growth;

(e) Net operating profit;

(f) Return measures (including, but not limited to, return on assets, net assets, capital, investment, invested capital, equity, shareholders’ equity sales, or revenue);

(g) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, cash flow return on capital, and cash flow return on investment);

(h) Earnings before or after taxes, interest, depreciation, and/or amortization;

(i) Gross or operating margins;

(j) Productivity ratios;

(k) Share price (including, but not limited to, growth measures and total shareholder return);

(l) Expense targets;

(m) Debt reduction;

(n) Cost reduction or savings;

(o) Margins;

(p) Operating efficiency;

(q) Market share;

(r) Customer and/or employee satisfaction;

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(s) Safety;

(t) Working capital targets and change in working capital;

(u) Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(v) Strategic goals and objectives, including objectives related to qualitative or quantitative environmental, social and governance metrics; and

(w) Such other business, financial or other metrics as the Committee shall determine from time to time.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (k) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 13 (Performance Measures).

13.2 Evaluation of Performance. In the evaluation of performance, the Committee may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) unusual and infrequently occurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.

13.3 Committee Discretion. The Committee shall retain the discretion to adjust Performance Awards, either on a formula or discretionary basis or any combination, as the Committee determines.

Article 14. Transferability of Awards

14.1 In General. Except as provided in Section 14.2 (Committee Action) below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null, void and of no effect.

14.2 Committee Action. The Committee may, in its sole discretion, determine that notwithstanding Section 14.1 (In General), any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Article 15. Impact of Termination of Employment/Service on Awards

15.1 In General. Unless otherwise determined by the Committee and set forth in the Award Agreement, upon the termination of a Participant’s employment or service with the Company,

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Affiliate, and/or Subsidiary,2 for any reason whatsoever, except as otherwise set forth in this Article 15 (Impact of Termination of Employment/Service on Awards), in an Award Agreement or, with the consent of such individual, as determined by the Committee at any time prior to or after such termination, Awards granted to such Participant will be treated as follows:

(a) Any Options and SARs will (i) to the extent not vested and exercisable as of the date of such termination of employment or of service with the Company, Affiliate, and/or Subsidiary, terminate on the date of such termination, and (ii) to the extent vested and exercisable as of the date of such termination of employment or of service with the Company, Affiliate, and/or Subsidiary, remain exercisable for a period of thirty (30) days following the later of the date of such termination or the last day date of any blackout period, or, in the event of the Participant’s death during such thirty (30) day period, remain exercisable by the estate of the deceased Participant until the end of the period of one (1) year following the date of such termination (but in no event beyond the maximum term of such Award).

(b) Any unvested portion of any Restricted Stock, Restricted Stock Units, or Deferred Stock Units will be immediately forfeited.

(c) Any outstanding Performance Shares, Performance Share Units, or Performance Units will be immediately forfeited and terminate.

(d) Any other Awards, including, but not limited to, Cash-Based Awards and Other Stock-Based Awards, to the extent not vested will be immediately forfeited and terminate.

15.2 Upon Death or Disability. Except as otherwise provided in an Award Agreement, in the event of a termination of a Participant’s employment with the Company, Affiliate, and/or Subsidiary or a termination of a Participant’s service on the Board as a result of the Participant’s death or Disability, Awards granted to such Participant will be treated as follows:

(a) Any Options and SARs shall become immediately exercisable as of the date of such termination of employment or service, and the Participant, or in the event the Participant is incapacitated and unable to exercise the rights granted hereunder, the Participant’s legal guardian or legal representative, or in the event the Participant dies, the estate of the Participant, shall have the right to exercise any rights the Participant would otherwise have had under the Plan for a period of one (1) year after the date of such termination (but in no event beyond the maximum term of the Award).

(b) Any unvested portion of any Restricted Stock, Restricted Stock Units, or Deferred Stock Units will become immediately vested.

(c) Any Performance Shares, Performance Share Units, or Performance Units will remain outstanding and the Participant or the Participant’s estate will be entitled to the payment of the Award earned (based on the actual performance achieved during the applicable Performance Period), which will be paid on the date the Award would have been paid if the Participant had remained employed with or continued to provide service to the Company, Affiliate, or Subsidiary.

15.3 Upon Retirement. Except as otherwise provided in an Award Agreement, in the event a Participant’s status as an Employee terminates by reason of the Participant’s Retirement, Awards granted to such Participant will be treated as follows:

(a) With respect to any Options and SARs—

(1) Except as provided in Section 15.3(a)(2) concerning grants made in the year of retirement, the Options or SARs shall remain outstanding and (i) to the extent not then fully

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vested, will continue to vest in accordance with the applicable vesting schedule, and (ii) the Participant shall have the right to exercise any rights the Participant would otherwise have had under the Plan until the sooner to occur of (a) the expiration of the term of the Option or SAR or (b) the fifth (5th) anniversary of the date of termination. Notwithstanding the foregoing, in the event a Participant does not exercise an Incentive Stock Option prior to the expiration of the three (3) month period after the date of the Participant’s Retirement, such Option shall be treated as a Nonqualified Stock Option upon exercise.

(2) In the case of Options or SARs granted after March 31, 2021, the number of Options or SARs granted to the Participant with respect to the Fiscal Year in which the Participant retires shall be reduced pro rata so that the final number shall be determined by multiplying the original number granted by a fraction where the numerator is the number of whole calendar months during the Fiscal Year preceding the Participant’s Retirement and the denominator is twelve (12). The Options or SARs remaining after such reduction shall vest and be subject to exercise as provided in Section 15.3(a)(l).

(b) Any unvested portion of any Restricted Stock, Restricted Stock Units, or Deferred Stock Units will become immediately vested provided, however, in the case of Awards granted after March 31, 2021, the number of shares of Restricted Stock or Restricted Stock Units granted to the Participant with respect to the Fiscal Year in which the Participant retires shall be reduced pro rata so that the final number shall be determined by multiplying the original number granted by a fraction where the numerator is the number of whole calendar months during the Fiscal Year preceding the Participant’s Retirement and the denominator is twelve (12).

(c) Any Performance Shares, Performance Share Units, or Performance Units will remain outstanding and the Participant will be entitled to the payment of the Award earned (based on the actual performance achieved during the applicable Performance Period), which will be paid on the date the Award would have been paid if the Participant had remained employed with or continued to provide service to the Company, Affiliate, or Subsidiary provided, however, in the case of Awards granted after March 31, 2021, the number of such Performance Shares, Performance Share Units or Performance Units granted to the Participant with respect to the Fiscal Year in which the Participant retires, as adjusted by the appropriate performance percentage, shall be reduced pro rata so that the final number shall be determined by multiplying the original number granted by a fraction where the numerator is the number of whole calendar months during the Fiscal Year preceding the Participant’s Retirement and the denominator is twelve (12).

15.4 For Cause. Except as otherwise provided in an Award Agreement, in the event a Participant’s employment or service with the Company, Affiliate, and/or Subsidiary is terminated for Cause, Awards granted to such Participant will be treated as follows:

(a) Any Options and SARs, whether vested or unvested, will be immediately forfeited and terminate.

(b) Any outstanding Restricted Stock, Restricted Stock Unit, or Deferred Stock Unit Awards will be immediately forfeited and terminate.

(c) Any outstanding Performance Shares, Performance Share Units, or Performance Units will be immediately forfeited and terminate.

(d) Any other outstanding Awards will be immediately forfeited and terminate.

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15.5 Upon Termination of Employment in Connection with a Change in Control. Except as otherwise provided in an Award Agreement, upon a termination in connection with a Change in Control, Awards granted to a Participant will be treated as set forth in Article 20 (Change in Control).

15.6 Bona Fide Leave. Notwithstanding the fact that a Participant’s employment ostensibly terminates and except as otherwise provided in an Award Agreement, if the Participant is on a bona fide leave of absence, as defined in Treas. Reg. 1.409A-1(h)(1), then the Participant will be treated as having a continuing employment relationship (and not as having terminated employment for purposes of this Plan) so long as the period of the leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with the Company, Subsidiary, and/or Affiliate under an applicable statute or by contract.

Article 16. Substitution Awards

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees or directors of other entities who are about to become Employees, whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of more than fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a Subsidiary. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted. If Shares are issued under the Plan with respect to an Award granted under this Article such Shares will not count against the Share Authorization to the maximum extent permitted by applicable law and any stock exchange rules.

Article 17. Dividend Equivalent Rights

Any Participant selected by the Committee may be granted Dividend Equivalent Rights based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the Grant Date and the date the Award is exercised, vests, settles or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, Dividend Equivalent Rights shall accrue and only be paid to the extent an Award becomes vested. Under no circumstances may Dividend Equivalent Rights be granted for any Option or SAR.

Article 18. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 19. Rights of Participants

19.1 Employment/Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any

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Participant’s employment or service at any time and for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service with the Company, its Affiliates, and/or its Subsidiaries for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 (Administration) and 21 (Amendment, Modification, Suspension, and Termination), this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

19.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or having been so selected, to be selected to receive a future Award.

19.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 20. Change in Control

Unless the Committee otherwise determines and sets forth in an Award Agreement, upon the occurrence of a Change in Control, Awards shall have their vesting and payment accelerated based on a “double trigger” which shall require the occurrence of a Change in Control coupled with the termination of the Participant’s employment or service to the Company, Subsidiary, or Affiliate within two (2) years of the occurrence of such Change in Control, or such other events as the Committee may decide, with the specific details of the treatment of Awards as determined by the Committee, in its sole discretion, and set forth in the Award Agreement at the time of grant.

Article 21. Amendment, Modification, Suspension, and Termination

21.1 In General. Subject to Sections 21.3 (Awards Previously Granted) and 21.5 (Repricing Prohibition), the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and/or any Award Agreement in whole or in part; provided, however, that no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

21.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (other than those described in Section 4.4 (Adjustments in Authorized Shares) hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on the Participants, the Company, and all other interested individuals.

21.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 21.4 (Amendment to Conform to Law)), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan without the written consent of the Participant holding such Award.

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21.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 (Amendment to Conform to Law) to any Award granted under the Plan without further consideration or action.

21.5 Repricing Prohibition. Except to the extent (a) approved in advance by holders of a majority of the Shares of the Company entitled to vote generally in the election of Directors or (b) provided in Section 4.4 (Adjustments in Authorized Shares), the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the Option Price or the Grant Price of any outstanding Option or SAR or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or SARs previously granted.

Article 22. Withholding

22.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount up to (and including) the maximum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan, as the Company shall determine or permit in its sole discretion.

22.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined to have a value of up to (and including) the maximum statutory total tax that could be imposed on the transaction, as the Company shall determine or permit in its sole discretion. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 23. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 24. General Provisions

24.1 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition,

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confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b) The Awards granted under this Plan and any cash payment or Shares delivered pursuant to such an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including, without limitation, the Company’s Clawback Policy, as adopted by the Board on July 23, 2023, as may be amended from time to time, and any such other policy which the Company has adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise specified by law.

24.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

24.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

24.4 Severability. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction, such covenants are not reasonable in any respect, such court shall have the right, power, and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

24.5 Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any stock exchange on which the Shares are listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Shares under any Award, or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its Directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares issuable thereunder) that shall lapse because of such postponement.

24.6 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

24.7 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is

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acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

24.8 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b) Determine which Employees, Directors, and/or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c) Modify the terms and conditions of any Award granted to Employees, Directors, and/or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 24.8 (Employees Based Outside of the United States) by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

24.9 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be accomplished on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

24.10 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

24.11 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

24.12 No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy, or program, no amount payable in respect of any Award shall be

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treated as compensation for purposes of calculating a Participant’s right under any such plan, policy, or program.

24.13 Compliance with Code Section 409A.

(a) In General. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Code Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

(b) Elective Deferrals. No elective deferrals or re-deferrals of compensation (as defined under Code Section 409A and/or guidance thereto) other than in regard to Deferred Stock Units and/or Restricted Stock Units are permitted under this Plan. Instead, any such elective deferrals of compensation shall only be permitted pursuant to the Company’s nonqualified deferred compensation plan, as may be in effect from time to time.

(c) Applicable Requirements. To the extent any of the Awards granted under this Plan are deemed “deferred compensation” and hence subject to Code Section 409A, the following rules shall apply to such Awards:

(i) Mandatory Deferrals. If the Company decides that the payment of compensation under this Plan shall be deferred within the meaning of Code Section 409A, then, except as provided pursuant to Treas. Reg. 1.409A-1(b)(4)(ii), at grant of the Award to which such compensation payment relates, the Company shall specify the date(s) at which such compensation will be paid in the Award Agreement.

(ii) Initial Deferral Elections. For Awards of Deferred Stock Units and Restricted Stock Units where the Participant is given the opportunity to elect the timing and form of the payment of the underlying Shares at some future time once any requirements have been satisfied, the Participant must make his or her initial deferral election for such Award in accordance with the requirements of Code Section 409A, i.e., within thirty (30) days of first becoming eligible to receive such award or prior to the start of the year in which the Award is granted to the Participant, in each case pursuant to the requirements of Code Section 409A and Treas. Reg. Section 1.409A-2.

(iii) Subsequent Deferral Elections. To the extent the Company or Committee decides to permit compensation subject to Code Section 409A to be re-deferred pursuant to Treas. Reg. 1.409A-2(b), then the following conditions must be met: (A) such election will not take effect until at least twelve (12) months after the date on which it is made; (B) in the case of an election not related to a payment on account of Disability, death, or an unforeseeable emergency, the payment with respect to which such election is made must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been paid; and (C) any election related to a payment at a specified time or pursuant to a fixed schedule (within the meaning of Treas. Reg. 1.409A-3(a)(4)) must be made not less than twelve (12) months before the date the payment is scheduled to be paid.

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(iv) Timing of Payments. Payment(s) of compensation that is subject to Code Section 409A shall only be made upon an event or at a time set forth in Treas. Reg. 1.409A-3, i.e., the Participant’s separation from service, the Participant’s becoming Disabled, the Participant’s death, at a time or a fixed schedule specified in the Plan or an Award Agreement, a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, or the occurrence of an unforeseeable emergency.

(v) Certain Delayed Payments. Notwithstanding the foregoing, to the extent an amount was intended to be paid such that it would have qualified as a short-term deferral under Code Section 409A and the applicable regulations, then such payment may be delayed if the requirements of Treas. Reg. 1.409A-1(b)(4)(ii) are met.

(d) Specified Employees. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Code Section 409A, any payments (whether in cash, Shares or other property) to be made with respect to such Award upon a Participant’s “separation from service” (within the meaning of Code Section 409A) shall be delayed if the Participant is a “specified employee” (within the meaning of Code Section 409A) until the earlier of (1) the first day of the seventh month following the Participant’s separation from service or (2) the Participant’s death.

24.14 Non-exclusivity of This Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

24.15 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

24.16 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

24.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

24.18 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (a) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed by the Committee.

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24.19 No Representations or Warranties Regarding Tax Affect. Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties, and interest under the Tax Laws.

24.20 Indemnification. Subject to requirements of New York law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3 (Administration) shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

24.21 No Obligation to Disclose Material Information. Except to the extent required by applicable securities laws, none of the Company, an Affiliate, the Committee, or the Board shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Shares that may be issued or acquired under this Plan.

24.22 Entire Agreement. Except as expressly provided otherwise, this Plan and any Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof. Provided that in the event of any inconsistency between this Plan and any Award Agreement, the terms and conditions of this plan shall control.

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13320 Ballantyne Corporate Place, Charlotte NC 28117

P.O. BOX 8016, CARY, NC 27512-9903

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digital voting

Columbus McKinnon Corporation
Annual Meeting of Stockholders
For Stockholders of record as of May 28, 2024 Monday, July 22, 2024 10:00 AM, Eastern Time The meeting will be held via live audio webcast. Please visit www.proxydocs.com/CMCO for more details.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:00 AM, Eastern Time, July 22, 2024.

Internet: www.proxypush.com/CMCO • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

Phone: 1-844-926-2035 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/CMCO

This proxy is being solicited on behalf of the Board of Directors

The undersigned appoints David J. Wilson and Alan S. Korman, (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Columbus McKinnon Corporation, a New York corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held virtually at www.proxydocs.com/CMCO on Monday, July 22, 2024 at 10:00 AM, ET and all adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” the proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

All votes for ESOP participants must be received by 11:59 PM, Eastern Time July 18, 2024.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Columbus McKinnon Corporation Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	To elect as directors of the Company the 9 persons named in the accompanying Proxy Statement for terms expiring at the 2025 Annual Meeting of Shareholders;
		FOR	AGAINST	ABSTAIN
	1.01 Gerald G. Colella	☐	☐	☐	FOR

	1.02 Kathryn V. Roedel	☐	☐	☐	FOR

	1.03 David J. Wilson	☐	☐	☐	FOR

	1.04 Aziz S. Aghili	☐	☐	☐	FOR

	1.05 Jeanne Beliveau-Dunn	☐	☐	☐	FOR

	1.06 Michael Dastoor	☐	☐	☐	FOR

	1.07 Chad R. Abraham	☐	☐	☐	FOR

	1.08 Rebecca Yeung	☐	☐	☐	FOR

	1.09 Chris J. Stephens, Jr.	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025;	☐	☐	☐	FOR

3.	To approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers;	☐	☐	☐	FOR

4.	To approve the Columbus McKinnon Corporation Second Amended and Restated 2016 Long Term Incentive Plan; and	☐	☐	☐	FOR

5.	To act upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/CMCO

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date